Filed pursuant to Rule 424(b)(3)

Registration No. 333-210686

Prospectus

25,000,000 Shares

Common Stock

_________________________________

This prospectus relates to the offer and resale of up to 25,000,000 shares of our common stock, par value $0.001 per share, by the selling stockholder, River North Equity, LLC (“River North”).  All of such shares represent shares that River North has agreed to purchase from us pursuant to the terms and conditions of an Equity Purchase Agreement we entered into with them on March 16, 2016 (the “Equity Purchase Agreement”).   Subject to the terms and conditions of the Equity Purchase Agreement, we have the right to “put,” or sell, up to $5,000,000 worth of shares of our common stock to River North.  This arrangement is also sometimes referred to herein as the “Equity Line.”

For more information on the selling stockholder, please see the section of this prospectus entitled “Selling Stockholder” beginning on page 16.

River North may sell any shares offered under this prospectus at fixed prices, prevailing market prices at the time of sale, at varying prices or negotiated prices.

River North is an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), in connection with the resale of our common stock under the Equity Line, and any broker-dealers or agents that are involved in such resales may be deemed to be “underwriters” within the meaning of the Securities in connection therewith. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  For more information, please see the section of this prospectus titled “Plan of Distribution” beginning on page 17.

We will not receive any proceeds from the resale of shares of common stock by River North.  We will, however, receive proceeds from the sale of shares directly to River North pursuant to the Equity Line.

Our common stock is quoted on the OTCQB Marketplace operated by the OTC Markets Group, Inc., or “OTCQB,” under the ticker symbol “ECPN.” On April 7, 2016, the average of the high and low sales prices of our common stock was $0.039 per share.

Investing in our common stock involves risk. See “Risk Factors” beginning on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 20, 2016.

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You should rely only on the information that we have provided in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus and any applicable prospectus supplement. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus and any applicable prospectus supplement is accurate only as of the date on the front of the document, regardless of the time of delivery of this prospectus, any applicable prospectus supplement, or any sale of a security.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus; it does not contain all of the information you should consider before investing in our common stock. You should read the entire prospectus before making an investment decision.

As used in this prospectus, the terms “we,” “us,” the “Company” and “El Capitan” mean El Capitan Precious Metals, Inc., and our consolidated subsidiaries. All dollar amounts refer to U.S. dollars unless otherwise indicated.

Our Business

El Capitan Precious Metals, Inc., a Nevada corporation, is based in Prescott, Arizona. Together with its consolidated subsidiaries (collectively referred to as the “Company,” “our” or “we”), the Company is an exploration stage company as defined by the Securities and Exchange Commission’s (“SEC”) Industry Guide 7, as the Company has no established reserves as required under the Industry Guide 7. We are principally engaged in the exploration of precious metals and other minerals on the El Capitan property located near Capitan, New Mexico (the “El Capitan Property”). Our ultimate objective is to market and sell the El Capitan Property to a major mining company or enter into a joint venture arrangement with a major mining company to conduct mining operations. We have completed research and confirmation procedures on the recovery process for the El Capitan Property mineralized material and our evaluation as to the economic and legal feasibility of the property. We have not yet demonstrated the existence of proven or probable reserves at the El Capitan Property. To date, we have not had any material revenue producing operations.  There is no assurance that a commercially viable mineral deposit exists on our property.

We have completed testing and enhancement of our recovery process and have determined the existence and concentration of potentially commercially extractable precious metals or other minerals at the El Capitan Property. Based upon testing results on our mineralized material obtained during fiscal years 2013 and 2014, we determined to put the El Capitan Property into production to assist us in marketing the El Capitan Property for potential sale to a major mining company and to create potential cash flow for the Company through the sale of mineralized material at the El Capitan Property and, separately, iron extracted from such mineralized material.

“Mineralized material” as used in this prospectus, although permissible under the Securities and Exchange Commission’s (“SEC’s”) Industry Guide 7, does not indicate “reserves” by SEC standards.  We cannot be certain that any part of the El Capitan Property will ever be confirmed or converted into SEC Industry Guide 7 compliant “reserves.”  Investors are cautioned not to assume that all or any part of the mineralized material will ever be confirmed or converted into reserves or that mineralized material can be economically or legally extracted. See “Cautionary Note Regarding Exploration Stage Status” and “SEC Industry Guide 7 Definitions” on page 13.

We have a principal office located at 5871 Honeysuckle Road, Prescott, Arizona 86305, and we have an administrative office located at 8390 Via de Ventura, Suite F-110, Scottsdale, Arizona 85258. Our telephone number is (928) 515-1942 and our internet address is www.elcapitanpmi.com. Unless expressly noted, none of the information on our website is part of this prospectus or any prospectus supplement. Our common stock is quoted on the OTCQB Marketplace operated by the OTC Markets Group, Inc., or “OTCQB,” under the ticker symbol “ECPN.”

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The Offering

Common stock that may be offered by selling stockholder	25,000,000 shares

Common stock outstanding	311,181,187 shares as of March 31, 2016

Total proceeds raised by offering

We will not receive any proceeds from the resale or other disposition of the shares covered by this prospectus by River North, the selling shareholder. We will receive proceeds from the sale of shares to River North.  River North has committed to purchase up to $5,000,000 worth of shares of our common stock over a period of time terminating on the earlier of the date on which River North shall have purchased Company shares pursuant to the Equity Purchase Agreement for an aggregate purchase price of $5,000,000 or March 16, 2018.

River North will pay a purchase price equal to 85% of the Market Price, which is defined as the average of the two lowest closing bid prices on the OTCQB Marketplace, as reported by Bloomberg Finance L.P., during the five consecutive Trading Days including and immediately prior to the date on which the applicable put notice is delivered to River North (the “Pricing Period”). The discount to Market Price will increase to 80% if the Company is not DWAC eligible and to 75% if the Company is under DTC “chill” status. The number of shares to be purchased by River North may not exceed the number of shares that, when added to the number of shares of our common stock then beneficially owned by River North, would exceed 9.99% of our shares of common stock outstanding.

For further information, see “The Offering” beginning on page 14.

Plan of Distribution

The selling stockholder may, from time to time, sell any or all of their shares of common stock on the stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices.

For further information, see “Plan of Distribution” beginning on page 17.

Risk Factors	There are significant risks involved in investing in our company. For a discussion of risk factors you should consider before buying our common stock, see “Risk Factors” beginning on page 5.

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RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our company and our business before purchasing our securities. Our business, operating results and financial condition could be seriously harmed as a result of the occurrence of any of the following risks. You could lose all or part of your investment due to any of these risks. You should invest in our common stock only if you can afford to lose your entire investment.

Risks Relating to Our Business

The volatility of precious metal prices may negatively affect our potential earnings.

We anticipate that a significant portion of our future revenues will come from the sale of our El Capitan Property. Our earnings will be directly affected by the prices of precious metals believed to be located on such property. Demand for precious metals can be influenced by economic conditions, including worldwide production, attractiveness as an investment vehicle, the relative strength of the U.S. dollar and local investment currencies, interest rates, exchange rates, inflation and political stability. The aggregate effect of these factors is not within our control and is impossible to predict with accuracy. The price of precious metals has on occasion been subject to very rapid short-term changes due to speculative activities. Downward fluctuations in precious metal prices may adversely affect the value of any discoveries made at the site with which our Company is involved. If the market prices for these precious metals falls below the mining and development costs we incur to produce such precious metals, we will experience the inability to sell our El Capitan Property.

We have not had revenue-generating operations and may never generate revenues.

With the exception of immaterial revenue from the sale of two ore bars, we have not yet had revenue-generating operations, and it is possible that we will not find marketable amounts of minerals on our El Capitan Property or that the property will ever be sold.  Should we fail to obtain working capital through other avenues, our ability to continue to market our El Capitan Property could be curtailed.

Until we confirm recoverable precious metals on our El Capitan Property, we may not have any potential of generating any revenue.

Our ability to sell the El Capitan Property depends on the success of our exploration programs and the development of a cost-effective process for recovering precious metals and iron extracted from the mineralized materials at the El Capitan Property. We have not established proven or probable mineral deposits at our El Capitan Property.  Even if exploration leads to a valuable deposit, it might take several years for us to enter into an agreement for sale or joint venture development of the property. During that time, depending on economic conditions and the underlying market values of the precious metals that may be recovered, it might become financially or economically unfeasible to extract the minerals at the property.

We may not be able to sell the El Capitan Property or on terms acceptable to us.

We are concentrating our efforts on developing a strategic plan to sell the El Capitan Property or potentially enter into a joint venture with a major mining company to operate the mining operation. There is no guarantee that we will be able to find a potential acquirer or joint venture partner on terms that are acceptable to us or at all.

Our inability to establish the existence of mineral resources in commercially exploitable quantities on our El Capitan Property may cause our business to fail.

The El Capitan Property has transitioned from an exploration stage to operations stage during the latter part of our current fiscal year. To date, we have not established a mineral reserve on the El Capitan Property. A “reserve,” as defined by the Securities and Exchange Commission’s Industry Guide 7, is that part of a mineral deposit that can be economically and legally extracted or produced at the time of the reserve determination. A reserve requires a feasibility study demonstrating with reasonable certainty that the deposit can be economically and legally extracted and produced.  At this time it is not ascertainable or it is possible that the El Capitan Property does not contain a reserve and all resources we spend on exploration of this property may be lost. We have not received feasibility studies. As a result, we have no reserves at the El Capitan Property. In the event we are unable to establish reserves or measured resources acceptable under industry standards, we may be unable to sell or enter into a joint venture with respect to the development of the El Capitan Property, and the business of the Company may fail as a result.

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Uncertainty of mineralization estimates may diminish our ability to properly value our property.

We rely on estimates of the content of mineral deposits on our properties, which estimates are inherently imprecise and depend to some extent on statistical inferences drawn from both limited drilling on our properties and the placement of drill holes that may not be spaced close enough to one another to enable us to establish probable or proven results. These estimates may prove unreliable. Additionally, we have previously relied upon various certified independent laboratories to assay our samples, which may produce results that are not as consistent as a larger commercial laboratory might produce.  Reliance upon erroneous estimates may have an adverse effect upon the financial success of the Company.

Any loss of the industry experience of members of our Board and/or our officers may affect our ability to achieve our business objectives.

The skills of the Company’s directors span mining, business and legal expertise.  The Company relies on contractors and consultants for certain industry matters.  All of these relationships and the background of the directors would be difficult to replace.  Fulfilling the Company’s objectives might be negatively impacted or prove more costly to obtain if we were to lose the services of these directors, contractors or consultants.  The Company does not own life insurance on any of our officers, directors, contractors or consultants.

The nature of mineral exploration is inherently risky, and we may not ever discover marketable amounts of precious minerals.

Exploration for minerals is highly speculative and involves greater risk than many other businesses. Most exploration programs fail to result in the discovery of economically feasible mineralization. Our exploration and mining efforts are subject to the operating hazards and risks common to the industry, such as:

•	economically insufficient mineralized materials;
•	decrease in values due to lower metal prices;
•	fluctuations in production cost that may make mining uneconomical;
•	unanticipated variations in grade and other geologic problems;
•	unusual or unexpected formations;
•	difficult surface conditions;
•	metallurgical and other processing problems;
•	environmental hazards;
•	water conditions; and
•	government regulations.

Any of these risks can adversely affect the feasibility of development of our El Capitan Property, production quantities and rates, and costs and expenditures. We currently have no insurance to guard against any of these risks. If we determine that capitalized costs associated with our El Capitan Property are likely not to be recovered, a write-down of our investment would be necessary. All of these factors may result in unrecoverable losses or cause us to incur potential liabilities, which could have a material adverse effect on our financial position.

The effect of these factors cannot be accurately predicted, and the combination of any of these factors may prevent us from selling or otherwise developing the El Capitan Property and receiving an adequate return on our invested capital.

Extensive government regulation and environmental risks may require us to discontinue or delay our marketing activities for the sale of El Capitan Property.

Our business is subject to extensive federal, state and local laws and regulations governing exploration, development, production, labor standards, occupational health, waste disposal, use of toxic substances, environmental regulations, mine safety and other matters. Additionally, new legislation and regulations may be adopted at any time that may affect our business. Compliance with these changing laws and regulations could require increased capital and operating expenditures and could prevent or delay the sale of the El Capitan Property.

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Any failure to obtain government approvals and permits may require us to discontinue future exploration on our El Capitan Property.

We are required to seek and maintain federal and state government approvals and permits in order to conduct exploration and other activities on our El Capitan Property. The permitting requirements for our respective claims and any future properties we may acquire will be somewhat dependent upon the state in which the property is located, but generally will require an initial filing and fee (of approximately $25) relating to giving notice of an intent to make a claim on such property, followed by a one-time initial filing of a location notice with respect to such claim (approximately $165), an annual maintenance filing for each claim (generally $155 per claim per year), annual filings for bulk fuel and water well permits (typically $5 per year each) and, to the extent we intend to take any significant action on a property (other than casual, surface-level activity), a one-time payment of a reclamation bond to the BLM, which is to be used for the reclamation of the property upon completion of exploration or other significant activity. In order to take any such significant action on a property, we are required to provide the BLM with either a notice of operation or a plan of operation setting forth our intentions. The amount of the reclamation bond is determined by the BLM based upon the scope of the activity described in the notice or plan of operation. With respect to the current plan of operations on the El Capitan Property, the reclamation bond was $15,000, but this amount has been increased to $74,499 with the approval of our modified mining permit in December 2014 and subsequently issued on March 25, 2015.

Obtaining the necessary permits can be a complex and time-consuming process involving multiple jurisdictions, and requiring annual filings and the payment of annual fees. Additionally, the duration and success of our efforts to obtain permits are contingent upon many variables outside of our control and may increase costs of or cause delay to our mining endeavors. There can be no assurance that all necessary approvals and permits will be obtained, and if they are obtained, that the costs involved will make it economically unfeasible to continue our exploration of the El Capitan Property.

As of the filing this prospectus, we were issued all our required permits.

Mineral exploration is extremely competitive, and we may not have adequate resources to successfully compete.

There is a limited supply of desirable mineral properties available for claim staking, lease or other acquisition in the areas where we contemplate participating in exploration activities.  We compete with numerous other companies and individuals, including competitors with greater financial, technical and other resources than we possess, and that are in a better position than us to search for and acquire attractive mineral properties. We have no intention to expand our mineral properties interest outside of the El Capitan Property.

Title to any of our properties may prove defective, possibly resulting in a complete loss of our rights to such properties.

The primary portion of our holdings includes unpatented mining claims. The validity of unpatented claims is often uncertain and may be contested. These claims are located on federal land or involve mineral rights that are subject to the claims procedures established by the General Mining Law of 1872, as amended. We are required to make certain filings with the county in which the land or mineral is situated and annually with the BLM and pay an annual holding fee of $140 per claim. If we fail to make the annual holding payment or make the required filings, our mining claims would become invalid. In accordance with the mining industry practice, generally a company will not obtain title opinions until it is determined to sell a property. Also no title insurance is available for mining. Accordingly, it is possible that title to some of our claims may be defective and in that event we would not have good and valid title to the El Capitan Property, and we would be forced to curtail or cease our exploratory programs on the property site.

Risks Related to Our Common Stock

Our common stock is thinly traded, and there is no guarantee of the prices at which the shares will trade.

Trading of our common stock is conducted on the OTCQB Marketplace operated by the OTC Markets Group, Inc., or “OTCQB,” under the ticker symbol “ECPN.”  Not being listed for trading on an established securities exchange has an adverse effect on the liquidity of our common stock, not only in terms of the number of shares that can be bought and sold at a given price, but also through delays in the timing of transactions and reduction in security analysts’ and the media’s coverage of the Company.  This may result in lower prices for your common stock than might otherwise be obtained and could also result in a larger spread between the bid and asked prices for our common stock.  Historically, our common stock has been thinly traded, and there is no guarantee of the prices at which the shares will trade, or of the ability of stockholders to sell their shares without having an adverse effect on market prices.

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Our stock price may be volatile and as a result you could lose all or part of your investment.

In addition to volatility associated with securities traded on the OTCQB in general, the value of your investment could decline due to the impact of any of the following factors upon the market price of our common stock:

•	adverse changes in the worldwide prices for gold or silver;
•	disappointing results from our exploration or development efforts;
•	failure to meet operating budget;
•	decline in demand for our common stock;
•	downward revisions in securities analysts’ estimates or changes in general market conditions;
•	technological innovations by competitors or in competing technologies;
•	investor perception of our industry or our prospects; and
•	general economic trends.

In addition, stock markets have experienced extreme price and volume fluctuations and the market prices of securities generally have been highly volatile. These fluctuations commonly are unrelated to operating performance of a company and may adversely affect the market price of our common stock. As a result, investors may be unable to resell their shares at a fair price.

We have never paid dividends on our common stock and we do not anticipate paying any dividends in the foreseeable future.

We have not paid dividends on our common stock to date, and we may not be in a position to pay dividends in the foreseeable future. Our ability to pay dividends depends on our ability to successfully develop the El Capitan Property and generate revenue from future operations. Further, our initial earnings, if any, will likely be retained to finance our growth. Any future dividends will depend upon our earnings, our then-existing financial requirements and other factors and will be at the discretion of our Board of Directors.

Because our common stock is a “penny stock,” it may be difficult to sell shares of our common stock at times and prices that are acceptable.

Our common stock is a “penny stock.” Broker-dealers who sell penny stocks must provide purchasers of these stocks with a standardized risk disclosure document prepared by the SEC. This document provides information about penny stocks and the nature and level of risks involved in investing in the penny stock market. A broker must also give a purchaser, orally or in writing, bid and offer quotations and information regarding broker and salesperson compensation, make a written determination that the penny stock is a suitable investment for the purchaser, and obtain the purchaser’s written agreement to the purchase. The penny stock rules may make it difficult for you to sell your shares of our common stock. Because of these rules, many brokers choose not to participate in penny stock transactions and there is less trading in penny stocks. Accordingly, you may not always be able to resell shares of our common stock publicly at times and prices that you feel are appropriate.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority (known as “FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common shares, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

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We may raise additional capital to fund our operations. The manner in which we raise any additional funds may affect the value of your investment in our common stock.

We may be required to pursue financings beyond those contemplated by the Equity Purchase Agreement with River North. We have no other current committed sources of additional capital. We do not know whether additional financing will be available on terms favorable or acceptable to us when needed, if at all. To the extent that we raise additional capital by issuing equity securities, our stockholders may experience dilution. In addition, we may grant future investors rights superior to those of our existing stockholders. If we raise additional funds by incurring debt, we could incur significant interest expense and become subject to covenants in the related transaction documentation that could affect the manner in which we conduct our business. If adequate additional capital is not available when required, we may be forced to reduce or eliminate our exploration activities and our marketing efforts for the sale of the El Capitan Property, or suspend our operations entirely.

Our management concluded that our internal control over financial reporting was not effective as of September 30, 2015. Compliance with public company regulatory requirements, including those relating to our internal control over financial reporting, have and will likely continue to result in significant expenses and, if we are unable to maintain effective internal control over financial reporting in the future, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our common stock may be negatively affected.

As a public reporting company, we are subject to the Sarbanes-Oxley Act of 2002, or Sarbanes-Oxley, as well as to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and other federal securities laws. As a result, we incur significant legal, accounting, and other expenses, including costs associated with our public company reporting requirements and corporate governance requirements. As an example of public reporting company requirements, we evaluate the effectiveness of disclosure controls and procedures and of our internal control over financing reporting in order to allow management to report on such controls.

Management conducted an evaluation of the effectiveness, as of September 30, 2015, of our internal control over financial reporting and concluded that we did not maintain sufficient personnel with an appropriate level of technical accounting knowledge, experience, and training in the application of generally accepted accounting principles commensurate with the complexity of our equity and equity instruments issued with debt transactions. As a result, there is a lack of monitoring of the accounting and reporting process for these types of transactions. To address these types of transactions and concur on their accounting treatment, we intend to have an independent qualified professional review the transaction treatment prior to recording on the books of the Company.

If significant deficiencies or other material weaknesses are identified in our internal control over financial reporting that we cannot remediate in a timely manner, investors and others may lose confidence in the reliability of our financial statements and the trading price of our common stock and ability to obtain any necessary equity or debt financing could suffer. This would likely have an adverse effect on the trading price of our common stock and our ability to secure any necessary additional equity or debt financing.

Risks Relating to this Offering

Resales of shares purchased by River North under the Equity Purchase Agreement may cause the market price of our common stock to decline.

The common stock to be issued to River North pursuant to the Equity Purchase Agreement will be purchased at 85% of least a 15% (and up to a 20% discount if the Company is not deposit/withdrawal at custodian (“DWAC”) eligible and a 25% discount if the Company is under Depository Trust Company (“DTC”) “chill” status) to the average of the two lowest closing bid prices on the OTCQB, as reported by Bloomberg Finance L.P., during the five trading days following the Company’s delivery of a put notice to River North; provide, however that additional 5% will be added to the discount if (i) we are not DWAC eligible and (ii) an additional 10% will be added to the discount if we are under Depository Trust Company (“DTC”) “chill” status on date of the applicable put notice.  River North will have the financial incventive to sell the shares of our common stock issuable under the Equity Purchase Agreement in advance of or upon receiving such shares and to realize the profit equal to the difference between the discounted price and the current market price of the shares. This may cause the market price of our common stock to decline.

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Puts under Equity Purchase Agreement may cause dilution to existing shareholders.

Under the terms of the Equity Purchase Agreement, River North has committed to purchase up to $5,000,000 worth of shares of our common stock. From time to time during the term of the Equity Purchase Agreement, and at our sole discretion, we may present River North with a put notice requiring River North to purchase shares of our common stock. As a result, our existing stockholders will experience immediate dilution upon the purchase of any of the shares by River North. River North may resell some, if not all, of the shares that we issue to it under the Equity Purchase Agreement and such sales could cause the market price of the common stock to decline significantly. To the extent of any such decline, any subsequent puts would require us to issue and sell a greater number of shares to River North in exchange for each dollar of the put amount. Under these circumstances, the existing stockholders of our company will experience greater dilution. The effect of this dilution may, in turn, cause the price of our common stock to decrease further, both because of the downward pressure on the stock price that would be caused by a large number of sales of our shares into the public market by River North, and because our existing stockholders may disagree with a decision to sell shares to River North at a time when our stock price is low, and may in response decide to sell additional shares, further decreasing our stock price. If we draw down amounts under the Equity Line when our share price is decreasing, we will need to issue more shares to raise the same amount of funding.

There is no guarantee that we will satisfy the conditions to the Equity Purchase Agreement.

Although the Equity Purchase Agreement provides that we can require River North to purchase, at our discretion, up to $5,000,000 worth of shares of our common stock in the aggregate, our ability to put shares to River North and obtain funds when requested is limited by the terms and conditions of the Equity Purchase Agreement, including restrictions on when we may exercise our put rights, restrictions on the amount we may put to River North at any one time, which is determined in part by the trading volume of our common stock, and a limitation on our ability to put shares to River North to the extent that it would cause River North to beneficially own more than 9.99% of the outstanding shares of our common stock.

We may not have access to the full amount available under the Equity Purchase Agreement with River North.

Our ability to draw down funds and sell shares under the Equity Purchase Agreement requires that the registration statement of which this prospectus forms a part to be declared effective and continue to be effective. The registration statement of which this prospectus forms a part registers the resale of 25,000,000 shares issuable under the Equity Purchase Agreement, and our ability to sell any additional shares issuable under the Equity Purchase Agreement is subject to our ability to prepare and file one or more additional registration statements registering the resale of such additional shares. These registration statements may be subject to review and comment by the staff of the Securities and Exchange Commission, and will require the consent of our independent registered public accounting firm. Therefore, the timing of effectiveness of these registration statements cannot be assured. The effectiveness of these registration statements is a condition precedent to our ability to sell all of the shares of our common stock to River North under the Equity Purchase Agreement. Even if we are successful in causing one or more registration statements registering the resale of some or all of the shares issuable under the Equity Purchase Agreement to be declared effective by the Securities and Exchange Commission in a timely manner, we may not be able to sell the shares unless certain other conditions are met. For example, we might have to increase the number of our authorized shares in order to issue the shares to River north. Increasing the number of our authorized shares will require board and stockholder approval. Accordingly, because our ability to draw down any amounts under the Equity Purchase Agreement with River North is subject to a number of conditions, there is no guarantee that we will be able to draw down any portion or all of the proceeds of $5,000,000 under the Equity Purchase Agreement.

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CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

This prospectus may contain certain “forward-looking” statements as such term is defined by the Securities and Exchange Commission in its rules, regulations and releases, which represent the registrant’s expectations or beliefs, including but not limited to, statements concerning the registrant’s operations, economic performance, financial condition, growth and acquisition strategies, investments, and future operational plans. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,”  “believe,” “anticipate,” “intent,” “could,” “estimate,” “might,” “plan,” “predict” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements by their nature involve substantial risks and uncertainties, certain of which are beyond the registrant’s control, and actual results may differ materially depending on a variety of important factors, including uncertainty related to acquisitions, governmental regulation, managing and maintaining growth, the operations of the company and its subsidiaries, volatility of stock price, commercial viability of any mineral deposits and any other factors discussed in this and other registrant filings with the Securities and Exchange Commission.

These risks and uncertainties and other factors include, but are not limited to those set forth under “Risk Factors” of this prospectus. Given these risks and uncertainties, readers are cautioned not to place undue reliance on our forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Except as otherwise required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements or the risk factors described in this prospectus or in the documents we incorporate by reference, whether as a result of new information, future events, changed circumstances or any other reason after the date of this prospectus.

This prospectus contains forward-looking statements, including statements regarding, among other things:

•	our ability to continue as a going concern;

•	we will require additional financing in the future to start production at the El Capitan Property and to bring it into sustained commercial production;

•	our anticipated needs for working capital;

•	our ability to secure financing;

•	our dependence on our El Capitan Property for our future operating revenue, which property currently has no proven or probable reserves;

•	our mineralized material calculations at the El Capitan Property are only estimates and are based principally on historic data;

•	actual capital costs, operating costs, production and economic returns may differ significantly from those that we have anticipated;

•	exposure to all of the risks associated with starting and establishing new mining operations, if the development of our mineral project is found to be economically feasible;

•	title to some of our mineral properties may be uncertain or defective;

•	land reclamation and mine closure may be burdensome and costly;

•	significant risk and hazards associated with mining operations;

•	the requirements that we obtain, maintain and renew environmental, construction and mining permits, which is often a costly and time-consuming process and may be opposed by local environmental group;

•	our exposure to material costs, liabilities and obligations as a result of environmental laws and regulations (including changes thereto) and permits;

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•	changes in the price of silver and gold;

•	extensive regulation by the U.S. government as well as state and local governments;

•	our projected sales and profitability;

•	anticipated trends in our industry;

•	unfavorable weather conditions;

•	problems regarding availability of materials and equipment; and

•	failure of equipment to process or operate in accordance with specifications, including expected throughput, which could prevent the production of commercially viable output.

Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur. We caution you not to place undue reliance on these forward-looking statements. In addition to the information expressly required to be included in this prospectus, we will provide such further material information, if any, as may be necessary to make the required statements, in light of the circumstances under which they are made, not misleading.

These risks and uncertainties and other factors include, but are not limited to, those set forth under “Risk Factors.” All subsequent written and oral forward-looking statements attributable to the company or to persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Except as required by federal securities laws, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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CAUTIONARY NOTE REGARDING EXPLORATION STAGE STATUS

We are considered an “exploration stage” company under the U.S. Securities and Exchange Commission (“SEC”) Industry Guide 7, Description of Property by Issuers Engaged or to be Engaged in Significant Mining Operations (“Industry Guide 7”), because we do not have reserves as defined under Industry Guide 7.  Reserves are defined in Guide 7 as that part of a mineral deposit which can be economically and legally extracted or produced at the time of the reserve determination.  The establishment of reserves under Guide 7 requires, among other things, certain spacing of exploratory drill holes to establish the required continuity of mineralization and the completion of a detailed cost or feasibility study.

Because we have no reserves as defined in Industry Guide 7, we have not exited the exploration stage and continue to report our financial information as an exploration stage entity as required under Generally Accepted Accounting Principles (“GAAP”).  Although for purposes of FASB Accounting Standards Codification Topic 915, Development Stage Entities, we have exited the development stage and no longer report inception to date results of operations, cash flows and other financial information, we will remain an exploration stage company under Industry Guide 7 until such time as we demonstrate reserves in accordance with the criteria in Industry Guide 7.

Because we have no reserves, we have and will continue to expense all mine construction costs, even though these expenditures are expected to have a future economic benefit in excess of one year.  We also expense our reclamation and remediation costs at the time the obligation is incurred.  Companies that have reserves and have exited the exploration stage typically capitalize these costs, and subsequently amortize them on a units-of-production basis as reserves are mined, with the resulting depletion charge allocated to inventory, and then to cost of sales as the inventory is sold.  As a result of these and other differences, our financial statements will not be comparable to the financial statements of mining companies that have established reserves and have exited the exploration stage.

SEC INDUSTRY GUIDE 7 DEFINITIONS

The following definitions are taken from the mining industry guide entitled “Description of Property by Issuers Engaged or to be Engaged in Significant Mining Operations” contained in the Securities Act Industry Guides published by the United States Securities and Exchange Commission, as amended.

Exploration State	The term “exploration state” (or “exploration stage”) includes all issuers engaged in the search for mineral deposits (reserves) which are not in either the development or production stage.

Development Stage	The term “development stage” includes all issuers engaged in the preparation of an established commercially mineable deposit (reserves) for its extraction which are not in the production stage. This stage occurs after completion of a feasibility study.

Mineralized Material	The term “mineralized material” refers to material that is not included in the reserve as it does not meet all of the criteria for adequate demonstration for economic or legal extraction.

Probable (Indicated) Reserve	The term “probable reserve” or “indicated reserve” refers to reserves for which quantity and grade and/or quality are computed from information similar to that used for proven (measured) reserves, but the sites for inspection, sampling, and measurement are farther apart or are otherwise less adequately spaced. The degree of assurance, although lower than that for proven reserves, is high enough to assume continuity between points of observation.

Production Stage	The term “production stage” includes all issuers engaged in the exploitation of a mineral deposit (reserve).

Proven (Measured) Reserve	The term “proven reserve” or “measured reserve” refers to reserves for which (a) quantity is computed from dimensions revealed in outcrops, trenches, workings or drill holes; grade and/or quality are computed from the results of detailed sampling and (b) the sites for inspection, sampling and measurement are spaced so closely and the geologic character is so well defined that size, shape, depth and mineral content of reserves are well-established.

Reserve	The term “reserve” refers to that part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination. Reserves must be supported by a feasibility study done to bankable standards that demonstrates the economic extraction. (“Bankable standards” implies that the confidence attached to the costs and achievements developed in the study is sufficient for the project to be eligible for external debt financing.) A reserve includes adjustments to the in-situ tons and grade to include diluting materials and allowances for losses that might occur when the material is mined.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock by the selling stockholder. However, we will receive proceeds from the sale of shares of our common stock pursuant to River North under the Equity Purchase Agreement. We will use these proceeds for general corporate and working capital purposes, or for other purposes that our Board of Directors, in its good faith, deems to be in the best interest of our Company. We have agreed to bear the expenses relating to the registration of the offer and resale by the selling stockholder of the shares issuable under the Equity Purchase Agreement.

THE OFFERING

The selling stockholder, River North, may offer and resale of up to 25,000,000 shares of our common stock, par value $0.001 per share pursuant to this prospectus.  All of such shares represent shares that River North has agreed to purchase from us pursuant to the terms and conditions of an Equity Purchase Agreement we entered into with them on March 16, 2016 (the “Equity Purchase Agreement”), which are described below.

Equity Purchase Agreement and Registration Rights Agreement with River North Equity, LLC

Subject to the terms and conditions of the Equity Purchase Agreement, we have the right to “put,” or sell, up to $5,000,000 worth of shares of our common stock to River North.   Unless terminated earlier, River North’s purchase commitment will automatically terminate on the earlier of the date on which River North shall have purchased shares pursuant to the Equity Purchase Agreement for an aggregate purchase price of $5,000,000 or March 16, 2018. The Company has no obligation to sell any shares under the Purchase Agreement. This arrangement is also sometimes referred to herein as the “Equity Line.”

As provided in the Purchase Agreement, the Company may require River North to purchase shares of common stock from time to time by delivering a put notice to River North specifying the total purchase price for the shares to be purchased (the “Investment Amount”); provided there must be a minimum of ten trading days between delivery of each put notice. The Company may determine the Investment Amount, provided that such amount may not be more than the average daily trading volume in dollar amount for the Company’s common stock during the 10 trading days preceding the date on which the Company delivers the applicable put notice. Additionally, such amount may not be lower than $5,000 or higher than $150,000. The number of shares issuable in connection with each put notice will be computed by dividing the applicable Investment Amount by the purchase price for such common stock. River North will have no obligation to purchase shares under the Purchase Agreement to the extent that such purchase would cause River North to own more than 9.99% of the Company’s common stock.

For each share of the Company’s common stock purchased under the Purchase Agreement, River North will pay a purchase price equal to 85% of the Market Price, which is defined as the average of the two lowest closing bid prices on the OTCQB Marketplace, as reported by Bloomberg Finance L.P., during the five consecutive Trading Days including and immediately prior to the date on which the applicable put notice is delivered to River North (the “Pricing Period”). If the Company is not deposit/withdrawal at custodian (“DWAC”) eligible, River North will pay a purchase price equal to 80% of the Market Price, and if the Company is under Depository Trust Company (“DTC”) “chill” status, River North will pay a purchase price equal to 75% of the Market Price. On the first trading day after the Pricing Period, River North will purchase the applicable number of shares subject to customary closing conditions, including without limitation a requirement that a registration statement remain effective registering the resale by River North of the shares to issued pursuant to the Purchase Agreement as contemplated by the Registration Rights Agreement described below.

In connection with the Equity Purchase Agreement, we also entered into Registration Rights Agreement with River North requiring the Company to prepare and file, within 45 days of the effective date of the Registration Rights Agreement, a registration statement registering the resale by River North of the shares to be issued under the Equity Purchase Agreement, to use commercially reasonable efforts to cause such registration statement to become effective, and to keep such registration statement effective until (i) three months after the last closing of a sale of shares under the Purchase Agreement, (ii) the date when River North may sell all the shares under Rule 144 without volume limitations, or (iii) the date River North no longer owns any of the shares.

The 25,000,000 shares being offered pursuant to this prospectus represent approximately 9% of our shares of common stock issued and outstanding – held by non-affiliates of our Company as of the date of this prospectus. The Equity Purchase Agreement with River North is not transferable and any benefits attached thereto may not be assigned.

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The foregoing description of the terms of the Equity Purchase Agreement and Registration Rights Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the agreement and instruments themselves, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to the our Company’s Current Report on Form 8-K and incorporated into this prospectus by reference. The benefits and representations and warranties set forth in such agreements and instruments are not intended to and do not constitute continuing representations and warranties of the Company or any other party to persons not a party thereto.

We intend to sell River North periodically our common stock under the Equity Purchase Agreement and River North will, in turn, sell such shares to investors in the market at the market price or at negotiated prices. This may cause our stock price to decline, which will require us to issue increasing numbers of common shares to River North to raise the intended amount of funds, as our stock price declines.

Likelihood of Accessing the Full Amount of the Equity Line

Notwithstanding that the Equity Line is in an amount of $5,000,000, we anticipate that the actual likelihood that we will be able access the full $5,000,000 is low due to several factors, including that our ability to access the Equity Line is impacted by our average daily trading volume, which may limit the maximum dollar amount of each put we deliver to River North, and our stock price. If the price of our stock remains at $0.039 per share (which represents the average of the high and low reported sales prices of our common stock on April 7, 2016), the sale by the selling stockholder of all 25,000,000 of the shares registered in this prospectus would mean we had sold 950,000 of shares to the selling stockholder. Our use of the Equity Line will continue to be limited and restricted if our share trading volume or and market price of our stock continue at their current levels or decrease further in the future from the volume and stock prices reported over the past year.

In addition, we may have to increase the number of our authorized shares in order to issue the shares to River North if we reach our current amount of authorized shares of common stock. Increasing the number of our authorized shares will require board and stockholder approval. Further, our ability to issue shares in excess of the 25,000,000 shares covered by the registration statement, of which this prospectus is a part, will be subject to our filing a subsequent registration statement with the SEC and the SEC declaring it effective. Accordingly, because our ability to deliver puts to River North under the Equity Purchase Agreement is subject to a number of conditions, there is no guarantee that we will receive any portion or all of the proceeds of $5,000,000 under the Equity Purchase Agreement with River North.

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SELLING STOCKHOLDER

This prospectus covers the resale by River North of 25,000,000 shares of our common stock that may be issued by us to River North under the Equity Purchase Agreement. River North is an “underwriter” within the meaning of the Securities Act in connection with the resale of our common stock pursuant to this prospectus. River North has not had any position or office, or other material relationship with us or any of our affiliates over the past three years. The following table sets forth certain information regarding the beneficial ownership of shares of common stock by River North as of April 11, 2016 and the number of shares of our common stock being offered pursuant to this prospectus.

Name of selling stockholder	Shares beneficially owned before the offering (1)	Number of shares being offered	Number of shares to be beneficially owned and percentage of beneficial ownership after the offering (1)(2)
			Number of shares	Percentage of class (2)(3)
River North Equity LLC (4)	0	25,000,000	0	0%

_______________

*	Less than 1%.

(1)	Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and generally includes voting or investment power with respect to shares of common stock. Shares of common stock subject to options and warrants currently exercisable, or exercisable within 60 days, are counted as outstanding for computing the percentage of the person holding such options or warrants but are not counted as outstanding for computing the percentage of any other person.

(2)	The amount and percentage of shares of our common stock that will be beneficially owned by River North after completion of the offering assume that River North will sell all of its shares of our common stock being offered pursuant to this prospectus.

(3)	Based on 311,181,187 shares of our common stock issued and outstanding as of March 31, 2016. Shares of our common stock being offered pursuant to this prospectus by River North are counted as outstanding for computing the percentage beneficial ownership of River North.

(4)	Edward M. Liceaga possesses voting and investment power over shares owned by River North.

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PLAN OF DISTRIBUTION

The selling stockholder may, from time to time, sell any or all of shares of our common stock covered hereby on the OTCQB Marketplace operated by the OTC Markets Group, Inc., or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. The selling stockholder may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. The selling stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	in transactions through broker-dealers that agree with the selling stockholder to sell a specified number of such securities at a stipulated price per security;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.

The selling stockholder may also sell securities under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, provided such amounts are in compliance with FINRA Rule 2121.

River North Equity, LLC is an underwriter within the meaning of the Securities Act and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Because the selling stockholder is an underwriter within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of common stock will be paid by the selling stockholder and/or the purchasers.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities of the common stock by the selling stockholder or any other person. We will make copies of this prospectus available to the selling stockholder and have informed it of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

Although River North has agreed not to enter into any “short sales” of our common stock, sales after delivery of a put notice of a number of shares reasonably expected to be purchased under a put notice shall not be deemed a “short sale.” Accordingly, River North may enter into arrangements it deems appropriate with respect to sales of shares of our common stock after it receives a put notice under the Equity Purchase Agreement so long as such sales or arrangements do not involve more than the number of put shares reasonably expected to be purchased by River North under such put notice.

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DESCRIPTION OF SECURITIES

Capital Stock

Pursuant to our articles of incorporation, as amended to date, our authorized capital stock consists of 405,000,000 shares, comprised of 400,000,000 shares of common stock, par value $.001 per share, and 5,000,000 shares of preferred stock, par value $.001 per share. As of March 31, 2016, there were 311,181,187 shares of common stock and 51 shares of preferred stock issued and outstanding. Our common stock is quoted on the OTCQB Marketplace operated by the OTC Markets Group, Inc., under the trading symbol “ECPN.”

The following description summarizes the material terms of our capital stock. This summary is, however, subject to the provisions of our articles of incorporation and bylaws. For greater detail about our capital stock, please refer to our articles of incorporation and bylaws.

Common Stock

Voting.  Holders of our common stock are entitled to one vote for each outstanding share of common stock owned by such stockholder on every matter properly submitted to the stockholders for their vote. Stockholders are not entitled to vote cumulatively for the election of directors. At any meeting of the stockholders, a quorum as to any matter shall consist of a majority of the votes entitled to be cast on the matter, except where a larger quorum is required by law, by our articles of incorporation or by our bylaws.

Dividend Rights.  Holders of our common stock are entitled to receive ratably dividends and other distributions of cash or any other right or property as may be declared by our Board of Directors out of our assets or funds legally available for such dividends or distributions. The dividend rights of holders of common stock are subject to the dividend rights of the holders of any series of preferred stock that may be issued and outstanding from time to time.

Liquidation Rights.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of our common stock would be entitled to share ratably in our assets that are legally available for distribution to stockholders after payment of liabilities. If we have any preferred stock outstanding at such time, the holders of such preferred stock may be entitled to distribution and/or liquidation preferences that require us to pay the applicable distribution to the holders of preferred stock before paying distributions to the holders of common stock.

Conversion, Redemption and Preemptive Rights.  Holders of our common stock have no conversion, redemption, preemptive, subscription or similar rights.

The transfer agent and registrar for our common stock is OTR, Inc., 1001 SW 5th Avenue, Suite 1550, Portland, Oregon 97204-1143.

Preferred Stock

Pursuant to resolutions adopted by our Board of Directors, on August 1, 2014, we filed a Certificate of Designation with the Nevada Secretary of State creating a series of preferred stock by and designating 51 shares of previously undesignated preferred stock as Series B Convertible Preferred Stock (the “Series B Preferred Stock”).

Voting Rights. Solely with respect to matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent and relate to Company capitalization (including, without limitation, increasing and/or decreasing the number of authorized shares of common stock and/or preferred stock, and implementing forward and/or reverse stock splits) and changes in the Company’s name, the holders of the outstanding shares of Series B Preferred Stock vote together with the holders of common stock without regard to class, except as to those matters on which separate class voting is required by applicable law or the Company’s articles of incorporation or bylaws. The holders of the outstanding shares of Series B Preferred Stock do not otherwise have the right to vote on matters brought before the Company’s stockholders. In matters on which holders of shares of Series B Preferred Stock are entitled to vote, each share of the Series B Preferred Stock has voting rights equal to (x) (i) 0.019607 multiplied by the total of (A) the issued and outstanding shares of common stock eligible to vote at the time of the respective vote, plus (B) the number of votes which all other series or classes of securities other than this Series B Preferred Stock are entitled to cast together with the holders of the Company’s common stock at the time of the relevant vote (the amount determined by this clause (i), the “Numerator”), divided by (ii) 0.49, minus (y) the Numerator.

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If the Company affects a stock split which either increases or decreases the number of shares of common stock outstanding and entitled to vote, the voting rights of the Series B Preferred Stock are not subject to adjustment unless specifically authorized. So long as any shares of Series B Preferred Stock are outstanding, the Company may not, without the affirmative vote of the holders of the Series B Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series B Preferred Stock, (b) alter or amend the certificate of designation of the Series B Preferred Stock, (c) amend the Company’s articles of incorporation, bylaws or other charter documents so as to affect adversely the rights of the holders of the Series B Preferred Stock, (d) increase the authorized or designated number of shares of Series B Preferred Stock, (e) issue any additional shares of Series B Preferred Stock, or (f) enter into any agreement with respect to the foregoing.

Liquidation. The Series B Preferred Stock, with respect to rights on liquidation, dissolution and winding-up of the Company, ranks on parity with each other class or series of capital stock of the Company the terms of which do not expressly provide that such class or series shall rank senior or junior to the Series B Preferred Stock. Except for distributions in the event of a liquidation, dissolution or winding-up of the Company (whether voluntary or involuntary), or a merger or consolidation by the Company with another corporation or other entity (in each case, other than where the Company is the surviving entity) (a “Liquidation”), holders of Series B Preferred Stock are not be entitled to receive dividends on the Series B Preferred Stock. In the event of a Liquidation, the holders of Series B Preferred Stock are be entitled to receive out of the assets of the Company, an amount equal to the $1.00 per share of Series B Preferred Stock (subject to adjustment), after any distribution or payment with respect to such Liquidation is made to the holders of any senior securities and prior to any distribution or payment with respect to such Liquidation shall be made to the holders of any junior securities.

Conversion. Shares of Series B Preferred Stock may, at the option of the holder, be converted into one share of common stock (subject to adjustment, the “Conversion Ratio”). In the event of any Transfer (as defined in the certificate of designation for the Series B Preferred Stock) of any share of Series B Preferred Stock, such share will automatically convert into common stock based upon the Conversion Ratio applicable at the time of such Transfer. If, at any time while any shares of Series B Preferred Stock remain outstanding, the Company effectuates a stock split or reverse stock split of its common stock or issues a dividend on its common stock consisting of shares of common stock, the Conversion Ratio and any other amounts calculated as contemplated by the certificate of designation for the Series B Preferred Stock shall be equitably adjusted to reflect such action.

In addition, we have authorized Series A Junior Participating Preferred Stock, with the rights set forth in Certificate of Designation of Series A Junior Participating Preferred Stock filed with the Secretary of State of the State of Nevada on August 25, 2011. Series A Junior Participating Preferred Stock has certain rights in connection with the Preferred Rights Agreement described below under the caption “Anti-Takeover Provisions.”

Anti-Takeover Provisions

Some features of the Nevada Revised Statutes, which are further described below, may have the effect of deterring third parties from making takeover bids for control of our company or may be used to hinder or delay a takeover bid.

This would decrease the chance that our stockholders would realize a premium over market price for their shares of common stock as a result of a takeover bid.

Acquisition of Controlling Interest

The Nevada Revised Statutes contain provisions governing acquisition of controlling interest of a Nevada corporation. These provisions provide generally that any person or entity that acquires a certain percentage of the outstanding voting shares of a Nevada corporation may be denied voting rights with respect to the acquired shares, unless the holders of a majority of the voting power of the corporation, excluding shares as to which any of such acquiring person or entity, an officer or a director of the corporation, and an employee of the corporation exercises voting rights, elect to restore such voting rights in whole or in part. These provisions apply whenever a person or entity acquires shares that, but for the operation of these provisions, would bring voting power of such person or entity in the election of directors within any of the following three ranges:

•	20% or more but less than 33-1/3%;
•	33-1/3% or more but less than or equal to 50%; or
•	more than 50%.

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The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from these provisions through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do not exempt our common stock from these provisions.

These provisions are applicable only to a Nevada corporation, which:

•	has 200 or more stockholders of record, at least 100 of whom have addresses in Nevada appearing on the stock ledger of the corporation; and

•	does business in Nevada directly or through an affiliated corporation.

At this time, we do not believe that these provisions apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, these provisions may discourage companies or persons interested in acquiring a significant interest in or control of our company, regardless of whether such acquisition may be in the interest of our stockholders.

Combination with Interested Stockholder

The Nevada Revised Statutes contain provisions governing combination of a Nevada corporation that has 200 or more stockholders of record with an interested stockholder. As of April 7, 2016, we had approximately 1,423 stockholders of record. Therefore, we believe that these provisions governing combination of a Nevada corporation apply to us and may have the effect of delaying or making it more difficult to effect a change in control of our company.

A corporation affected by these provisions may not engage in a combination within three years after the interested stockholder acquires his, her or its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. Generally, if approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors before the person became an interested stockholder or a majority of the voting power held by disinterested stockholders, or if the consideration to be received per share by disinterested stockholders is at least equal to the highest of:

•	the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or within three years immediately before, or in, the transaction in which he, she or it became an interested stockholder, whichever is higher;

•	the market value per share on the date of announcement of the combination or the date the person became an interested stockholder, whichever is higher; or

•	if higher for the holders of preferred stock, the highest liquidation value of the preferred stock, if any.

Generally, these provisions define an interested stockholder as a person who is the beneficial owner, directly or indirectly of 10% or more of the voting power of the outstanding voting shares of a corporation. Generally, these provisions define combination to include any merger or consolidation with an interested stockholder, or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an interested stockholder of assets of the corporation having:

•	an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation;

•	an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation; or

•	representing 10% or more of the earning power or net income of the corporation.

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Articles of Incorporation and Bylaws

Our articles of incorporation, specifically the Certificate of Designation of Series A Junior Participating Preferred Stock as it related to the Preferred Rights Agreement described below, contains provisions that would delay, defer or prevent a change in control of our company and that would operate only with respect to an extraordinary corporate transaction involving our company, such as merger, reorganization, tender offer, sale or transfer of substantially all of its assets, or liquidation.

Preferred Rights Agreement

Our Board of Directors has adopted a shareholder rights plan (commonly referred to as a “poison pill”), as set forth in the Rights Agreement, dated as of August 25, 2011 with OTR, Inc., as rights agent (the “Rights Agreement”). Pursuant to the Rights Agreement, our Board of Directors declared a dividend distribution of one right (the “Preferred Rights”) for each outstanding share of common stock to shareholders of record as of the close of business on August 25, 2011 (the “Record Date”).  In addition, one Preferred Right will automatically attach to each share of common stock issued, if any, between the Record Date and the Distribution Date (defined below).  Each Preferred Right entitles the registered holder thereof to purchase from the Company one-ten thousandth of a share of Series A Junior Participating Preferred Stock, par value $0.001 per share, of the Company (the “Preferred Stock”) at a cash exercise price of $20.00 (the “Exercise Price”), subject to adjustment, under certain conditions specified in the Rights Agreement and summarized below.

Initially, the Preferred Rights are not exercisable and are attached to and trade with all shares of common stock outstanding as of, and issued subsequent to, the Record Date.  The Preferred Rights will separate from the common stock and will become exercisable upon the earlier of (i) the close of business on the tenth day following the first public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired beneficial ownership of 10% or more of the outstanding shares of common stock, other than as a result of repurchases of stock by the Company or certain inadvertent actions by a shareholder (the date of said announcement being referred to as the “Stock Acquisition Date”), or (ii) the close of business on the tenth business day (or such later day as the Board of Directors may determine) following the commencement of, or first public announcement of the intent any person or group to conduct, a tender offer or exchange offer that could result upon its consummation in such person or group becoming the beneficial owner of 10% or more of the outstanding shares of common stock (the earlier of such dates being herein referred to as the “Distribution Date”).

In the event that a Stock Acquisition Date occurs, proper provision will be made so that each holder of a Preferred Right (other than an Acquiring Person or its associates or affiliates, whose Preferred Rights shall become null and void) will thereafter have the right to receive upon exercise that number of shares common stock of the Company having a market value equal to two times the exercise price of the Preferred Right (such right being referred to as the “Subscription Right”).  In the event that, at any time following the Stock Acquisition Date, (i) the Company consolidates with, or merges with and into, any other person, and the Company is not the continuing or surviving corporation, (ii) any person consolidates with the Company, or merges with and into the Company and the Company is the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the shares of common stock are changed into or exchanged for stock or other securities of any other person or cash or any other property, or (iii) 50% or more of the Company’s assets or earning power is sold, mortgaged or otherwise transferred, each holder of a Preferred Right (other than an Acquiring Person or its associates or affiliates,  whose Preferred Rights shall become null and void) will thereafter have the right to receive, upon exercise, common stock of the acquiring company having a market value equal to two times the exercise price of the Preferred Right (such right being referred to as the “Merger Right”).  The holder of a Preferred Right will continue to have the Merger Right whether or not such holder has exercised the Subscription Right.  Preferred Rights that are or were beneficially owned by an Acquiring Person may (under certain circumstances specified in the Rights Agreement) become null and void.

EXPERTS

The consolidated financial statements of El Capitan Precious Metals, Inc. as of and for the years ended September 30, 2015 and 2014, appearing in this Prospectus and Registration Statement, have been audited by MaloneBailey, LLP, an independent registered public accounting firm, as set forth in their report dated January 11, 2016 (which contains an explanatory paragraph regarding the Company’s ability to continue as a going concern) appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

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LEGAL MATTERS

Maslon LLP has provided us with an opinion on the validity of the shares of our common stock being offered pursuant to this prospectus.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert named in the registration statement of which this prospectus forms a part as having prepared or certified any part thereof (or is named as having prepared or certified a report or valuation for use in connection with such registration statement) or counsel named in this prospectus as having given an opinion upon the validity of the securities being offered pursuant to this prospectus or upon other legal matters in connection with the registration or offering such securities was employed for such purpose on a contingency basis. Also at the time of such preparation, certification or opinion or at any time thereafter, through the date of effectiveness of such registration statement or that part of such registration statement to which such preparation, certification or opinion relates, no such person had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company or any of its parents or subsidiaries. Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

INFORMATION WITH RESPECT TO OUR COMPANY

DESCRIPTION OF BUSINESS

Business Development

El Capitan Precious Metals, Inc., a Nevada corporation, is based in Prescott, Arizona. Together with its consolidated subsidiaries (collectively referred to as the “Company,” “our” or “we”), the Company is an exploration stage company as defined by the Securities and Exchange Commission’s (“SEC”) Industry Guide 7, as the Company has no established reserves as required under the Industry Guide 7. We are principally engaged in the exploration of precious metals and other minerals. Our primary asset is the 100% equity interest in El Capitan, Ltd., an Arizona corporation (“ECL”), which holds an interest in the El Capitan property located near Capitan, New Mexico (the “El Capitan Property”). Our ultimate objective is to market and sell the El Capitan Property to a major mining company or enter into a joint venture arrangement with a major mining company to conduct mining operations. We have completed research and confirmation procedures on the recovery process for the El Capitan Property mineralized material and our evaluation as to the economic and legal feasibility of the property. We have not yet demonstrated the existence of proven or probable reserves at the El Capitan Property. To date, we have not had any material revenue producing operations.  There is no assurance that a commercially viable mineral deposit exists on our property.

We have completed testing and enhancement of our recovery process and have determined the existence and concentration of potentially commercially extractable precious metals or other minerals at the El Capitan Property. Based upon testing results on our mineralized material obtained during fiscal years 2013 and 2014, we determined to put the El Capitan Property into production to assist us in marketing the El Capitan Property for potential sale to a major mining company and to create potential cash flow for the Company through the sale of mineralized material at the El Capitan Property and, separately, iron extracted from such mineralized material.

“Mineralized material” as used in this prospectus, although permissible under the Securities and Exchange Commission’s (“SEC’s”) Industry Guide 7, does not indicate “reserves” by SEC standards.  We cannot be certain that any part of the El Capitan Property will ever be confirmed or converted into SEC Industry Guide 7 compliant “reserves.”  Investors are cautioned not to assume that all or any part of the mineralized material will ever be confirmed or converted into reserves or that mineralized material can be economically or legally extracted. See “Cautionary Note Regarding Exploration Stage Status” and “SEC Industry Guide 7 Definitions” on page 13.

Business Operations

We are considered an exploration stage company and have not established any “reserves” with respect to our exploration projects, and will remain an exploration stage company until the Company has reserves as defined in SEC Industry Guide 7. The Company may never meet the reserve requirements or enter into development with respect to any of our properties.

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In March 2014, we announced that the Company reached an agreement with Logistica US Terminals LLC (“Logistica”), a Texas-based limited liability company and member of LIT Group network. The contract, which is the first of several contracts with high-profile mining industry companies, supports the Company’s mineral exploration plans and represents a tactical initiative to support the marketing and potential sale of the El Capitan Property. Under the terms of a Master Service Agreement, Logistica has agreed to finance and operate the extraction of iron from mineralized materials at the El Capitan Property mine and provide the Company with a turnkey solution that also includes shipment of the iron to ports where buyers will take delivery.

We also announced in March 2014 that we reached an agreement with Glencore Xstrata PLC (“Glencore Xstrata”) for the purchase of iron extracted from the mineralized materials at the El Capitan Property mine. Under the terms of the agreement, Glencore Xstrata has committed to ongoing purchases of iron from the El Capitan Property mine. Glencore Xstrata will issue a Letter of Credit to guarantee payment on the sale of the iron. Because of current market iron ore prices, the contract with Glencore Xstrata has not been implemented and has not been terminated.

For additional information regarding the Glencore Xstrata agreement and our agreements with Logistica, see “Note 8 – Commitments and Contingencies” and “Note 11 – Subsequent Events” to the Consolidated Financial Statements for the fiscal year ended September 30, 2015 and for the quarter ended December 31, 2015, respectively.

In late April 2014, we announced the purchase of a heavy metals separation system from AuraSource, Inc. (OCTQB: ARAO). This state-of-the-art technology will separate hematite and magnetite from other mineral elements in the El Capitan mineral deposits. The AuraSource process leaves a concentrate for additional processing that will further be used by the Company to extract the precious metals. The iron extracted from the mineralized material will be delivered at the El Capitan Property site pursuant to the Company’s current iron ore contract. Upon final operational approval to be received from the applicable governmental agencies, deliveries will commence, weather permitting, in the second quarter of 2016.

The Company has methods for both the separation of the iron and the separation and recovery of the precious metals that have repeatedly yielded consistent and commercially viable economic value results. Yet another significant aspect of these breakthrough technologies for separation and recovery is that they are environmentally friendly and do not rely on the use of caustic chemicals.

In September 2014, we announced that we had reached a prospective agreement for the sale of mineralized tailings from the El Capitan Property to a Hong Kong-based trading company. Under the contemplated agreement, the Hong Kong-based trading company would provide a letter of credit in favor of the Company on which we would be able to drawn down to cover various upfront contract costs and to cover final settlement of the shipments to China when the mineralized material arrives at the Chinese port. Finalizing the prospective contract and arranging for the letter of credit required to accommodate its terms and conditions have taken longer to complete than we anticipated due to a disagreement regarding which party would serve the importer of the minimized materials. Also contributing to the delay on recognizing revenue from this contract are disputes involving unionized dock workers that hindered trade at international seaports on the West coast of the United States during the first and second quarters of 2015, and the subsequent downturn of the China economy later in 2015.

On January 5, 2016, we entered into a new agreement with Logistica pursuant to which we will provide to Logistica concentrated ore to their specifications at the mine site. Logistica will transport, process, and refine the precious metals concentrates to sell to precious metals buyers. This agreement is in addition to and complements the previously announced agreement for the sale of iron ore for use in construction. The terms of the new agreement provide for the recovery of hard costs related to the concentrates by both parties prior to the distribution of profits. The agreement also provides for the future issuance of 10,000,000 shares of our restricted common stock and the elimination of a $100,000 accrued liability to Logistica for prior services rendered. The issuance date of the restricted shares is undetermined at this time.

We have an existing signed purchase order for iron ore and will commence delivery at the El Capitan Property site as soon as conditions permit in 2016. However, there is no assurance that we will commence shipments within our estimated timeframe.

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Our Company and its Subsidiaries

The Company is an exploration stage company that owns 100% of the outstanding common stock of El Capitan Precious Metals, Inc., a Delaware corporation (“El Capitan Delaware”). Prior to January 19, 2011, El Capitan Delaware owned a 40% interest in El Capitan, Ltd., an Arizona corporation (“ECL”).  On January 19, 2011, we acquired the remaining 60% interest in ECL from Gold and Minerals Company, Inc. (“G&M”) by merging an acquisition subsidiary created by the Company with and into G&M. In connection with the merger, each share of G&M common and preferred stock outstanding was exchanged for approximately 1.414156 shares of the Company’s common stock, resulting in the issuance of an aggregate of 148,127,043 shares of the Company’s common stock to former G&M stockholders. Upon closing of the merger, G&M became a wholly-owned subsidiary of the Company and our consolidated Company acquired 100% of ECL. As a result, we now own 100% of the El Capitan Property site.

Price of Precious Metals

Gold and silver are each traded as investments on various world markets, including London, New York, Zurich and Tokyo, and are fixed twice daily in London. The “fix” is the reference price on which a large number of precious metal transactions around the world are based. The price is set by a number of market members matching buy and sell orders from all over the world.

High, low and average London afternoon fix prices for gold and silver for the period from January 1, 2016 to March 31, 2016, and for the last five calendar years are as follows:

Gold - London Afternoon Fix Prices - US Dollars
	High	Low	Average
Period
For the three months ended March 31, 2016	$1,278	$1,077	$1,183
For the year ended December 31, 2015	1,296	1,049	1,160
For the year ended December 31, 2014	1,385	1,192	1,266
For the year ended December 31, 2013	1,694	1,192	1,411
For the year ended December 31, 2012	1,750	1,540	1,669
For the year ended December 31, 2011	1,895	1,319	1,572
Data Source: Kitco

Silver - London Afternoon Fix Prices - US Dollars
	High	Low	Average
Period
For the three months ended March 31, 2016	$15.94	$13.58	$14.84
For the year ended December 31, 2015	18.23	13.71	15.68
For the year ended December 31, 2014	22.05	15.28	19.08
For the year ended December 31, 2013	32.23	18.61	23.79
For the year ended December 31, 2012	37.23	28.00	31.15
For the year ended December 31, 2011	48.70	26.16	35.12
Data Source: Kitco

Our ability to sell the El Capitan Property will be highly dependent upon the price of these precious metals, the market for which can be highly volatile. There is no assurance that we will be able to recover precious metals from the El Capitan Property or that we will generate significant revenue from the sale of the El Capitan Property.

Competition

The mining industry has historically been highly competitive. It is dominated by multi-billion dollar, multi-national companies that possess resources significantly greater than ours. Additionally, due to our limited resources, we do not intend to develop any of our properties on our own, but rather to only perform exploration on our properties with the anticipation of selling or developing through a joint venture any properties in which our exploration proves successful. Given our size and financial condition, there is no assurance we can compete with any larger companies for the acquisition of additional potential mineral properties, and we have no current plans to do so.

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Government Regulation

Mining and exploration is highly regulated and subject to various constantly changing federal and state laws and regulations. These laws are becoming more and more restrictive, and include without limitation: the Clean Water Act; the Clean Air Act; the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Endangered Species Act; the Federal Land Policy and Management Act; the National Environmental Policy Act; the Resource Conservation and Recovery Act; and related state laws. The environmental protection laws dramatically impact the mining and mineral extraction industries as it pertains to both the use of hazardous materials in the mining and extraction process and from the standpoint of returning the land to a natural look once the mining process is completed. Compliance with federal and state environmental regulations can be expensive and time-consuming, and given our limited resources, such regulations may have a material effect on the success of our operations.

Compliance with the various federal and state governmental regulations requires us to obtain multiple permits for each mining property. Although the requirements may differ slightly in each of the respective states in which we may hold claims or may hold claims in the future, the process of securing such permits generally require the filing of a “Notice of Intent to Locate Mining Claims” and the payment of a fee of $25 to the Bureau of Land Management (“BLM”) office in the state in which the claim is located. Subsequently, we are required to file and record a New Location Notice for each such claim within 90 days of locating the claim, the fee for which is approximately $165. On an annual basis, we are required to pay a maintenance fee of $155 per claim.

To the extent we intend to take action on a property that is more than “casual use,” which generally includes activities that cause only negligible disturbance to the land (this would not generally include drilling or operating earthmoving equipment on the property), we are required to prepare and file with the BLM either a notice of operation or plan of operation identifying the activity we intend to take on the property, including a plan of reclamation indicating how we intend to return the land to its prior state upon completion of our activities. For each claim that we file a notice or plan of operations, we are required to pay a one-time reclamation bond to the BLM to be used toward restoration of the property upon completion of our activities. The amount of the reclamation bond is determined by the BLM based upon the scope of the activity described in the notice or plan of operation, and will thus vary with each property.

In connection with the original plan of operation on the El Capitan Property that we filed with the BLM, we were required to pay a reclamation bond of $15,000. Upon payment we were issued a notice to proceed from the BLM. This allowed us to proceed with our original plan of operation on up to five (5) acres.  The permit was received by the Company from the previous owners of the El Capitan Property under a grandfather clause and allows operations on five (5) acres of the property at a time. In 2015, we amended the permit to allow operations on forty acres (40) of property at a time. The amended permit was issued in March 25, 2015, and we were required to increase our reclamation bond to $74,499.

In July 2007, we submitted a Plan of Operation for continued exploration on a 2,000 acre parcel within our more than 7,000 acres, at that time, Company claim block near Capitan, New Mexico with the U.S. Forest Service (“USFS”). We hired an experienced environmental services firm to manage this effort. Having this permit in place would provide the opportunity for a professional and methodical investigation into the additional geologic potential of this portion of our holdings, without requiring further time-consuming permitting efforts. The area being permitted will allow access to a number of high-potential targets identified through previous surface sampling and remote sensing efforts, as well as to the prospective area to the west of the existing deposit, which remains open to geologic resource extension. The USFS permitting effort is governed by the National Environmental Policy Act of 1970 (“NEPA”) and under the General Mining Law of 1872, as amended. In conjunction with the USFS filing, the Company submitted an Exploration Permit with the New Mexico Mining and Minerals Division (“MMD”). The permitting process is a robust process that can take a significant amount of time to complete. The typical process generally takes longer than the prescribed regulatory time frame, and is dependent upon a number of factors outside of our control, including, without limitation, governmental approvals, licensing and permitting, as well as potential opposition by third parties. Both permits must be approved prior to the commencement of drilling activity.

In July 2008, we entered into a Memorandum of Understanding with the USFS related to the permitting of 112 exploration drill holes planned on 2,000 acres of Company claims in Lincoln County, New Mexico. The action signaled the initiation of the Federal Environmental Assessment (“EA”) permitting process. It was originally anticipated that the receipt of these two permits would occur in the second or third quarter of 2009. Subsequently in late 2008, this process was put on hold due to a lack of working capital and a potential conflict of interest with the USFS by the environmental services firm we were utilizing for the permitting process.

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In December 2009, we hired a new experienced environmental services firm, AMEC Environment & Infrastructure, Inc. (“AMEC”), to manage and oversee our continued permitting process. AMEC has drafted a replacement Plan of Operations (“PoO”) and submitted it to the USFS. The USFS has provided technical comments on the PoO and AMEC has responded to their comments and submitted a revised PoO for approval. AMEC has met with representatives of the USFS at the project site to review the proposed exploration locations and general discussion of the project. Subsequent to the meeting, the USFS agreed to work with AMEC to develop the third part of the National Environmental Policy Act (“NEPA”) scope of work. The USFS provided a draft NEPA scope of work template to AMEC in electronic format. AMEC revised the draft template and submitted it to the USFS for review and approval.

AMEC has also prepared the Stormwater Pollution Prevention Plan (“SWPPP”) that will be sent to the agencies upon permit approval. Informational copies of the SWPPP will be provided to the MMD and the USFS.   The SWPPP is an EPA required document for construction projects that disturb more than one (1) acre of land.  Prior to field activities, coverage under the New Mexico Construction General Permit (“CGP”) will be obtained by filing a Notice of Intent (“NOI”) with EPA Region 6. Coverage under the CGP is required prior to field work.  A copy of the SWPPP must be maintained at the project site during all construction activities.  New Mexico does not have primacy over the SWPPP requirements.  EPA Region 6 is the primary agency.

AMEC prepared and submitted a revised New Mexico Mining and Minerals Subpart 4 Exploration permit application. The revised application was submitted on September 16, 2011 and MMD issued administrative completeness determination on October 4, 2012.  The Agency comment period closed on December 31, 2012.  MMD requested a site visit as part of the Agency review process, and the site visit was conducted on December 5, 2012. A second site visit was requested by MMD to view locations that were not accessible.  Revisions to the boring locations were made, based on the field visit, and revised boring location figures were submitted to the MMD on April 26, 2013.  To date a second site visit has not been conducted related to the drill hole sites.

A PoO was submitted to the USFS in 2011.  Comments were received from the USFS and incorporated into a revised document which was resubmitted to the USFS.  In addition, at the request of the USFS, a NEPA scope of work (“SOW”) was prepared and submitted to the USFS in 2012.  Comments were received from the USFS and incorporated into a revised NEPA SOW.  This activity has been on hold since April 2013.  In February through April 2013, the existing mine permit (L1005 ME) for the El Capitan Property mine site and a cursory review of water rights issues were evaluated.

In May 2014, and in conjunction with requesting modifications to our mining permit, we submitted a revised PoO, as well as the required reclamation plan for the site. The modified permit approval process required we increase the amount of our reclamation bond to $74,495. We posted the increased bond in January 2015 and received the modified mining permit on March 25, 2015.

In June 2014 we applied for an Air Quality Permit for our operation, which is tied to the generation of dust from the mining and crushing process. The permit fees have been paid and the permit was issued by the New Mexico Environment Department Air Quality Bureau in November 2014.

Employees

We currently have informal arrangements with three individuals, two of whom are officers and directors of the Company, and one as an officer, who serve as support staff for the functioning of all the corporate activities. There are no written agreements with these individuals. Additionally, we use consultants for the testing and exploration of property claims. If administrative requirements expand, we anticipate that we may hire additional employees, and utilize a combination of employees and consultants as necessary to conduct of these activities.

Available Information

The Company is a Nevada corporation with its principal executive office located at 5871 Honeysuckle Road, Prescott, Arizona 86305, and its administrative office located at 8390 Via de Ventura, Suite F-110, Scottsdale, Arizona 85258. The Company’s telephone number is (928) 515-1942.   The Company’s website address is www.elcapitanpmi.com.  Our website contains links to download free of charge our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Unless expressly noted, none of the information on our website is part of this prospectus.

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EL CAPITAN PROPERTY

Our primary asset is the 100% equity interest in El Capitan, Ltd., an Arizona corporation (“ECL”), which holds a 100% interest in the El Capitan property located near Capitan, New Mexico (the “El Capitan Property”).

Below is a map setting forth the location of the El Capitan Property.

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Location and Access to Deposits

The El Capitan Property is situated in the Capitan Mountains, near the city of Capitan, in southwest New Mexico. The main site can be reached by going north from Capitan on State Road 246 for 5.5 miles, turning right onto an improved private road and proceeding for about 0.7 miles.

Description of Interests

The El Capitan Property originally consisted of four patented and nine BLM lode claims; and mineral deposits are covered by these claims. The lode claims, known as Mineral Survey Numbers 1440, 1441, 1442 and 1443, were each located in 1902 and patented in 1911. On January 1, 2006, ECL finalized the purchase of the four patented mining claims on the property, which constitute approximately 77.5 acres in the aggregate. These claims are bounded by the Lincoln National Forest in Lincoln County, New Mexico.

Based upon recommendations from our consulting geologist, we have staked and claimed property surrounding the El Capitan Property site located in Lincoln County, New Mexico, increasing the acreage of our total BLM claimed area. We continue to maintain BLM load claims covering the approximately 240 acres that support the Company’s mineral exploration operating plans.

The Company has power supplied to a mobile home on the patented land by Otero County Electric Co-op, Inc.

Currently the Company transports water to the El Capitan Property in a Company-owned water truck. The Company plans to have a water well permitted and drilled on a turn-key basis and has received initial bids on this project. The well will be situated on our patented property.

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Mineral Title

As of March 31, 2016, the Company’s holdings at the El Capitan Property consist of four (4) patented mining claims, covering approximately 77.5 acres (the “Patented Claims”), and twelve (12) lode claims with the BLM, covering approximately 240 acres (the “BLM Claims”). The Patented Claims and BLM Claims are held in the name of ECL. The BLM Claims are Federal unpatented mining claims for locatable minerals and are located on public land and held pursuant to the General Mining Law of 1872, as amended. The Company fully owns the mining rights and believes the claims are in good standing in accordance with the mining laws of the United States.

To maintain our claims in good standing, for its Patented Claims the Company must pay annual property taxes to Lincoln County, and for its BLM Claims, the Company must pay annual assessment fees to the BLM and record the payment of rental fees with Lincoln County. The current year annual assessment and recording costs for our BLM Claims total approximately $2,000. The Company has paid the required assessment fees for the 2014 and 2015 assessment years (September 1, 2014 through August 31, 2016).

The Company has no underlying agreements or royalty agreements on any of its claims.

The map set forth below shows the location of our claims on the El Capitan Property as of March 31, 2016:

Permits

Pursuant to the New Mexico Mining Act, the MMD issued Permit No. L1005ME to ECL. The permit is a “minimal impact existing mining operation.” In 2015, the Company was issued a modified permit that increased the portion of the El Capitan Property on which we could conduct exploration activities from five acres to 40 acres The modified permit approval process required we increase the amount of our reclamation bond to $74,495.

The New Mexico Environmental Department issued our Air Quality Permit, NSR permit No. 5951 in November 2014.

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Previous Operations

To our knowledge, prior to its acquisition by ECL, the property was last active in 1988. The property was previously drilled with a total of approximately 160 short core holes by the U.S. Bureau of Mines in 1944 and 1948.  The results of this drilling showed that our patented claims contain a combined indicated and inferred resource of approximately 2.5 million short tons of potential iron ore containing an average 53.38% magnetite.  This equates to a resource of approximately 1.34 million short tons of contained magnetite in the deposit.  Reported analytical results on drill core show that magnetite in the deposit has an average of 66.82% TFe (percent total iron). From 1961 to 1988, to our knowledge, an estimated 250,000 tons of iron were produced on the property. Prior to December 2004, there had not been any significant exploration completed on the property. There had only been shallow drilling of the upper magnetite horizon, which was completed by the U.S. Bureau of Mines in 1944 and 1948, and additionally performed by ECL in 2005 and 2006. Additionally, there was geologic mapping of the property at a scale of 1:3,600 by Kelley in 1952.

There were no significant surface disturbances or contamination issues found on the surface or underground water due to the historical mining activities referred to above and no remediation has been required to be performed by the Company. However, the Company was required to provide, and has provided, a $15,000 financial assurance in connection with the issuance of our Permit No. L1005ME by the MMD.

Geology

The main El Capitan Property deposit is exposed in an open-pit and outcrops within a nearly circular 1,300 foot diameter area, with smaller bodies stretching eastward for a distance of up to 7,000 feet. The El Capitan Property includes two magnetite-dominant bodies. The upper magnetite zone lies below a limestone cap that is a few tens of feet thick, and that is bleached and fractured with hematite-calcite fracture filling. Hematite is an iron oxide mineral, and calcite is a calcium carbonate mineral. Below the limestone cap, there is a mineral deposit which consists mainly of calc-silicate minerals, or minerals which have various ratios of calcium, silicon and oxygen. Beneath the calc-silicate deposit is granite rock. The El Capitan Property has an abundance of hematite, which occurs with calcite in later stage fracture fillings, breccias (rock composed of sharp-angled fragments), and stockworks (multi-directional fractured rock containing veinlets of hydrothermally introduced materials).

Potential mineralization has been defined as two separate types: (i) magnetite iron, and (ii) hematite-calcite mineralized skarn and limestone, which may contain precious metals. By using core holes located at strategic points throughout the property, we have been able to develop subsurface information and define the mineralization. To date, there have been no proven commercial precious metals reserves on the El Capitan Property site. To establish “reserves” (as defined under Industry Guide 7 issued by the SEC), we will be required to establish that the property is commercially viable.  As of September 30, 2015, we have not completed a feasibility study on the property, and thus cannot identify the economic significance of the property, if any, at this time.

Exploration

Historical

After a preliminary sampling and assay program in early 2005, the Company implemented three stages of diamond drilling and rotary drilling, totaling 45 holes between April 2005 and September 2006.

Stage 1 of the drilling program was completed between April and May 2005, and consisted of 1,391 feet drilled in 12 vertical core holes, with depths ranging from 38 to 142 feet. Between June and August 2005, we completed Stage 2 drilling, which consisted of both drilling in areas adjacent to some of the Stage 1 drilling holes and drilling in new target areas to the southwest of the main deposit site. Stage 2 drilling consisted of 1,204 feet of combined core and rotary footage in 10 vertical holes, ranging from 24.5 to 344.5 feet in depth. The Stage 3 drilling program began in February 2006 and was completed in May 2006. The program consisted of 23 vertical reverse drill holes totaling 9,685 feet and varying depths from 270 to 710 feet. Drill cuttings were sent to AuRIC and fusion assays of these holes were completed. The samples were collected and controlled under “Chain-of-Custody” by our outside quality control person.

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Because caustic fusion is not a precious metal industry accepted assay technique, we retained M.H.S. Research of Lakewood, Colorado (“M.H.S.”) in August 2006 to research and develop a modified fire assay technique that we believe is more appropriate for the material from the El Capitan Property. Preliminary results to date by M.H.S. indicated values that meet or exceed the values obtained by AuRic. The principal of M.H.S. is Michael Thomas who had over thirty years of experience in geology and mining related area including extensive laboratory work in fire assaying, mineral processing and precious metals recovery. He also was an adjunct professor in the Mining Engineering Department at the Colorado School of Mines providing part-time instruction in mineral processing and fire assays.

We also retained the services of Dr. Clyde Smith to manage the exploration of the property. Dr. Smith is a Consulting Geologist who has over 30 years of experience in the mining industry. Dr. Smith holds a B.A. from Carleton College, a M.Sc. from the University of British Columbia, and a Ph.D. from the University of Idaho. Dr. Smith also served as a member of the Industrial Associates of the School of Earth Sciences at Stanford University for several years.

After several months of investigation into the composite sample from the El Capitan Property, M.H.S. results have shown the ability to readily produce ‘metal-in-hand’ using a minor modification of standard fire assay procedures. Mr. Thomas began testing various fire assay fluxes to improve the effectiveness and repeatability of the fire assay procedure on the specific rock matrix of this material. M.H.S. worked in these areas and performed multiple replicate tests on chain of custody composite material in order to establish a benchmark head grade for the composite sample. There can be no assurance that any mineral grade or recovery determined in a small scale laboratory test can or will be duplicated in larger tests under on-site conditions or during mineral exploration.

The Company has entered into agreements with various contractors (as referenced above) for exploration of the El Capitan Property. Each of the respective contractors utilizes its own equipment to complete such exploration and testing.

The Company has worked with third parties to analyze samples from the El Capitan Property to create an economically feasible recovery model for the El Capitan Property mineralized material. We have successfully utilized a repeatable concentration and recovery procedure, which is a modified fire assay technique, to allow evaluation of the mineralized material. Results using this procedure have been positive and show potential economically feasible mineralized material.  The Company has not filed any geological reports on SEDAR for review by Canadian authorities and does not intend to do so.

The Company and Gold and Minerals Company, Inc. (“G&M”), a wholly owned subsidiary of the Company, have incurred a total of $10,907,023 in exploration and mine development costs associated with the El Capitan Property.  G&M incurred $5,275,916 in exploration costs from January 1, 1994 through January 19, 2011, at which time it was merged into the Company, and the Company has incurred $5,631,107 in exploration costs from its inception on July 26, 2002 through September 30, 2014.  The foregoing exploration and mine development costs include costs associated with drilling, assaying, filing fees, extraction process development, consultant, geological, metallurgical, chemist, environmental and legal fees, and other miscellaneous property exploration costs have been expensed as required under the SEC Industry Guide 7.

Current

In 2014, we utilized and verified the three recovery processes on the El Capitan Property mineralized material: cyanide leaching utilizing various pre-step ore processing, silver – lead inquarting, and the fine grind and magnetic separation method. The final verification process is to ensure that value of the El Capitan Property mineralized materials is sufficient so that the costs of the recovery process are not prohibitive in comparison to the price of the precious metals recoverable at the El Capitan Property.

Based upon the test results that utilized the fine-grinding and separation method, we moved forward with our strategic plan for a limited-scale continued mineral exploration at the El Capitan Property site in New Mexico in support of the sale of that property. The chain-of-custody samples were finely milled and magnetically separated using specific gravity concentrating methodology from extraction testing represents the complete methodology - from samples to final mineralized materials without the use of cyanide.

In March 2014, we announced that the Company reached an agreement with Logistica. The contract, which is the first of several contracts with high-profile mining industry companies, supports the Company’s mineral exploration plans and represents a tactical initiative to support the marketing and potential sale of the El Capitan Property. Under the terms of a Master Service Agreement, Logistica has agreed to finance and operate the extraction of iron from mineralized materials at the El Capitan Property mine and provide the Company with a turnkey solution that also includes shipment of the iron to ports where buyers will take delivery.

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We also announced in March 2014 that we reached an agreement with Glencore Xstrata for the purchase of iron extracted from the mineralized materials at the El Capitan Property mine. Under the terms of the agreement, Glencore Xstrata has committed to ongoing purchases of iron from the El Capitan Property mine. Glencore Xstrata will issue a Letter of Credit to guarantee payment on the sale of the iron. Because of current market iron ore prices, the contract with Glencore Xstrata has not been implemented and has not been terminated.

On January 5, 2016, we entered into a new agreement with Logistica pursuant to which we will provide to Logistica concentrated ore to their specifications at the mine site. Logistica will transport, process, and refine the precious metals concentrates to sell to precious metals buyers. This agreement is in addition to and complements the previously announced agreement for the sale of iron ore for use in construction. The terms of the new agreement provide for the recovery of hard costs related to the concentrates by both parties prior to the distribution of profits. The agreement also provides for the future issuance of 10,000,000 shares of our restricted common stock and the elimination of a $100,000 accrued liability to Logistica for prior services rendered. The issuance date of the restricted shares is undetermined at this time.

For additional information regarding the Glencore Xstrata Agreement and our agreements with Logistica, see “Note 8 – Commitments and Contingencies” and “Note 11 – Subsequent Events” to the Consolidated Financial Statements for the fiscal year ended September 30, 2015 and for the quarter ended December 31, 2015, respectively.

In late April 2014, we announced the purchase of a heavy metals separation system from AuraSource, Inc. that uses state-of-the-art technology to separate hematite and magnetite from other elements in the El Capitan Property mineralized deposits. The AuraSource system leaves a rich concentrate of mineralized material that we will use to extract precious metals. We have successfully completed the assembly and testing of the AuraSource heavy metals separation system at the El Capitan Property. When the mineral exploration commences, the iron extracted from the mineralized material will be transported to a port for sale pursuant to the Company’s agreements with Glencore Xstrata and Logistica or other points of delivery.

In May 2014, we announced recovery results of .40 of gold equivalent per ton of El Capitan Property samples. The precious metals processing was completed in China as part of testing related to the calibration and tuning of the heavy metals separation device that will be used on site at the El Capitan Property in New Mexico. After the separation of the hematite and magnetite from the El Capitan Property mineralized materials, an independent lab processed the precious metals that yielded the .40 of gold equivalent per ton of samples. Parameters used to calculate the economic value were 0.20, 3.2 and 0.25 ounces of gold, silver and palladium per ton, respectively, of mineralized material at the current market price.

The Company currently has methods for both the separation of the iron and the separation and recovery of mineralized material that have repeatedly yielded consistent and commercially viable economic value results. Yet another significant aspect of these breakthrough technologies for separation and recovery is that they are environmentally friendly and do not rely on the use of caustic chemicals.

We have a 5-acre minimal impact mining permit that can be used on our patented land and has been modified to encompass allowing exploration on 40 acres at a time on our patented land. The modified permit was issued on March 25, 2015. The Company’s Clean Air Permit was also issued in late November 2014.

In September 2014, we announced that we had reached an agreement for the sale of mineralized tailings from the El Capitan Property to a Hong Kong-based trading company. To date, however, this agreement has not been finalized due to a disagreement regarding which party would serve the importer of the minimized materials. Also contributing to the delay on recognizing revenue from this contract were disputes involving unionized dock workers that hindered trade at international seaports on the West coast of the United States during the first and second quarters of 2015, and the subsequent downturn of the China economy later in 2015.

At September 30, 2015, the El Capitan Property has been prepared for mineral exploration with issuance of the modified minimal impact mining permit and other required permits on our patented land. Leased fencing encompasses the mineral exploration area and other criteria that the MMD has required and inspected. Mineral exploration will be conducted on open pit basis and no tunneling will be involved. We are waiting for final approvals from the Mine Safety and Health Administration (“MSHA”) and the MMD on the El Capitan Property site which are anticipated to be received in the second quarter of 2016.

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We engage third party consultants and companies to provide mineral exploration and analysis of samples.  As part of its selection process, we take into account the quality assurance practices of such consultants and companies prior to engagement. Consequently, the Company has not created an independent quality assurance program.

Description of Equipment

We have purchased heavy metals separation system from AuraSource, Inc. that uses state-of-the-art technology to separate hematite and magnetite from other elements in the mineralized materials collected at the El Capitan Property. The AuraSource process separates the head ore into three products: iron ore, precious metals and middlings, which is mostly a waste product. The system does not use any water or toxic chemicals and utilizes complete green industrial extraction of precious metals. At full capacity, the machine can process 400 tons of mineralized material per hour. The Company built various protective coverings for the AuraSource machine and for storage of small tools and other related enhancements relative to our project.

The Company has purchased a water truck to transport water to the El Capitan Property pending the drilling on-site. We also have a mobile home situated on our patented land. The Company currently has no other material equipment or buildings on site.

From time to time, we have entered into agreements with various personnel and companies to conduct exploration projects on the El Capitan Property. Each of the respective companies utilizes its own equipment to perform contracted work at the El Capitan Property. Currently our contract miner has various types of equipment located on the El Capitan Property site, which has been rented to perform mining activities.

Other Properties

As previously reported, the Company has a 20% joint venture interest in the COD Property, an underground property located in the Cerbat mountains in Mohave County, Arizona, approximately 11 miles north, northwest of Kingman, Arizona. The Company entered into a joint venture agreement related to this property in May 2004. Based upon the events and financial condition of the 80% joint venture partner, we have determined that this joint venture is not viable and, as a result, the Company does not consider the COD Property to be a material property of the Company at this time.

Executive Offices and Administrative Offices

The executive office is at 5871 Honeysuckle Road, Prescott, Arizona 86305 and the administrative office is at 8390 Via de Ventura, Suite F-110, Scottsdale, Arizona 85258. The executive office premises are contributed free of charge by Mr. Stephen J. Antol, Chief Financial Officer for the Company. We believe that the offices are adequate to meet our current operational requirements. Other than our property as described above, we do not own any real property.

LEGAL PROCEEDINGS

We are not currently subject to any legal proceedings, and to the best of our knowledge, no such proceeding is threatened, the results of which would have a material impact on our properties, results of operation, or financial condition.  Nor, to the best of our knowledge, are any of our officers or directors involved in any legal proceedings in which we are an adverse party.

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MARKET PRICE OF AND DIVIDENDS ON OUR COMMON EQUITY

AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock trades on the OTCQB Marketplace operated by the OTC Markets Group, Inc., or “OTCQB,” under the ticker symbol “ECPN.” The following table sets forth the range of high and low closing bid quotes of our common stock per quarter as reported by the OTCQB for the past two fiscal years ended September 30, 2015 and 2014, respectively, and subsequent fiscal quarters ended December 31, 2015 and March 31, 2016. All quoted prices reflect inter-dealer prices without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

	Price Range
Quarter Ended	High	Low

March 31, 2016	$0.07	$0.03
December 31, 2015	$0.10	$0.05
September 30, 2015	$0.10	$0.06
June 30, 2015	$0.16	$0.06
March 31, 2015	$0.13	$0.08
December 31, 2014	$0.18	$0.09
September 30, 2014	$0.23	$0.16
June 30, 2014	$0.24	$0.15
March 31, 2014	$0.39	$0.14
December 31, 2013	$0.41	$0.06

Holders

On April 7, 2016, the average of the high and low reported sales prices of our common stock on the OTCQB was $0.039 per share. As of that date, we had approximately 1,423 holders of record of our common stock, one of which was Cede & Co., a nominee for Depository Trust Company, or DTC. Shares of common stock that are held by financial institutions as nominees for beneficial owners are deposited into participant accounts at DTC, and are considered to be held of record by Cede & Co. as one stockholder. As of April 7, 2016, we had approximately 8,680 beneficial holders of our common stock.

Dividends

To date, the Company has not declared or paid any cash dividends since its inception, and does not intend to declare any such dividends in the foreseeable future. Our ability to pay dividends is subject to limitations imposed by Nevada law. Under Nevada law, dividends may be paid to the extent that a corporation’s assets exceed its liabilities and it is able to pay its debts as they become due in the usual course of business.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth, as of September 30, 2015, (i) the number of securities to be issued upon the exercise of outstanding options, warrants and rights issued under our equity compensation plans, (ii) the weighted-average exercise price of such options, warrants and rights, and (iii) the number of securities remaining available for future issuance under our equity compensation plans (excluding those securities set forth in (i)).

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Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(1)	Weighted average price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding (a))

Equity compensation plans approved by security holders	8,387,500	$0.311	—
Equity compensation plans not approved by security holders	6,861,344	$0.0955	—
Total	15,248,844	$0.2143	—

___________

(1)	All outstanding options identified above are governed by the terms of the Company’s 2005 Stock Incentive Plan (the “2005 Plan”). The 2005 Plan authorizes the granting of stock-based awards to purchase up to 30,000,000 shares of our common stock. Under the 2005 Plan, our Board of Directors or a committee of two or more non-employee directors designated by our Board administers the 2005 Plan. As such, the Board or compensation committee, as applicable, has the power to grant awards, to determine when and to whom awards will be granted, the form of each award, the amount of each award, and any other terms or conditions of each award consistent with the terms of the 2005 Plan. Awards may be made to employees, directors and consultants of the Company and our subsidiaries. The types of awards that may be granted under the 2005 Plan include incentive and non-statutory stock options, stock appreciation rights, stock awards, restricted stock, and performance shares. Each award agreement will specify the number and type of award, together with any other terms and conditions as determined by the Board of Directors or committee in its sole discretion. In the event of an acquisition of the Company through the sale of substantially all of the Company's assets or through a merger, exchange, reorganization or liquidation of the Company or a similar event, the Board of Directors or applicable committee may take any action with respect to outstanding awards that it deems equitable, including providing for the assumption or substitution of outstanding awards, or the acceleration or termination of unvested awards. The Board of Directors may amend or discontinue the 2005 Plan at any time. The 2005 Plan expired during our 2015 fiscal year.

The 2005 Plan expired during the fiscal year ended September 30, 2015. On October 8, 2015, the Board of Directors of the Company approved the El Capitan Precious Metals, Inc. 2015 Equity Incentive Plan (the “2015 Plan”). The 2015 Plan enables the Board of Directors to grant to employees, directors, and consultants of the Company and its subsidiaries a variety of forms of equity-based compensation, including grants of options to purchase shares of common stock, shares of restricted common stock, restricted stock units, stock appreciation rights, other stock-based awards and performance-based awards. The maximum number of shares of common stock that may be issued or awarded under the 2015 Plan is 15,000,000 shares.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

Overview of Business

The Company is an exploration stage company as defined by the Securities and Exchange Commission’s (“SEC”) Industry Guide 7 as the Company has no established reserves as required under the Industry Guide 7.We have owned interests in several properties located in the southwestern United States in the past. We are principally engaged in the exploration of precious metals and other minerals on the El Capitan property located near Capitan, New Mexico (the “El Capitan Property”). We have not engaged in any revenue-producing operations. We have accomplished significant steps in our strategic business plan in our fiscal year 2015 and expect to begin expanded mineral exploration activity in January 2016. We have not yet demonstrated the existence of proven or probable reserves at our El Capitan Property.  As a result, and in accordance with accounting principles generally accepted in the United States for exploration stage companies, all expenditures for exploration and evaluation of our properties are expensed as incurred.

For complete details regarding the business of the Company, see “Description of Business” and “Description of Property,” above.

Results of Operations - Fiscal Year ended September 30, 2015 compared to Fiscal Year ended September 30, 2014.

As of September 30, 2015, we had not yet realized any material revenue from operations through our fiscal year 2015. We realized a net decrease in operating expenses of $514,192, from $2,778,221 for the fiscal year ended September 30, 2014 to $2,264,029 for the fiscal year ended September 30, 2015. The decrease is comprised mainly of decreases in professional fees of $139,572 and exploration costs of $788,455. These decreases were offset by increases in legal and accounting of $169,641 and other general and administrative expenses of $190,942.

The decrease in professional fees in the current year is mainly attributable to decreases in stock compensation for investor relations of $113,594, public relations of $6,418 and administrative consulting of $12,000. The decrease in exploration costs is mainly attributable to a decrease of $800,000 in stock non-cash costs related to the equipment purchase and a decrease of $100,000 in mineralized material processing costs. The increase in legal and accounting expenses occurred due to increased legal fees related to the negotiation and preparation of contracts and agreements as we transition into an operating entity. The increase in other general and administrative expenses were attributable to increased costs associated with options of $89,694, non-cash financing costs of $67,550 and depreciation of $58,367.

Our net loss decreased by $10,570 from $2,854,043 for the fiscal year ended September 30, 2014 to $2,843,473 for the current fiscal year ended September 30, 2015. The decrease in net loss is mainly attributable to the net decrease in operating expenses detailed above and an increase in non-cash debt discounts aggregating $286,687.

Results of Operations - Three Months Ended December 31, 2015 and 2014.

Revenues

We realized nominal revenue from exploration activities on deliveries of iron ore test loads to a construction contractor for material approval during the three months ended December 31, 2015. No revenues were recorded during the comparable prior year period.

Expenses and Net Loss

Our operating expenses decreased $333,071 from $706,929 for the three months ended December 31, 2014 to $373,858 for the three months ended December 31, 2015. The decrease is mainly attributable to decreases in other general and administrative expenses of $385,219, offset by an increase in legal and accounting expenses of $50,107.

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The decrease in general and administrative expenses is mainly attributable to decreases in costs associated with options and warrants of $355,012; travel and food of $21,974 and stockholder meeting costs of $10,805. The cost decreases were offset by the increase in legal costs incurred of $52,106. The increase in legal was incurred with implementation of our new 2015 Incentive Equity Plan and legal work related to new contract agreements and debt financing facility scenarios.

Our net loss for the three months ended December 31, 2015 decreased to $554,798 from a net loss of $780,745 incurred for the comparable three month period ended December 31, 2014. The decrease in net loss of $222,812 for the current period is mainly attributable to the decreases in net operating expenses and offset by an increase in other expenses of $113,209. The increase in other expenses is mainly comprised of a non-cash loss on extinguishment of debt of $84,270 and increased interest expense of $28,926.

Liquidity and Capital Resources

As of March 31, 2016, we had cash on hand of $87,541 and an estimated working capital deficit of $1,366,700. The actual working capital deficit at March 31, 2016 will be determined upon completion of our March 31, 2016 financial statements. Based upon our budgeted burn rate, we currently have operating capital for approximately a three months. The Company has historically relied on equity or debt financings to finance its ongoing operations and currently has a minimum source of revenue to cover its costs until weather permits deliveries of iron ore product. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. To continue as a going concern, the Company is dependent on achievement of cash flow and profits from entering the production stage of operations or obtaining short-term operational strategic financing alternatives or equity infusion. The Company does not have adequate liquidity to fund its current operations, meet its obligations and continue as a going concern.

Currently we anticipate funding our future operations from a revolving credit line associated with our agreements with Logistica (described under the caption “Description of Business – Business Operations” above), sales of iron extracted from mineralized material at the El Capitan Property, and sales of mineralized materials under our new prospective contract for the purchase of mineralized material. However, unless and until we commence sales and shipments under the aforementioned contracts, and/or enter similar agreements for the purchase of mineralized material, and produce sufficient cash flow from future revenues, we will continue to rely on equity and/or debt financing to fund our operations.

Our current financing arrangements are summarized below under the caption “Recent Financing Activities.” Our only committed source of future financing is pursuant to the Equity Line. To the extent that we are required to raise additional capital, we do not know whether it will be available on terms favorable or acceptable to us when needed, if at all. To the extent that we raise additional capital by issuing equity securities, our stockholders may experience dilution. In addition, we may grant future investors rights superior to those of our existing stockholders. If we raise additional funds by incurring debt, we could incur significant interest expense and become subject to covenants in the related transaction documentation that could affect the manner in which we conduct our business. If adequate additional capital is not available when required, we may be forced to reduce or eliminate our exploration activities and our marketing efforts for the sale of the El Capitan Property, or suspend our operations entirely.

Recent Financing Activities

On July 30, 2014, we entered into an Equity Purchase Agreement (the “2014 Agreement”) with Southridge Partners, LP (“Southridge”), pursuant to which the Company had the right from time to time, in its discretion, to sell newly-issued shares of its common stock to Southridge for aggregate gross proceeds of up to $1,900,000. Southridge’s purchase commitment was scheduled to terminate on the earlier of July 30, 2016, or the date on which aggregate purchases by Southridge under the 2014 Agreement total $1,900,000. The Company had no obligation to sell any shares under the 2014 Agreement. The offering of shares under the 2014 Agreement was made pursuant to a registration statement on Form S-3 (Registration Statement No. 333-193208) filed by the Company with the Securities and Exchange Commission, and prospectus supplements thereto. For a summary of the 2014 Agreement, see “Note 11 – Stockholders’ Equity – Equity Purchase Agreement” to the Consolidated Financial Statements for the fiscal year ended September 30, 2015. Because our public float was less than $75 million upon the filing of our Annual Reports on Form 10-K for fiscal 2014 and 2015, we are no longer eligible to utilize Form S-3 registration statements for the primary offering of securities. As a result, we are no longer able to sell shares to Southridge under the 2014 Agreement.

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On October 17, 2014, we entered into a private Note and Warrant Purchase Agreement with an accredited investor pursuant to which the Company borrowed $500,000 against delivery of a promissory note in such amount and issued warrants to purchase 882,352 shares of our common stock pursuant to the Note and Warrant Purchase Agreement. The promissory note carries an interest rate of 8% per annum, was initially due on July 17, 2015 and is secured by a first priority security interest in all right, title and interest of the Company in and to the net proceeds received by the Company from its sale of tailings separated from iron recovered by the Company at the El Capitan Property. On August 24, 2015, the note was mutually extended from July 17, 2015 to January 17, 2016. In consideration of the extension, the Company amended the common stock purchase warrant to purchase 4,714,286 shares (subject to adjustment) of the Company’s common stock at an exercise price of $0.07 per share. The warrant dated October 17, 2014 was cancelled. The amended agreement provides that if the loan should be paid in full prior to the extended maturity date, the amended common stock purchase warrants will be reduced to an amount equal to the percentage of days the principal balance was outstanding during the extension period to the total days in the extension period times 4,714,286. On January 19, 2016, the note was extended from January 17, 2016 to September 19, 2016. In consideration of the extension, the Company issued to the investor a three year common stock purchase warrant to purchase 471,429 shares (subject to adjustment) of common stock of the Company at an exercise price of $0.051 per share.

On February 4, 2015, the Company issued unsecured promissory notes in the aggregate principal amount of $63,000. Outstanding amounts under these notes accrue interest at 18% per year, with all principal and accrued interest being due and payable on February 4, 2016. The Company’s obligations under both notes were personally guaranteed by the Company’s director and Chief Executive Officer. As additional consideration for the loan, the Company issued a total of 400,000 shares of restricted common stock of the Company to the lenders. On February 4, 2016, the promissory notes were amended to extend the maturity date from February 4, 2016 to February 4, 2017 and reduced the interest rate to 10% per year. In consideration of the amendments, the Company issued a total of 300,000 shares of restricted common stock of the Company to the lenders.

On April 16, 2015, the Company entered into an agreement with a third party financing source pursuant to which the lender committed to loan the Company a total of $200,000 in installments. Installments on this loan have been advanced as follows:

Installment Date	Amount

April 17, 2015	$50,000
May 15, 2015	$50,000
June 16, 2015	$25,000
July 20, 2015	$25,000
August 18, 2015	$25,000
September 18, 2015	$25,000

The loan accrues interest at 10% per year, with all principal and accrued interest being due and payable on April 17, 2016. To secure the loan, the Company has granted the lender a security interest in the AuraSource heavy metals separation system located on the El Capitan Property. As additional consideration for the loan, the Company issued 3,000,000 shares of restricted common stock of the Company to the note holder. The note, including a portion of accrued interest of $7,500, was satisfied in its entirety in December 2015 in exchange for 3,772,728 restricted shares of the Company’s common stock. Unpaid accrued interest remained of $2,466.

On August 31, 2015, the Company entered into an agreement with a third party financing source pursuant to which the lender committed to loan the Company $100,000 for working capital. As an incentive for the financing, the Company issued 2,000,000 of restricted common stock. The investor decided not to accept the shares because of income tax implications and they were returned to the Company’s transfer agent and returned to the treasury. The agreement had an annual interest rate of 2% and was due November 15, 2015. The agreement provided for payment of one-half (1/2) of the gross revenues that the Company may receive from its mining activities towards the principal and accrued interest. The note, including accrued interest, was satisfied in its entirety in December 2015 in exchange for 3,500,000 restricted shares of the Company’s common stock.

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On December 2, 2015, we entered into a Securities Purchase Agreement for two $114,400 convertible notes with an accredited investor for an aggregate principal amount of $228,800 with an annual interest rate of 9%. Each note contains an original issue discount of $10,400 and related legal and due diligence costs of $12,000. The net proceeds from each note to be received by the Company will be $92,000. The maturity date on the first note is December 2, 2017. An amendment to the note on January 12, 2016, allows the Company to prepay in full the unpaid principal and interest on the note, upon notice, any time prior to May 29, 2016. Any prepayment is at 140% face amount outstanding and accrued interest. The redemption must be closed and paid for within three business days of the Company sending the redemption demand. The note may not be prepaid after the May 29, 2016. The note is convertible into shares of the Company’s common stock at any time beginning on May 30, 2016. The conversion price is equal to 55% of the lowest trading price of the Company’s common stock as reported on the QTCQB for the ten prior trading days (and may include the day of the Notice of Conversion under certain circumstances). The Company agreed to reserve an initial 5,033,000 shares of common stock for conversions under the note. The Company also agreed to adjust the share reserve to ensure that it equals at least four times the total number of common stock that is issuable upon conversion of the note from time to time.

On January 26, 2016 (the “Effective Date”), the Company entered into a Securities Purchase Agreement (the “SPA”) for an $180,000 convertible note with an accredited investor, with an annual interest rate of 7%. The note contains an original issuance discount (“OID”) of $18,000 and related legal costs of $6,000. The net proceeds received by the Company were $156,000. The maturity date of the note is January 26, 2017. Interest is due on or before the maturity date. The Company may redeem the note by prepaying the unpaid principal and interest on the note, upon notice, any time prior to 180 days after the Effective Date. If redemption is (i) prior to the 30th day the note is in effect (including the 30th day), the redemption will be 105% of the unpaid principal amount and accrued interest; (ii) if the redemption is on the 31st day up to and including the 60th day the note is in effect, the redemption price will be 115% of the unpaid principle amount of the note along with any accrued interest; (iii) if the redemption is on the 61st day up to and including the 120th day the note is in effect, the redemption price will be 135% of the unpaid principle amount of the note along with any accrued interest; if the redemption is on the 121st day up to and including the 180th day the note is in effect, the redemption price will be 150% of the unpaid principle amount of the note along with any accrued interest. The redemption must be closed and paid for within three business days of the Company sending the redemption demand. The note may not be prepaid and redeemed after the 180th day. The note is convertible into shares of the Company’s common stock at any time beginning on the date which is 181 days following the Effective Date. The conversion price is equal to 55% of the lowest trading price of the Company’s common stock as reported on the QTCQB for the ten prior trading days and may include the day of the Notice of Conversion under certain circumstances. The Company agreed to reserve an initial 10,800,000 shares of common stock for conversions under the note (the “Share Reserve”). We also agreed to adjust the Share Reserve to ensure that it always equals at least three times the total number of shares of common stock that is actually issuable if the entire note were to be converted. The note has an embedded conversion option which qualifies for derivative accounting and bifurcation under ASC 815-15 Derivatives and Hedging. Pursuant to ASC 815, the Company will recognize the fair value of the embedded conversion feature as a derivative liability when the Note becomes convertible on July 24, 2016. The OID interest of $18,000 and related loan costs of $6,000 was recorded as a discount to the note and is being amortized over the life of the loan as interest expense.

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As discussed above, on March 16, 2016, we and River North entered into an Equity Purchase Agreement pursuant to which we have the right to “put,” or sell, up to $5,000,000 worth of shares of our common stock to River North.   For further information, please see “The Offering” on page 14. In connection with this transaction, on March 16, 2016, we issued to River North a “commitment” convertible promissory note (the “Commitment Note”) in the principal amount of $35,000. The Commitment Note accrues interest at a rate of 10% per annum and matures on March 16, 2017.

Also on March 16, 2016, we entered into a Securities Purchase Agreement with River North pursuant to which the Company issued a convertible promissory note (the “Bridge Note”) to River North, in the original principal amount of $90,000, in consideration of the payment by River North of a purchase price equal to $81,000, with $9,000 retained by River North as original issue discount. The Bridge Note accrues interest at a rate of 10% per annum and matures on March 16, 2017.

Factors Affecting Future Mineral Exploration Results

We have generated no revenues, other than interest income and miscellaneous revenue from the sale of two ore bars, since inception. As a result, we have only a limited history upon which to evaluate our future potential performance. Our potential must be considered by evaluation of all risks and difficulties encountered by exploration companies which have not yet established business operations and anticipated results and situations of entering active exploration activities.

The price of gold and silver has experienced increases and decreases in value over the past five years.  A historical chart of their respective prices is contained in “Description of Business” portion of this prospectus.  Beginning in April 2013, the price of gold and silver has experienced a downward swing. A significant permanent drop in the price of gold, silver or other precious metals may have a materially adverse effect on the future results of potential exploration activities and the opportunity to market the sale of the El Capitan Property and the potential future revenue derived from the sale of concentrates. The El Capitan Property is an open pit mine with lower production costs and a material increase in costs associated with the recovery of precious metals may also cause a material adverse effect on the financial success of the Company and our ability to market the sale of the El Capitan Property.

Time delays in obtaining the necessary approvals from the various governmental agencies, both federal and state, may also cause delays, all of which are not under our control, in achieving our strategic business plan and current plan of operation.

Off-Balance Sheet Arrangements

During the fiscal year ended September 30, 2015, we did not engage in any off-balance sheet arrangements as set forth in Item 303(a)(4) of Regulation S-K.

Critical Accounting Policies

Our consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America, which require us to make estimates and judgments that significantly affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities at the date of the consolidated financial statements. Note 1, “Business, Basis of Presentation and Significant Accounting Policies” to the Consolidated Financial Statements for the fiscal year ended September 30, 2015, describes our significant accounting policies which are reviewed by management on a regular basis.

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CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in our accountants during the last two fiscal years, and we have not had any material disagreements with our existing accountants during that time.

DIRECTORS AND EXECUTIVE OFFICERS

Identification of Directors and Executive Officers

The following table sets forth the name, age, position and office term of each executive officer and directors of the Company as of April 11, 2016.

Name	Age	Position	Director Since

Charles C. Mottley	80	President, Chief Executive Officer, Director	April 21, 2009
John F. Stapleton	72	Chairman of the Board, Secretary, Director,	April 21, 2009
Clyde L. Smith	78	Director	November 23, 2015
Timothy J. Gay	71	Director	December 4, 2015
Stephen J. Antol	73	Chief Financial Officer	—

Charles C. Mottley – Mr. Mottley was Chairman of the Board of Gold and Minerals Company, Inc. from February 2009 until the merger into the Company in 2011; and was on the Board of Trustees at Hampden-Sydney College from 2007 to May 2011. Mr. Mottley was President and a Director of the Company from July 2002 to April 2007, when he resigned as President, but continued to serve as a Director until September 2007. He also provided consulting services to our Company from June 2007 to June 2008. On April 21, 2009, Mr. Mottley was reappointed as a Director of the Company and on April 30, 2009, Mr. Mottley was reappointed as President and as Chief Executive Officer. Mr. Mottley also served as Chairman and Chief Executive Officer of Gold and Minerals Company, Inc., from 1978 until July 2005, at which time he resigned those positions. He was on the Board of the National Mining Association from 2005 to 2007 and has been employed in the mining industry in various capacities from equipment sales and services to active mining operations for over 36 years. Mr. Mottley is the author of five books and is the founder of the Fatherhood Foundation in Scottsdale, Arizona. Mr. Mottley received a Bachelor of Arts Degree from Hampden-Sydney College in 1958. On January 20, 2012, Mr. Mottley filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code in the Unites States Bankruptcy Court in and for the District of Arizona (Case No. 10-01419 GBN). A plan of reorganization was approved by the Court in June 2013, and has not been discharged.

John F. Stapleton – Mr. Stapleton has been a Company director and Chairman of the Company’s Board of Directors since April 2009, and has served as Chief Financial Officer since February 2012. Mr. Stapleton has extensive experience with early-stage development companies and contributes a unique set of skills needed to achieve a focused strategy, early-stage funding, basic infrastructure and business model, all of which are central to creating a solid business platform to launch and scale a successful venture. Mr. Stapleton has a history of founding and supporting more than 25 emerging technology companies. As a senior officer and investor, Mr. Stapleton has been instrumental in the development and financing of several companies. Mr. Stapleton is the sole owner of Management Resource Initiatives, Inc., a corporation that, since January 2012, has been managing and overseeing the process of operating and marketing the El Capitan Property and performing other services aimed at furthering the Company's strategic goals.

Clyde L. Smith, PhD – A scientist with strong ties to academic research applied to ore-deposit exploration, Dr. Smith’s background includes eight years as an Industrial Associate to Stanford University School of Earth Sciences, work as an explorationist, and executive positions for the Toronto Stock Exchange- and Vancouver Stock Exchange-listed public companies with broad experience in prospect-generator business model, joint ventures, and exploration alliances with major companies such as Rio Tinto, Teck, and Mount Isa Mines. Dr. Smith’s recent project work has included work as Chief Geologist for Alexander Mining, a Singapore-based entity for which he wrote the NI 43-101 report and secured $5 million financing through UOB Bank, Singapore. He also planned and directed grassroots orogenic gold exploration and drilling on a large exploration license in Papua New Guinea, where he employed an ex-Chief Geochemist of Barrick Gold Corporation and an ex-Chief Geophysicist of Newmont Mining Corporation

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Timothy J. Gay, CPA, CVA – Mr. Gay has been involved for thirty-five years in management advisory with public companies for SEC-related services and specializes in mergers and acquisitions, bankruptcy reorganizations, expert testimony, and business valuations. He founded, organized, and continues to facilitate the M&A Roundtable and has extensive experience in providing guidance and services for financial institutions related to mergers, acquisitions, and financing alternatives. In addition, Mr. Gay has served on the boards and loan committees of financial institutions. As founder of Tim Gay & Associates, Mr. Gay organized the investment banking firms Cornelius & Gay and Cornelius, Gay & Korte (CG&K). He resigned his positions with CG&K in 2005 when he formed the Sierra Consulting Group, LLC. He has been appointed as an Examiner by the U.S. Department of Justice and as a Chapter 7 and Chapter 11 Trustee by the U.S. Bankruptcy Court and currently serves as a Principal of Semple, Marchal & Cooper, LLC, where he performs concurring partner reviews on SEC engagements. Mr. Gay also serves on various boards of non-profit organizations.

Stephen J. Antol – Mr. Antol has served as the Company’s Chief Financial Officer from November 2004 to May 2007 and from April 2009 until February 2012, and from January 2016 to the present. During the period February 2012 to January 2016, Mr. Antol served the Company in a non-executive capacity. For the period May 2007 to May 2009, and from late 1992 through November 2004, Mr. Antol rendered services as a consultant chief financial officer for a number of small and medium-size businesses, public and private companies requiring technical expertise on a limited or recurring basis. From 1990 to 1992, Mr. Antol served as Chief Financial Officer of Lou Register Furniture, a fine furniture retailer located in Phoenix, Arizona. From 1987 to 1990, Mr. Antol served as Director of Finance for F.S. Inc. (dba Audio Express and Country House Furniture), a retailer of furniture and stereo equipment in four southwestern states. From 1975 to 1987, Mr. Antol worked for Giant Industries, Inc., an independent refiner and marketer of petroleum products, in such capacities as Corporate Controller and Corporate Treasurer. Mr. Antol also has five years audit and tax experience with two major certified public accounting firms in Phoenix, Arizona. Mr. Antol received a Bachelor of Arts degree from Michigan State University in 1968, and became a licensed Certified Public Accountant in 1970. He no longer practices as a licensed CPA.

Audit Committee; Financial Expert

The Company has a standing audit committee comprised of one director, John F. Stapleton. As set forth in the Company’s written audit committee charter, the audit committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and reporting practices of the Company, and such other duties as directed by the Board. The committee’s role includes a particular focus on the qualitative aspects of financial reporting to shareholders, on the Company’s processes to manage business and financial risk, and for compliance with significant applicable legal, ethical, and regulatory requirements. The committee is directly responsible for the appointment, compensation, and oversight of the public accounting firm engaged to prepare and issue an audit report on the financial statements of the Company. We have posted our audit committee charter on our website at www.elcapitanpmi.com.

Mr. Stapleton is not an “audit committee financial expert” as defined by the rules promulgated by the SEC. However, Mr. Stapleton has financial management experience and is able to read and understand fundamental financial statements, including our consolidated balance sheet, consolidated statement of expenses and consolidated statement of cash flows, and is generally knowledgeable in financial and auditing matters. Given the Company’s current lack of capital to engage an “expert,” and the knowledge of the current member of the audit committee, the Company has determined that its current member of the audit committee sufficiently operates and functions without an “audit committee financial expert.”

Code of Ethics for Senior Financial Management

We have adopted a Code of Ethics that applies to our principal executive, financial and accounting officers (or persons performing similar functions). A copy of the Code of Ethics is filed as Exhibit 14.1 to our Annual Report on Form 10-K for the fiscal year ended September 30, 2015.

Nominating Committee

There have been no material changes to the procedures by which security holders may recommend nominees to the Company’s Board of Directors.

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Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires officers, directors and persons who beneficially own more than 10% of any class of equity securities registered pursuant to Section 12 of the Exchange Act to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. The Company does not have a class of equity securities registered pursuant to Section 12 of the Exchange Act.

Family Relationships

There are no family relationships between any director or executive officer.

Involvement in Certain Legal Proceedings

During the past ten years, none of our directors and executive officers has been involved in any of the events described in Item 401(f) of Regulation S-K.

EXECUTIVE COMPENSATION

This section contains a discussion of the material elements of compensation awarded to, earned by or paid to (i) all individuals serving as our principal executive officer during fiscal 2015, regardless of compensation level, and (ii) our two most highly compensated other executive officers who were serving as executive officers at the end of fiscal 2015 (or such lesser number then serving as an executive officers) and who received in excess of $100,000 in total compensation during such fiscal year. These individuals are referred to in this prospectus as the “named executive officers.” The named executive officers were the only individuals who served as executive officers of the Company during fiscal 2015.

Throughout the fiscal year ended September 30, 2015, the Company’s executive officers included Charles C. Mottley, President and Chief Executive Officer, and John F. Stapleton, Chief Financial Officer. Messrs. Mottley and Stapleton also serve as members of the Company’s Board of Directors. On January 18, 2016, Stephen J. Antol replaced Mr. Stapleton as the Company’s Chief Financial Officer. Mr. Stapleton continues to serve as a director of the Company.

During fiscal 2014 and 2015, Mr. Mottley was entitled to receive a salary of $15,000 per month for his service as President and Chief Executive Officer. Due to limited cash availability, Mr. Mottley had accrued unpaid compensation of $97,975, which is recorded in accrued compensation - related parties at September 30, 2015. In addition, the Company granted 500,000 options to purchase shares of the Company’s common stock to Mr. Mottley on each of March 14, 2014 and November 3, 2014, as compensation for his services as a director. See “Director Compensation” below.

Mr. Stapleton did not receive a salary for his service as Chief Financial Officer. The Company granted 500,000 options to purchase shares of the Company’s common stock to Mr. Stapleton on each of March 14, 2014 and November 3, 2014, as compensation for his services as a director. See “Director Compensation” below.

In January 2012, the Company retained Management Resource Initiatives, Inc. (“MRI”) for managing and overseeing the process of marketing and selling the El Capitan Property and performing other services aimed at furthering the Company's strategic goals pursuant to an unwritten consulting arrangement. Under this arrangement, the Company pays MRI a current monthly consulting fee of $15,000. The Company made or accrued aggregate consulting payments of $180,000 to MRI during each of the fiscal years ended September 30, 2015 and 2014. MRI is a corporation that is wholly-owned by John F. Stapleton. MRI had accrued and unpaid compensation of $135,000 recorded in accrued compensation - related parties at September 30, 2015. Amounts paid or accrued to MRI are not reflected as employment compensation in the table below.

Neither Messrs. Mottley nor Stapleton is subject to a written employment agreement.

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Summary Compensation Table

The following table sets forth the compensation awarded to, earned by or paid to each named executive officer during each of the fiscal years ended September 30, 2015 and 2014.

Name and Principal Position	Fiscal Year	Salary	Total Compensation

Charles C. Mottley	2015	$180,000	$180,000
President, Chief Executive Officer,	2014	$180,000	$180,000
Director

John F. Stapleton (1)	2015	$—	$—
Director, Chairman of the Board	2014	$—	$—
Former Chief Financial Officer

________________
(1)	Mr. Stapleton has served as Chairman of the Board since April 21, 2009 and served as Chief Financial Officer from February 2012 until January 2016. Mr. Stapleton had no employment contract with the Company and received no compensation for his services as an officer.

Grants of Plan-Based Awards

There was no equity awards granted under our 2005 Stock Incentive Plan to any named executive officer during the fiscal year ended September 30, 2015 as compensation for services provided as executive officers. Equity awards granted as compensation for director services are discussed below under “Director Compensation.”

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding each unexercised options held by each of the Company’s named executive officers as of September 30, 2015:

Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date

Charles C. Mottley	500,000	—	$1.02	2/7/18
	500,000	—	$0.21	7/6/22
	500,000	—	$0.215	1/15/18
	500,000	—	$0.16	12/12/18
	500,000	—	$0.31	3/14/19
	500,000	—	$0.15	11/3/24

John F. Stapleton	500,000	—	$1.02	2/7/18
	500,000	—	$0.38	1/31/19
	500,000	—	$0.21	7/6/22
	500,000	—	$0.215	1/15/18
	500,000	—	$0.16	12/12/18
	500,000	—	$0.31	3/14/19
	500,000	—	$0.15	11/3/24

____________
(1)	All option grants reflected in the table above were granted under to the Company’s 2005 Stock Incentive Plan, as amended.

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Our 2005 Stock Incentive Plan expired during our fiscal year ended September 30, 2015. On October 8, 2015, the Board of Directors of the Company approved the El Capitan Precious Metals, Inc. 2015 Equity Incentive Plan (the “2015 Plan”). The 2015 Plan enables the Board of Directors to grant to employees, directors, and consultants of the Company and its subsidiaries a variety of forms of equity-based compensation, including grants of options to purchase shares of common stock, shares of restricted common stock, restricted stock units, stock appreciation rights, other stock-based awards and performance-based awards. The maximum number of shares of common stock of the Company that may be issued or awarded under the 2015 Plan is 15,000,000 shares. On October 14, 2015, the Company filed Form S-8 Registration Statement No. 333-207399 with the SEC registering the 15,000,000 shares of common stock authorized for issuance pursuant to the 2015 Plan. On December 15, 2015, the Board of Directors of the Company adopted Amendment No. 1 to the Company’s 2015 Plan pursuant to which the number of shares of common stock issuable under the 2015 Plan was increased from 15,000,000 to 23,000,000.

Severance and Change of Control Arrangements

The Company has no severance or change of control agreements in place with its executive officers. The Company’s Board of Directors, or a committee thereof, serving as plan administrator of its 2005 Stock Incentive Plan and 2015 Equity Incentive Plan, has the authority to provide for accelerated vesting of the options granted to its named executive officers and any other person in the event of an acquisition of the Company through the sale of substantially all of the Company's assets or through a merger, exchange, reorganization or liquidation of the Company or a similar event as determined by the Committee. This description constitutes only a summary of the relevant terms of the Company’s 2005 Stock Incentive Plan and 2015 Equity Incentive Plan.

Director Compensation

On July 21, 2005, based upon recommendations from the Company’s compensation committee, the Board of Directors approved a cash compensation plan for the Board of Directors pursuant to which non-employee directors are entitled to receive an annual retainer of $5,000, plus an additional $1,000 for each Board meeting attended by each such director in person and $500 for all Board meetings attended by such director remotely. In addition, non-employee directors serving as chairman of the audit and compensation committee shall receive an additional annual retainer of $4,000. Because Messrs. Mottley and Stapleton were employees of the Company throughout fiscal 2015, neither was eligible to receive cash director compensation. Mr. Tony J. Burger, who became a Director on March 17, 2014, and resigned as a Director on December 24, 2014, and Mr. Bradley C. Holt, who became a Director on September 25, 2014, and resigned as a Director on February 17, 2015, each agreed to forego his receipt of Board member cash compensation, and these expenses have not been incurred. The Board also approves grants of stock incentive awards to all directors from time to time, which are reflected in the table below, including the footnotes thereto.

The following table shows the compensation earned by each of the Company’s Directors for the fiscal year ended September 30, 2015:

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards (2)	Total

Charles C. Mottley (1)(3)	$—	$—	$62,420	$62,420
John F. Stapleton (1)(4)	$—	$—	$62,420	$62,420
Bradley C. Holt (1)(5)	$—	$—	$31,210	$31,210
Tony J. Burger (1)(6)	$—	$—	$45,813	$45,813

___________
(1)	Mr. Mottley and Mr. Stapleton were appointed to the Board of Directors and Mr. Stapleton as Chairman of the Board on April 21, 2009; Mr. Burger was appointed to the Board of Directors on March 17, 2014 and Mr. Holt was elected to the Board of Directors on September 25, 2014. Mr. Burger resigned from the Board of Directors on December 24, 2014 and Mr. Holt resigned from the Board of Directors on February 17, 2015.
(2)	Amounts shown reflect the grant date fair value, computed in accordance with FASB ASC 718, for stock based incentives granted during the fiscal 2014. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For a discussion of the assumptions relating to our valuations of the option awards, see Note 1 to the financial statements for the fiscal year ended September 30, 2015. These amounts reflect our accounting expense for these stock options and do not correspond to the actual value that may be recognized by the director.

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(3)	During fiscal 2015, Mr. Mottley was awarded (i) an option to purchase 500,000 shares of our common stock at $0.15 per share, which had a grant date fair value of $62,420. At September 30, 2015, Mr. Mottley held options to purchase 3,000,000 shares at a weighted average exercise price of approximately $0.34 per share, all of which were fully vested.
(4)	During fiscal 2015, Mr. Stapleton was awarded (i) an option to purchase 500,000 shares of our common stock at $0.15 per share, which had a grant date fair value of $62,420. At September 30, 2015, Mr. Stapleton held options to purchase 3,500,000 shares at a weighted average exercise price of approximately $0.35 per share, all of which were fully vested.
(5)	During fiscal 2014, Mr. Holt was awarded an option to purchase 250,000 shares of our common stock at $0.15 per share, which had a grant date fair value of $31,210. At September 30, 2015, Mr. Holt held options to purchase 550,000 shares at a weighted average exercise price of approximately $0.14 per share, all of which were fully vested.
(6)	During fiscal 2015, Mr. Burger was awarded an option to purchase 250,000 shares of our common stock at $0.15per share, which had a grant date fair value of $31,210. Mr. Burger also had 62,500 options vest from an award in fiscal 2014 at $0.3452. Mr. Burger held options to purchase 437,500 shares at a weighted average exercise price of approximately $0.23 per share, all of which were fully vested.

Compensation Committee

The purpose of the Committee is to carry out the Board of Directors’ overall responsibility relating to executive compensation. Members of the Committee are appointed by the Board of Directors and may be removed by the Board of Directors in its discretion. Members of the Compensation Committee are required to be independent directors, and shall satisfy the Company’s independence guidelines for members of the Compensation Committee. Until his resignation as a Director on December 24, 2014, Mr. Tony J. Burger served as the only member of the Compensation Committee. Due to Mr. Burger’s resignation, the Board as a whole has assumed the responsibilities of the Compensation Committee until such time as a new independent director or directors are appointed to the Compensation Committee. We have posted our Compensation Committee Charter on our website at www.elcapitanpmi.com.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 11, 2016, certain information regarding beneficial ownership of our capital stock according to the information supplied to us, that were beneficially owned by (i) each person known by the Company to be the beneficial owner of more than 5% of each class of the Company’s outstanding voting stock, (ii) each director, (iii) each named executive officer identified in the Summary Compensation Table, and (iv) all named executive officers and directors as a group. Except as otherwise indicated, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.

	Amount and Nature of Beneficial Ownership
	Common Stock			Series B Convertible Preferred Stock (1)
Name and Address of Beneficial Owner	Shares		% of Class (2)	Shares	% of Class (2)

Charles C. Mottley 5871 Honeysuckle Road Prescott, Arizona 86305	14,528,200	(3)	4.67%	—	—
John F. Stapleton 5871 Honeysuckle Road Prescott, Arizona 86305	8,196,031	(4)	2.63%	51	100%
Clyde L. Smith 5871 Honeysuckle Road Prescott, Arizona 86305	250,000	(5)	*	—	—
Timothy J. Gay 5871 Honeysuckle Road Prescott, Arizona 86305	304,990	(6)	*	—	—
Stephen J. Antol 5871 Honeysuckle Road Prescott, Arizona 86305	5,371,243	(7)	1.73%	—	—
All officers and directors as a group (5 persons)	28,650,464	(8)	9.21%	51	100%

____________

*	Less than 1%
(1)	Each share of Series B Convertible Preferred Stock entitles the holder thereof to 6,278,938 votes solely in respect of matters that relate to Company capitalization (including, without limitation, increasing and/or decreasing the number of authorized shares of common stock and/or preferred stock, and implementing forward and/or reverse stock splits) and changes in the Company’s name. Holders of Series B Convertible Preferred Stock do not otherwise have the right to vote such shares on matters brought before the Company’s stockholders.
(2)	Applicable percentage of ownership is based on 311,181,187 shares of common stock and 51 shares of Series B Convertible Preferred Stock outstanding as of April 11, 2016, together with securities exercisable or convertible into shares of common stock within sixty (60) days of April 11, 2016 for each stockholder. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants exercisable or convertible into shares of common stock that are currently exercisable or exercisable within sixty (60) days of April 11, 2016, are deemed to be beneficially owned by the person holding such options or warrants for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
(3)	Mr. Mottley is President, Chief Executive Officer and a Director of the Company. Includes (i) 3,000,000 shares issuable upon the exercise of outstanding stock options that are currently exercisable or will become exercisable within sixty (60) days following April 11, 2016; and (ii) 10,000 shares of common stock held by Mr. Mottley’s spouse.
(4)	Mr. Stapleton is the Chairman of the Board, Chief Financial Officer and Secretary of the Company. Includes (i) 3,500,000 shares issuable upon the exercise of outstanding stock options that are currently exercisable or will become exercisable within sixty (60) days following April 11, 2016, and (ii) 51 shares of common stock that are issuable upon conversion of Series B Convertible Preferred Stock held by Mr. Stapleton.
(5)	Mr. Smith is a Director of the Company as of November 23, 2015. Includes 250,000 shares issuable upon the exercise of outstanding stock options that are currently exercisable or will become exercisable within sixty (60) days following April 11, 2016.

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(6)	Mr. Gay is a Director of the Company as of December 4, 2015. Includes 250,000 shares issuable upon the exercise of outstanding stock options that are currently exercisable or will become exercisable within sixty (60) days following April 11, 2016.
(7)	Mr. Antol is the Chief Financial Officer of the Company. Includes 125,000 shares held by Mr. Antol’s spouse and 350,000 shares issuable upon the exercise of stock options that are currently exercisable or will become exercisable within sixty (60) days following April 11, 2016.
(8)	Includes 7,350,000 shares issuable upon the exercise of stock options that are currently exercisable or will become exercisable within sixty (60) days following April 11, 2016.

Changes in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change in control of our company.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS AND CORPORATE GOVERNANCE

Certain Relationships

Since January 2012, Management Resource Initiatives, Inc. (“MRI”) has been managing and overseeing the process of marketing and selling the El Capitan Property and performing other services aimed at furthering the Company's strategic goals pursuant to an unwritten consulting arrangement. Under this arrangement, the Company paid MRI a monthly consulting fee of $10,000 through July 2013. Effective August 1, 2013, the monthly consulting fee was increased to $15,000. The Company made aggregate payments of $180,000 to MRI during fiscal 2014 and aggregate payments of $45,000 during fiscal year 2015. Accrued and unpaid fees of $135,000 are recorded in accrued compensation - related parties at September 30, 2015. MRI is a corporation that is wholly-owned by John F. Stapleton, the Chief Financial Officer and a Director of the Company.

On August 1, 2014, Company issued 51shares of Series B Preferred Stock to John F. Stapleton for a purchase price equal to $1.00 per share. As a result of the voting rights of the Series B Preferred Stock, Mr. Stapleton holds in the aggregate approximately 51% of the total voting power of all issued and outstanding voting capital of the Company solely with respect to matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent and relate to Company capitalization (including, without limitation, increasing and/or decreasing the number of authorized shares of common stock and/or preferred stock, and implementing forward and/or reverse stock splits) and changes in the Company’s name. Mr. Stapleton does not otherwise have the right under the Certificate of Designation to vote the Series B Preferred Stock on matters brought before the Company’s stockholders. The Company’s Board of Directors believes that the issuance of the Series B Preferred Stock to Mr. Stapleton facilitates the Company’s ability to manage its affairs with respect to the limited matters on which the Series B Stockholder is entitled to vote.

On February 4, 2016, the Company signed a $30,000 promissory note payable to MRI, which accrues interest at 18% per annum and becomes due and payable on February 4, 2016. As an inducement for the loan represented by the note, the Company issued 200,000 shares of restricted common stock of the Company to MRI. On February 4, 2015, the note was amended to extend the maturity date from February 4, 2016 to February 4, 2017, and to amend the interest rate to 10% for the extended maturity period. In consideration for the note amendment, the Company issued MRI 150,000 restricted shares of common stock of the Company.

Director Independence

Although the Company is not listed on a national securities exchange, in determining whether the members of our Board and its committees are independent, the Company has elected to use the definition of “independence” set forth by the NASDAQ Stock Market (“NASDAQ”) and the standards for independence established by NASDAQ. After review of relevant transactions or relationships between each director, or any of his family members, and the Company, its senior management and its independent registered public accounting firm, the Board has determined that John F. Stapleton and, Charles C. Mottley are not independent directors under the NASDAQ standard based in part on their positions as executive officers and employees of the Company.

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The director independence rules of NASDAQ require listed companies to have an audit committee of at least three members, each of whom (in addition to satisfying other conditions) is an independent director. The Company’s audit committee is comprised of John F. Stapleton and, therefore, would not meet this NASDAQ requirement.

The director independence rules of NASDAQ require that the compensation of the chief executive officer and other officers of a listed company be determined, or recommended to the Board for determination, either by a compensation committee comprised of independent directors or by a majority of the independent directors on its Board of Directors. Until his resignation as a Director on December 24, 2014, Mr. Tony J. Burger served as the only member of the compensation committee. Due to Mr. Burger’s resignation, the Board as a whole has assumed the responsibilities of the Compensation Committee until such time as a new independent director or directors are appointed to the Compensation Committee. Until such appointment(s), the Company’s compensation committee does not meet this NASDAQ requirement.

The director independence rules of the NASDAQ require that Board of Director nominations must be either selected, or recommended for the Board's selection, by either a nominating committee comprised solely of independent directors or by a majority of the independent directors. The Company’s Board of Directors as a whole serves as the nominating committee and, therefore, would not meet this NASDAQ requirement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the Securities and Exchange Commission. Such filings are available to the public over the Internet at the Securities and Exchange Commission’s website at http://www.sec.gov.

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act of 1933, as amended, with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits.

You may review a copy of the registration statement, and the reports and other information that we file with the Securities and Exchange Commission, at the Securities and Exchange Commission’s public reference room at 100 F Street, N.E. Washington, D.C. 20549 on official business days during the hours of 10 a.m. to 3 p.m. You may obtain information on the operation of the public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330. You may also read and copy any materials we file with the Securities and Exchange Commission at the Securities and Exchange Commission’s public reference room. Our filings and the registration statement can also be reviewed by accessing the Securities and Exchange Commission’s website at http://www.sec.gov.

Statements contained in this prospectus as to the contents of any contract or other document that we have filed as an exhibit to the registration statement are qualified in their entirety by reference to the exhibits for a complete statement of their terms and conditions.

The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to the registration statement of which this prospectus is a part were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were made as of an earlier date. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

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DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Pursuant to our articles of incorporation and bylaws, we may indemnify an officer or director who is made a party to any proceeding, because of his position as such, to the fullest extent authorized by the corporation laws of the State of Nevada, as the same exists or may hereafter be amended. In certain cases, we may advance expenses incurred in defending any such proceeding.

To the extent that indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by any of our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

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FINANCIAL STATEMENTS

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

El Capitan Precious Metals, Inc.

Scottsdale, Arizona

We have audited the accompanying consolidated balance sheets of El Capitan Precious Metals, Inc. and its subsidiaries (collectively, the “Company”) as of September 30, 2015 and 2014, and the related consolidated statements of expenses, stockholder’s equity, and cash flows for each of the years then ended. These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatements.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of El Capitan Precious Metals, Inc. and its subsidiaries as of September 30, 2015 and 2014, and the results of their operations and their cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has no source of revenue to cover its costs, incurred a net loss for the year ended September 30, 2015 and has a working capital deficit as of September 30, 2015. The Company requires additional funds to meet its obligations and the costs of its operations. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

January 11, 2016

F-2

CONSOLIDATED BALANCE SHEETS

	September 30,
	2015	2014
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$71,393	$218,513
Prepaid expense and other current assets	61,654	99,086
Inventory	52,279	—
Total Current Assets	185,326	317,599

Property and equipment, net of accumulated depreciation of $63,470 and $3,017, respectively	588,067	567,566
Exploration property	1,864,608	1,864,608
Restricted cash	74,499	15,000
Deposits	22,440	22,440
Total Assets	$2,734,940	$2,787,213

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$251,834	$132,580
Notes payable, net of unamortized discounts of $77,157 and $158,559, respectively	1,168,187	491,441
Note payable, related party net of unamortized discounts of $4,438 and $0, respectively	25,562	—
Accrued compensation - related parties	228,975	—
Accrued liabilities	592,764	149,314
Total Current Liabilities	2,267,322	773,335

STOCKHOLDERS’ EQUITY:
Preferred stock, $0.001 par value; 5,000,000 shares authorized; 51 and 51 shares issued and outstanding, respectively	—	—
Common stock, $0.001 par value; 400,000,000 shares authorized; 285,398,000 and 278,053,877 shares issued and outstanding, respectively	285,398	278,054
Additional paid-in capital	207,701,091	206,411,222
Accumulated deficit	(207,518,871)	(204,675,398)
Total Stockholders’ Equity	467,618	2,013,878
Total Liabilities and Stockholders’ Equity	$2,734,940	$2,787,213

The accompanying notes are an integral part of these consolidated financial statements.

F-3

EL CAPITAN PRECIOUS METALS, INC.

CONSOLIDATED STATEMENTS OF EXPENSES

	Years Ended September 30,
	2015	2014

OPERATING EXPENSES:
Professional fees	$208,720	$348,292
Administrative consulting fees	260,000	260,000
Legal and accounting fees	341,667	172,026
Exploration costs	624,950	1,413,405
Other general and administrative	828,692	637,750
Gain on settlement of accounts payable	—	(53,252)
Total Operating Expenses	2,264,029	2,778,221

LOSS FROM OPERATIONS	(2,264,029)	(2,778,221)

OTHER INCOME (EXPENSE):
Interest income	23	93
Interest expense	(355,243)	(75,915)
Interest expense - related party	(3,521)	—
Loss on debt extinguishment	(220,703)	—
Total Other Income (Expense)	(579,444)	(75,822)

LOSS BEFORE PROVISION FOR INCOME TAXES	(2,843,473)	(2,854,043)

PROVISION FOR INCOME TAXES	—	—

NET LOSS	$(2,843,473)	$(2,854,043)

Basic and Diluted Per Share Data:
Net Loss Per Share - basic and diluted	$(0.01)	$(0.01)

Weighted Average Common Shares Outstanding:
Basic and diluted	280,599,695	271,783,390

The accompanying notes are an integral part of these consolidated financial statements.

F-4

EL CAPITAN PRECIOUS METALS, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

					Additional
	Common Stock		Preferred Stock		Paid-In	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balances at September 30, 2013	262,604,345	262,604	—	—	203,879,146	(201,821,355)	2,320,395
Common stock issued for services	4,350,000	4,350	—	—	845,275	—	849,625
Common stock issued with note payable	2,500,000	2,500	—	—	219,722	—	222,222
Options expense	—	—	—	—	509,604	—	509,604
Options exercised	100,000	100	—	—	21,400	—	21,500
Reversal of deferred costs	—	—	—	—	(20,476)	—	(20,476)
Sale of preferred stock	—	—	51	—	51	—	51
Sales of common stock	8,499,532	8,500	—	—	956,500	—	965,000
Net loss	—	—	—	—	—	(2,854,043)	(2,854,043)
Balances at September 30, 2014	278,053,877	$278,054	51	$—	$206,411,222	$(204,675,398)	$2,013,878
Common stock issued for services	2,500,000	2,500	—	—	235,050	—	237,550
Options expense	—	—	—	—	525,703	—	525,703
Sales of common stock for cash	594,318	594	—	—	49,406	—	50,000
Common stock issued with notes payable	3,400,000	3,400	—	—	116,159	—	119,559
Stock issued for related party payables	849,805	850	—	—	52,684	—	53,534
Warrants issued with debt extinguishment	—	—	—	—	220,703	—	220,703
Warrants issued with notes payable	—	—	—	—	73,053	—	73,053
Warrants issued as deferred financing cost	—	—	—	—	17,111	—	17,111
Net loss	—	—	—	—	—	(2,843,473)	(2,843,473)
Balances at September 30, 2015	285,398,000	$285,398	51	$—	$207,701,091	$(207,518,871)	$467,618

The accompanying notes are an integral part of these consolidated financial statements.

F-5

EL CAPITAN PRECIOUS METALS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended September 30,
	2015	2014

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,843,473)	$(2,854,043)
Adjustments to reconcile net loss to net cash used in operating activities:
Warrant and option expense	525,703	509,604
Stock-based compensation	237,550	849,625
Amortization of debt discounts	269,576	63,663
Amortization of deferred financing cost	17,111	—
Depreciation	60,453	2,087
Loss on debt extinguishment	220,703	—
Gain on settlement of accounts payable	—	(53,252)
Net change in operating assets and liabilities:
Prepaid expenses and other current assets	37,432	(20,509)
Deferred costs	—	100,000
Inventory	(52,279)	—
Accounts payable	172,788	70,955
Accrued compensation - related parties	228,975	—
Accrued liabilities	405,127	9,900
Interest payable	38,323	118,814
Net Cash Used in Operating Activities	(682,011)	(1,222,956)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of equipment	(80,954)	(168,723)
Restricted cash	(59,499)	—
Net Cash Used in Investing Activities	(140,453)	(168,723)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock	50,000	965,000
Proceeds from option exercise	—	21,500
Proceeds from notes payable	583,000	250,000
Proceeds from note payable – related party	30,000	—
Increase in finance contracts	39,960	17,439
Payments on finance contracts	(27,616)	(17,439
Net Cash Provided by Financing Activities	675,344	1,236,500

NET (DECREASE) IN CASH	(147,120)	(155,179)
CASH, BEGINNING OF YEAR	218,513	373,692
CASH, END OF YEAR	$71,393	$218,513

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$33,435	$—
Cash paid for income taxes	—	—

(Continued)

The accompanying notes are an integral part of the consolidated financial statements.

F-6

EL CAPITAN PRECIOUS METALS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Continued)

	Years Ended September 30,
	2015	2014

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Debt issued for equipment purchase	$—	$400,000
Common stock issued with note payable	119,559	222,222
Reversal of common stock granted for deferred costs	—	20,476
Warrants issued for deferred financing costs	17,111	—
Warrants issued with notes payable	73,053	—
Common stock issued for related party payables	53,534	—

The accompanying notes are an integral part of the consolidated financial statements.

F-7

EL CAPITAN PRECIOUS METALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – BUSINESS, BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

Business, Operations and Organization

On July 26, 2002, El Capitan Precious Metals, Inc. was incorporated as a Delaware corporation to engage in the business of acquiring properties containing precious metals, principally gold, silver, and platinum (“El Capitan Delaware”). On March 18, 2003, El Capitan Delaware entered into a share exchange agreement with DML Services, Inc. (“DML”), a Nevada corporation, and became the wholly owned subsidiary of DML. On April 11, 2003, DML changed its name to El Capitan Precious Metals, Inc. The results of El Capitan Precious Metals, Inc., a Nevada corporation (formerly DML Services, Inc.), and its wholly owned Delaware subsidiary of the same name (collectively the “Company”) are presented on a consolidated basis.

The transaction was recorded as a reverse acquisition based on factors demonstrating that El Capitan Delaware constituted the accounting acquirer. The shareholders of El Capitan Delaware received 85% of the post-acquisition outstanding common stock of DML. In addition, post-acquisition management personnel and the sole board member of El Capitan Delaware consisted of individuals previously holding positions with El Capitan Delaware. The historical stockholders’ equity of El Capitan Delaware prior to the exchange was retroactively restated (a recapitalization) for the equivalent number of shares received in the exchange after giving effect to any differences in the par value of the DML and El Capitan Delaware common stock, with an offset to additional paid-in capital. The restated consolidated deficit accumulated during the development stage of the accounting acquirer (El Capitan Delaware) has been carried forward after the exchange.

The Company owns 100% of the outstanding common stock of El Capitan Delaware. Prior to January 19, 2011, El Capitan Delaware owned a 40% interest in El Capitan, Ltd., an Arizona corporation (“ECL”).  On January 19, 2011, we acquired the remaining 60% interest in ECL from Gold and Minerals Company, Inc. (“G&M”) by merging an acquisition subsidiary created by the Company with and into G&M. In connection with the merger, each share of G&M common and preferred stock outstanding was exchanged for approximately 1.414156 shares of the Company’s common stock, resulting in the issuance of an aggregate of 148,127,043 shares of the Company’s common stock to former G&M stockholders. Upon closing of the merger, G&M became a wholly-owned subsidiary of the Company and our consolidated Company acquired 100% of ECL. As a result, we now own 100% of the El Capitan Property site (described below).

El Capitan Precious Metals, Inc., a Nevada corporation, together with its consolidated subsidiaries are collectively hereinafter referred to as the “Company,” “our” or “we.”

The Company is an exploration stage company as defined by the Securities and Exchange Commission’s (“SEC”) Industry Guide 7 as the Company has no established reserves as required under the Industry Guide 7. We are principally engaged in the exploration of precious metals and other minerals on the El Capitan property located near Capitan, New Mexico (the “El Capitan Property”). The Company is in mineral exploration state activities and has obtained permitting with the State of New Mexico Minerals and Mining Division to expand the Company’s mineral exploration activities and the process of entering into the production stage of operations.

The Company has completed certain acquisitions and transactions prior to fiscal 2015, but has not had any material revenue producing operations.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries El Capitan Precious Metals, Inc., a Delaware corporation; Gold and Minerals Company, Inc., a Nevada corporation; and El Capitan, Ltd., an Arizona corporation. All significant inter-company accounts and transactions have been eliminated in consolidation.

Reclassifications

Certain prior year amounts have been reclassified to conform to the current year presentation.

F-8

EL CAPITAN PRECIOUS METALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Basis of Presentation and Going Concern

The Company's consolidated financial statements are prepared using the accrual method of accounting in accordance with accounting principles generally accepted in the United States of America ("GAAP"), and have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities in the normal course of business. The Company currently has no source of revenue to cover its costs.  The Company has incurred a loss of $2,843,473 for the fiscal year ended September 30, 2015 and has a working capital deficit of $2,081,996 as of September 30, 2015. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

To continue as a going concern, the Company is dependent on achievement of cash flow and profits from entering the production stage of operations. The Company does not have adequate liquidity to fund its current operations, meet its obligations and continue as a going concern. The Company secured working capital loans in the amounts of $200,000 in April 2015 and $100,000 in August 2015 to assist bridging into mining operations. The Company is also pursuing other short-term operational strategic financing alternatives or equity infusion.

The Company’s consolidated financial statements do not include any adjustment relating to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

Fair Value of Financial Instruments

The fair values of the Company’s financial instruments, which include cash, investments, accounts payable, accrued expenses and notes payable, approximate their carrying amounts because of the short maturities of these instruments or because of restrictions.

Management Estimates and Assumptions

The preparation of the Company’s consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made; however, actual results could differ materially from these estimates.

Cash and Cash Equivalents

The Company considers those short-term, highly liquid investments with maturities of three months or less as cash and cash equivalents. At times, cash in banks may be in excess of the FDIC limits. The Company has no cash equivalents.

Inventory

Inventories include mineralized material stockpile, concentrate and iron ore inventories, as described below. Inventories are carried at the lower of average cost or net realizable value, in the case of mineralized material stockpile and concentrate inventories and minimal cost is attributable to the iron ore inventories. The net realizable value of mineralized material stockpile inventories represents the estimated future sales price of the product based on current and long-term metals prices, less the estimated costs to complete production and bring the product to sale. Concentrate inventories are carried at the lower of full cost of production or net realizable value based on current metals prices. Write-downs of inventory will be reported as a component of production costs applicable to sales.

F-9

EL CAPITAN PRECIOUS METALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Mineralized Material Stockpile Inventories

Mineralized material stockpile inventories represent mineralized materials that have been mined and are available for further processing. Costs are allocated to mineralized material stockpile inventories based on relative values of material stockpiled and processed using current mining costs incurred up to the point of stockpiling the mineralized material.

Concentrates

Concentrates inventory include metal concentrates located either at the Company’s El Capitan Property mine site or in transit to a customer’s port. Inventories consist of mineralized material that contains gold and silver mineralization.

Iron Ore

The high grade iron ore material is inventoried until the market prices are reestablished at a higher market demand and are valued at five percent of the market price. Any proceeds from the sale of iron ore will offset the cost of mining the mineralized ore.

Property and Equipment

Property and equipment are recorded at cost less accumulated depreciation. Upon retirement or sale, the cost of the assets disposed of and the related accumulated depreciation are removed from the accounts, with any resultant gain or loss being recognized as a component of operating income or expense. Depreciation is computed over the estimated useful lives of the assets using the straight-line method. Maintenance and repairs are charged to operations as incurred.

Restricted Cash

Restricted cash consists of two certificates of deposits in favor of the New Mexico Minerals and Mining Division for a total of $74,497. The amount was increased $59,495 during the fiscal year ended September 30, 2015 with the issuance of the Company’s expanded mining permit and is posted as a financial assurance for required reclamation work to be completed on mined acreage.

Exploration Property Costs

Exploration property costs are expensed as incurred until such time as economic reserves are quantified. To date the Company has not established any proven or probable reserves on the El Capitan Property. The Company has capitalized $1,864,608 of exploration property acquisition costs reflecting its investment in the El Capitan Property.

Net Income (Loss) Per Share

The Company calculates net income (loss) per share as required by Accounting Standards Codification subtopic 260-10, Earnings per Share (ASC 260-10”). Basic earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Diluted earnings per share is calculated by dividing net income (loss) by the weighted average number of common shares and dilutive common stock equivalents outstanding. During the periods when they are anti-dilutive, common stock equivalents, if any, are not considered in the computation. For the years ended September 30, 2015 and 2014, the impact of outstanding stock equivalents has not been included as they would be anti-dilutive. 10,387,500 and 7,900,000 options and 4,861,344 and 0 warrants were excluded during the years ended September 30, 2015 and 2014, respectively.

F-10

EL CAPITAN PRECIOUS METALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Stock-Based Compensation

FASB ASC 718 requires companies to measure all stock compensation awards using a fair value method and recognize the related compensation cost in its financial statements. Beginning with the Company’s quarterly period that began on October 1, 2006, the Company adopted the provisions of FASB ASC 718 and expenses the fair value of employee stock options and similar awards in the financial statements. The Company accounts for share based payments in accordance with ASC 718, Compensation - Stock Compensation, which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on the grant date fair value of the award. In accordance with ASC 718-10-30-9, Measurement Objective – Fair Value at Grant Date, the Company estimates the fair value of the award using the Black-Scholes option pricing model for valuation of the share-based payments. The Company believes this model provides the best estimate of fair value due to its ability to incorporate inputs that change over time, such as volatility and interest rates, and to allow for actual exercise behavior of option holders. The simplified method is used to determine compensation expense since historical option exercise experience is limited relative to the number of options issued. The compensation cost is recognized ratably using the straight-line method over the expected vesting period.

The Company accounts for stock-based compensation to other than employees in accordance with FASB ASC 505-50. Equity instruments issued to other than employees are valued at the earlier of a commitment date or upon completion of the services, based on the fair value of the equity instruments and is recognized as expense over the service period.

The Company recognized stock-based administrative compensation aggregating $525,703 and $509,604 for common stock options issued to administrative personnel and consultants during the years ended September 30, 2015 and 2014, respectively. Also during the years ended September 30, 2015 and 2014, the Company paid stock-based compensation consisting of common stock issued to non-employees aggregating $237,550 and $849,625, respectively.

Impairment of Long-Lived Assets

The Company reviews and evaluates long-lived assets for impairment when events or changes in circumstances indicate the related carrying amounts may not be recoverable. The assets are subject to impairment consideration under ASC 360-10-35-17, Measurement of an Impairment Loss, if events or circumstances indicate that their carrying amount might not be recoverable. As of September 30, 2015, precious metals recovery process for precious metals is on target with the Company’s updated report from our independent geologist in January 2012 and no events or circumstances have happened to indicate the related carrying values of the properties may not be recoverable. When the Company determines that an impairment analysis should be done, the analysis will be performed using the rules of ASC 930-360-35, Asset Impairment, and 360-10-15-3 through 15-5, Impairment or Disposal of Long-Lived Assets.

An impairment loss is recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount. When impairment is identified, the carrying amount of the asset is reduced to its estimated fair value. Assets to be disposed of are recorded at the lower of net book value or fair market value less cost to sell at the date management commits to a plan of disposal. There were no impairments to long-lived assets for the Company’s fiscal years ended September 30, 2015 or 2014.

Income Taxes

The Company computes deferred income taxes under the asset and liability method prescribed by FASB ASC 740. Under this method, deferred tax assets and liabilities are recognized for temporary differences between the financial statement amounts and the tax basis of certain assets and liabilities by applying statutory rates in effect when the temporary differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount more likely than not to be realized.

F-11

EL CAPITAN PRECIOUS METALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Revenue Recognition

When revenue is generated from operations, it will be recognized in accordance with FASB ASC 605. In general, the Company will recognize revenue when (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the fee is fixed or determinable, and (iv) collectability is reasonably assured. Revenue generated and costs incurred under this agreement will be reported on a net basis in accordance with FASB ASC 605-45. There was no revenue generated for the Company’s fiscal years ended September 30, 2015 or 2014.

Gain on Settlement of Accounts Payable

During the fiscal year ended September 30, 2014, the Company recorded a gain on settlement of accounts payable of $53,252.

Comprehensive Income (Loss)

FASC Topic No. 220, “Comprehensive Income,” establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. As at September 30, 2015 and 2014, the Company had no material items of other comprehensive income.

Recently Issued Accounting Pronouncements

Other than as set forth below, management does not believe that any recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

In May 2014, the FASB issued ASC updated No. 2014-09, Revenue from Contracts with Customers (Topic 606) (ASU 2014-09). Under the amendments in this update, recognition of revenue occurs when a customer obtains control of promised goods or services in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In addition, the new standard requires that reporting companies disclose the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amendments in this update are effective for fiscal years and interim periods within those years beginning after December 15, 2016. Early adoption is not permitted. The new standard is required to be applied either retrospectively to each prior reporting period presented, or retrospectively with the cumulative effect of applying the update recognized at the date of initial application. The Company has not yet selected a transition method, and has not determined the impact, if any, that the new standard will have on its consolidated financial statements.

In June 2014, the FASB issued ASU 2014-12, Compensation – Stock Compensation (Topic 718): Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period, which is effective for financial statements issued for interim and annual periods beginning on or after December 15, 2015. The guidance requires that a performance target that affects vesting and that could be achieved after the requisite service period be treated as a performance condition and should not be reflected in the estimate of the grant-date fair value of the award. This standard is not expected to have an effect on the Company’s reported financial position or results of operations.

In August 2014, the FASB issued ASU 2014-15, Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern, which is effective for financial statements issued for interim and annual periods beginning on or after December 15, 2016. This update contains amendments that clarify the principles for management’s assessment of an entity’s ability to continue as a going concern. This standard is not expected to have an effect on the Company’s reported financial position or results of operations.

F-12

EL CAPITAN PRECIOUS METALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In April 2015, the FASB issued ASU No. 2015-03 “Interest – Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs.” ASU No. 2015-03 provides that an entity: (1) present debt issuance costs in the balance sheet as a direct deduction from the carrying value of the associated debt liability rather than as an asset; and (2) report amortization of debt issuance costs as interest expense. ASU No. 2015-03 will become effective for the Company in the first quarter of fiscal 2017. The Company does not expect the adoption of this update will have a material impact on its consolidated financial statements.

In July 2015, the FASB has issued Accounting Standards Update (ASU) No. 2015-11, “Inventory (Topic 330): Simplifying the Measurement of Inventory.” Topic 330, “Inventory,” currently requires an entity to measure inventory at the lower of cost or market. Market could be replacement cost, net realizable value, or net realizable value less an approximately normal profit margin. The amendments do not apply to inventory that is measured using last-in, first-out (LIFO) or the retail inventory method. The amendments apply to all other inventory, which includes inventory that is measured using first-in, first-out (FIFO) or average cost. An entity should measure in scope inventory at the lower of cost and net realizable value. Net realizable value is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. Subsequent measurement is unchanged for inventory measured using LIFO or the retail inventory method. The amendments in this Update more closely align the measurement of inventory in GAAP with the measurement of inventory in International Financial Reporting Standards. For public business entities, the amendments are effective for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2016, and interim periods within fiscal years beginning after December 15, 2017. The amendments should be applied prospectively with earlier application permitted as of the beginning of an interim or annual reporting period. The adoption of ASU 2015-11 is not expected to have a material impact on the Company’s consolidated financial statements.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA, and the SEC during the current reporting period did not, or are not believed by management to have a material impact on the Company’s present or future consolidated financial statements.

NOTE 2 – RELATED PARTY TRANSACTIONS

Consulting Agreements

Effective May 1, 2009, the Company has informal arrangements with two individuals, one of whom is an officer and is also director of the Company, pursuant to which such individuals serve as support staff for the functioning of the home office and all related corporate activities and projects. Effective June 1, 2010, the Company amended the aggregate monthly payments with these two individuals under the arrangements to $16,667. Effective August 1, 2013, the monthly compensation was increased to $21,667. There are no written agreements with these individuals. Total administrative consulting fees expensed under these informal agreements for the fiscal years ended September 30, 2015 and 2014 was $260,000. Accrued and unpaid compensation under these arrangements of $93,975 was recorded in accrued compensation – related parties at September 30, 2015.

 In January 2012, the Company retained Management Resource Initiatives, Inc. (“MRI”), a company controlled by the Chief Financial Officer and a Director of the Company, for services with a monthly consulting fee of $10,000, which monthly fee was increased to $15,000 effective August 1, 2013. Total consulting fees expensed to MRI for the fiscal years ended September 30, 2015 and 2014 was $180,000. MRI had accrued and unpaid compensation of $135,000 recorded in accrued compensation – related parties at September 30, 2015.

On February 4, 2015, the Company signed a note payable to MRI for $30,000 at 18% interest per annum and due February 4, 2016. The note provides an incentive for the issuance of 200,000 shares of restricted common stock of the Company for the loan. See Note 6.

In September 2015, the Company issued 849,805 common shares to the controller of the Company as payment of accrued compensation of $53,534. The fair value of the stock was $53,534.

F-13

EL CAPITAN PRECIOUS METALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 – INVENTORY

The following table provides the components of inventory as of September 30, 2015 and 2014:

	September 30,
	2015	2014

Mineralized material stockpile	$52,279	$—

NOTE 4 – PROPERTY AND EQUIPMENT

Major classes of property and equipment together with their estimated useful lives, consisted of the following at September 30, 2015 and 2014:

	Useful	September 30,
	Lives	2015	2014

Computers and office equipment	3 years	$8,486	$7,389
Automotive equipment	5 years	15,042	15,042
Mine equipment	3-10 years	532,493	500,000
Equipment structures and other	7-10 years	79,289	31,925
Permits	15 years	16,227	16,227
		651,537	570,583
Less: accumulated depreciation		(63,470)	(3,017)

Net property and equipment		$588,067	$567,566

Depreciation expense during the fiscal years ended September 30, 2015 and 2014 totaled $60,453 and $2,087, respectively.

NOTE 5 – ACCRUED LIABILITIES

Accrued liabilities consisted of the following at September 30, 2015 and 2014:

	September 30,
	2015	2014

Compensation and consulting	$62,000	$—
Mining costs	203,626	100,000
Accounting and legal	277,000	37,500
Interest	50,138	11,814
	$592,764	$149,314

F-14

EL CAPITAN PRECIOUS METALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 – NOTES PAYABLE

Under an agreement with Logistica U.S. Terminals, LLC (“Logistica”) dated February 28, 2014, Logistica agreed to remit a $400,000 payment on the Company’s behalf that represented the remaining balance of the Company’s purchase price for a heavy ore trailing separation line to be used for processing of mineralized material at the El Capitan Property mine site. The Company previously remitted $100,000 toward the purchase of such equipment. In consideration for Logistica remitting such payment, the Company agreed to deliver a $400,000 promissory note to Logistica and issued 2,500,000 shares of common stock to a designee of Logistica under the Company’s 2005 Stock Incentive Plan. The promissory note accrues interest at 4.5%, with principal and accrued interest payments to be made out of the Company’s proceeds from sale of iron extracted from mineralized material as part of the Company’s exploration activities. The relative fair value of the common stock was determined to be $222,222 and was recorded as a discount to the promissory note that was amortized to interest expense over the expected life of the note through August 31, 2015. During the fiscal years ended September 30, 2015 and 2014, amortization expense of $158,559 and $63,663 was recognized, respectively. The outstanding balance under this note payable was $400,000 and the unamortized discount on the note payable was $0 as of September 30, 2015. Accrued interest on the note at September 30, 2015 was $28,553.

On September 8, 2014, the Company received an advance of $250,000 under a $500,000 Note and Warrant Purchase Agreement entered into on October 17, 2014 (the “2014 Note”). The 2014 Note is secured by the net proceeds received by the Company from its sale of tailings separated from iron recovered by the Company at the El Capitan Property, carries an interest rate of 8% per annum, and matured on July 17, 2015. The remaining $250,000 was advanced to the Company on October 17, 2014. On October 17, 2014, the Company also issued warrants to purchase an aggregate of 882,352 shares of common stock in connection with the 2014 Note of which 735,294 were issued to the lender and 147,058 were issued to a third party at a purchase price equal to $0.17 per share. The relative fair value of the 735,294 warrants was determined to be $73,053 and was recorded as a discount to the promissory note and amortized to interest expense over the life of the note through July 17, 2015. During the fiscal year ended September 30, 2015, amortization expense of $73,053 was recognized. The unamortized discount on the 2014 Note is $0 as of September 30, 2015. The fair value of the 147,058 warrants was determined to be $17,111 and was recorded as deferred financing costs and amortized to interest expense over the life of the note through July 17, 2015. During the fiscal year ended September 30, 2015, amortized expense of $17,111 was recognized and the unamortized deferred financing costs balance was $0 as of September 30, 2015.

On August 24, 2015, the 2014 Note was mutually extended to a new Maturity Date from July 17, 2015 to January 17, 2016 (the “Amended 2014 Note”). In consideration of the extension the Company amended the common stock purchase warrant to purchase 4,714,286 shares (subject to adjustment) at an exercise price of $0.07 per share. The warrant dated October 17, 2014 was cancelled. The amended agreement provides that if the loan should be paid in full prior to the amended Maturity Date, the amended common stock purchase warrants will be reduced to an amount equal to the percentage of days the principle balance was outstanding during the extension period to the total days in the extension period times 4,714,286. The Company evaluated the modification under ASC 470-50 and determined that it was a substantial modification that qualified as an extinguishment of debt. The fair value of the 4,714,286 amended warrants was determined to be $220,703 and was expensed as a loss on debt extinguishment in the year ended September 30, 2015. The outstanding balance under the Amended 2014 Note is $500,000. Accrued interest on Amended 2014 Note at September 30, 2015 was $8,219.

On November 20, 2014, the Company entered into an agreement to finance a portion of its insurance premiums in the amount of $22,968 at an interest rate of 9.0% with equal payments of $2,393 including interest, due monthly beginning December 21, 2014 and continuing through September 21, 2015. As of September 30, 2015, the outstanding balance under this note payable was $0.

On February 4, 2015, the Company signed two notes with different investors for $63,000 at 18% interest per annum and due February 4, 2016. Each note provides an incentive for the issuance of 200,000 shares of restricted common stock of the Company for the loan. One maker of the loans is affiliated with the Company and provided $30,000. See Note 2. Accrued interest on the notes at September 30, 2015 was $7,394. The relative fair value of the common stock was determined to be $21,211 and was recorded as discounts to the promissory notes that are being amortized to interest expense over the life of the notes. During the fiscal year ended September 30, 2015, amortization expense of $12,235 was recognized. The outstanding balance under these notes payable was $63,000 and the unamortized discounts on the notes payable was $8,976 as of September 30, 2015.

F-15

EL CAPITAN PRECIOUS METALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On April 16, 2015, the Company entered into an agreement with a third party financing source pursuant to which the lender has committed to loan the Company a total of $200,000 in installments. Installments on this loan have been advanced as follows:

Installment Date	Amount

April 17, 2015	$50,000
May 15, 2015	$50,000
June 16, 2015	$25,000
July 20, 2015	$25,000
August 18, 2015	$25,000
September 18, 2015	$25,000

The loan accrues interest at 10% per year, with all principal and accrued interest being due and payable on April 17, 2016. To secure the loan, the Company has granted the lender a security interest in the AuraSource Heavy Metals Separation System located on the El Capitan Property. As additional consideration for the loan, the Company issued 3,000,000 shares of restricted common stock of the Company to the note holder. The relative fair value of the common stock was determined to be $98,349 and is recorded as discounts to the promissory note tranches as of the date received and are being amortized to interest expense over the life of the note tranches. During the fiscal year ended September 30, 2015, amortization expense of $25,729 was recognized. The outstanding balance under these notes payable was $200,000 and the allocated unamortized discounts on the notes payable was $72,619 as of September 30, 2015. Accrued interest on these notes at September 30, 2015 was $5,801.

On July 14, 2015, the Company entered into an agreement to finance a portion of its insurance premiums in the amount of $15,116 at an interest rate of 8.76% with equal payments of $1,573 including interest, due monthly beginning July 14, 2015 and continuing through April 14, 2016. In August 2015, an increase in premium of $1,876 occurred due an increase in coverage and the remaining payments increased to $1,815. As of September 30, 2015, the outstanding balance under this note payable was $12,344.

On August 31, 2015, the Company entered into an agreement with a third party financing source pursuant to which the lender has committed to loan the Company $100,000 for working capital. As an incentive for the financing, the Company issued 2,000,000 shares of restricted common stock of the Company. The investor decided not to accept the shares and they were returned to the Company’s transfer agent and returned to the treasury. The agreement has an annual interest rate of 2% and is due November 15, 2015. The agreement provides payment of one-half (1/2) of the gross revenues which the Company may receive from its mining activities towards the principal and accrued interest. The note and accrued interest was paid off in December 2015 in exchange for 3,500,000 restricted shares of the Company’s common stock.

The components of the notes payable, including the note payable to related party, at September 30, 2015 are as follows:

	Principal	Unamortized
	Amount	Discount	Net

Notes payable	1,245,344	(77,157)	1,168,187
Notes payable – related party	30,000	(4,438)	25,562
	$1,275,344	$(81,595)	$1,193,749

The components of the notes payable at September 30, 2014 are as follows:

	Principal	Unamortized
	Amount	Discount	Net

Notes payable	$650,000	$(158,559)	$491,441

F-16

EL CAPITAN PRECIOUS METALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 – FAIR VALUE MEASUREMENTS

U.S. accounting standards require disclosure of a fair-value hierarchy of inputs the Company uses to value an asset or a liability. In September 2006, the FASB issued new accounting guidance, which establishes a framework for measuring fair value under generally accepted accounting principles (“GAAP”) and expands disclosures about fair value measurements. The Company previously partially adopted this guidance for all instruments recorded at fair value on a recurring basis. In the second quarter of fiscal 2010, the Company adopted the remaining provisions of the guidance for all non-financial assets and liabilities that are not re-measured at fair value on a recurring basis. The adoption of these provisions did not have an impact on the Company’s consolidated financial statements.

Fair value standards define fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, the standards establish a three-level fair value hierarchy that prioritizes the inputs used to measure fair value. This hierarchy requires that the Company maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of the fair-value hierarchy are described as follows:

Level 1 – Quoted prices are available in active markets for identical assets or liabilities as of the reporting date. Active markets are those in which transactions for the asset or liability occur in sufficient frequency and volume to provide pricing information on an ongoing basis. Level 1 primarily consists of financial instruments such as exchange-traded derivatives, marketable securities and listed equities.

Level 2 – Pricing inputs are other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reported date.

Level 3 – Pricing inputs include significant inputs that are generally less observable from objective sources. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value.

The following table sets forth by level with the fair value hierarchy the Company’s financial assets and liabilities measured at fair value on September 30, 2015 and 2014:

September 30, 2015:	Level 1	Level 2	Level 3	Total

Assets
Exploration property	$—	$—	$1,864,608	$1,864,608
Liabilities
None	$—	$—	$—	$—

September 30, 2014:	Level 1	Level 2	Level 3	Total

Assets
Exploration property	$—	$—	$1,864,608	$1,864,608
Liabilities
None	$—	$—	$—	$—

The exploration property associated with the El Capitan Property, which the Company is intending to continue to market for sale to a major mining company, is classified as Level 3. The fair value of the exploration property is determined based upon the cost basis the of the Company’s investment in the exploration property under U.S. GAAP. There was no change in the carrying valuation of the exploration property during the years ended September 30, 2015 or 2014.

F-17

EL CAPITAN PRECIOUS METALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 – COMMITMENTS AND CONTINGENCIES

Related Party

In January 2012, the Company retained Management Resource Initiatives, Inc. (“MRI”) for managing and overseeing the process of marketing and selling the El Capitan Property and performing other services aimed at furthering the Company's strategic goals pursuant to an unwritten consulting arrangement. Under this arrangement, the Company pays MRI a current monthly consulting fee of $15,000. The Company made or accrued aggregate payments of $180,000 to MRI during the fiscal year ended September 30, 2015 and 2014, respectively. MRI is a related party because it is a corporation that is wholly-owned by John F. Stapleton who is the Company’s Chief Financial Officer and a Director. MRI had accrued and unpaid compensation of $135,000 recorded in accrued compensation – related parties at September 30, 2015.

Purchase Contract with Glencore AG

On March 10, 2014, the Company entered into a life-of-mine off take agreement with Glencore AG (“Glencore”) for the sale of iron extracted from mineralized material at the El Capitan Property (such agreement is referred to herein as the “Glencore Purchase Contract”). Under the terms of the Glencore Purchase Contract, the Company agreed to sell to Glencore, and Glencore agreed to purchase from the Company, iron that meets the applicable specifications from the El Capitan Property mine. Payment for the iron is to be made pursuant an irrevocable letter of credit in favor of the Company. The purchase price is based on an index price less an applicable discount. Either party may terminate the Glencore Purchase Contract following a breach by the other party that remains uncured for a specified period after receipt of written notice. Because of current market iron ore prices, the contract has not been implemented or terminated.

Agreements with Logistica U.S. Terminals, LLC

In anticipation of, and in conjunction with, the Glencore Purchase Contract, the Company entered into a Master Services Agreement (the “Master Agreement”) and corresponding Iron Ore Processing Agreement (the “Processing Agreement”) with Logistica U.S. Terminals, LLC (“Logistica”), each effective as of February 28, 2014. Pursuant to these agreements, Logistica agreed to, among other things, provide the logistics required for the Company to fulfill its obligations under the Glencore Purchase Contract, to assist the Company in financing the costs of processing and delivering iron under the Glencore Purchase Contract, and to provide and/or manage the processing that iron. Because of current market iron ore prices, the contract has not been implemented and has not been terminated.

The contracts with Logistica are currently in process of being modified and amended to encompass the handling and processing of our concentrates and replace the current contract with Logistica and other salient provisions therein.

Master Agreement with Logistica

Under the Master Agreement, the Company agreed that Logistica will be the exclusive logistics agent for the purpose of moving iron extracted from mineralized material at the El Capitan Property from the El Capitan Property to Glencore’s designated exporting port or final destination. Logistics services include operational supplement chain management and supervision of all logistics providers and operations from the El Capitan Property mine to the vessel loading port. Logistics services do not include obtaining and maintaining operating, environmental and mining permits, and land and mineral rights, which are the responsibility of the Company. Also under the Master Agreement, Logistica is required to use its best efforts to establish an operating credit line capable of funding all processing and delivery costs and, upon opening and funding such a credit line, will disburse as needed all operating costs contemplated under the Glencore Purchase Contract. The Company is required to reimburse Logistica for all such amounts, without interest, out of payments received from Glencore in respect of the purchase of the iron.

F-18

EL CAPITAN PRECIOUS METALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In consideration for Logistica’s funding and logistic services, the Company will pay Logistica a percentage of the Company’s profits from the sale of iron under the Glencore Purchase Contract. If any sale of iron under the Glencore Purchase Contract results in a loss instead of a profit, as a result of a decrease in index pricing of iron or otherwise, then the Company is required to make up the shortfall out of profits from any precious metals processing and refining business, to the extent of available profits there from, or otherwise. If iron index prices drop below the price in place at inception of the Glencore Purchase Contract by more than 5%, then the Company will be required to provide Logistica with a greater percentage of profits commensurate with and equivalent to Logistica’s loss of profit share due to the reduction in iron index prices. At inception of the Glencore Purchase Contract, the Platts 62% FE CFR China iron index price was $121.24. In the event of a future sale of the El Capitan Property, the Company must either ensure that its agreements with Logistica are assumed by the purchaser or pay Logistica a termination fee.

Either party may terminate the Master Agreement following a breach by the other party that remains uncured for 60 days after receipt of written notice. The Master Agreement will otherwise continue indefinitely.

Because of current market iron ore prices, the contract has not been implemented and has not been terminated.

The contracts with Logistica are currently in process of being modified and amended to encompass the handling and processing of our concentrates and replace the current contract with Logistica and other salient provisions therein.

Processing Agreement with Logistica

Under the Processing Agreement, Logistica has agreed to deliver iron processing equipment to the El Capitan Property and to use it best efforts to process, to contract specification, stock pile and load for delivery iron that the Company has contracted to sell to Glencore under the Glencore Purchase Contract. In order to do so, Logistica will act as the Company’s turn-key contractor for all of the Company’s iron processing and delivery activities at the El Capitan Property. In consideration for such services, the Company will pay Logistica a set price per metric ton of iron that is processed in accordance with the Glencore Purchase Contract specifications and purchased by Glencore. As additional compensation for entering into the Processing Agreement, the Company issued 4,000,000 shares of common stock to a designee of Logistica under the Company’s 2005 Stock Incentive Plan valued at $800,000. The shares vested immediately upon grant and the $800,000 was expensed in full during the fiscal year ended September 30, 2014.

Either party may terminate the Processing Agreement following a breach by the other party that remains uncured for 60 days after receipt of written notice. The Processing Agreement will otherwise continue indefinitely.

Because of the drop in the market iron ore prices under the contract price, the contract has not been implemented during the current fiscal year and has not been terminated as of September 30, 2015.

The contracts with Logistica are currently in process of being modified and amended to encompass the handling and processing of our concentrates and replace the current contract with Logistica and other salient provisions therein.

NOTE 9 – INCOME TAXES

The Company has incurred no income taxes during the period from July 26, 2002 (inception) through September 30, 2015. The calculated tax deferred benefit at September 30, 2015 and 2014 is based on the current Federal statutory income tax rate of 35% applied to the loss before provision for income taxes. The tax years open for Internal Revenue Service review are fiscal years ended September 30, 2012 to 2015.

F-19

EL CAPITAN PRECIOUS METALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table accounts for the differences between the actual income tax benefit and amounts computed for the years ended September 30, 2015 and 2014:

	Years Ended September 30,
	2015	2014

Tax benefit at the federal statutory rate	$632,495	$797,304
State tax benefit	125,957	158,777
Cumulative effect of Federal tax rate change	—	—
Expiration of state operating losses	(82,972)	(28,216)
Increase in valuation allowance	(675,480)	(927,865)
Income tax expense	$—	$—

The components of the deferred tax asset and deferred tax liability at September 30, 2015 and 2014 are as follows:

	September 30,
	2015	2014

Deferred tax assets	$8,651,232	$7,975,752
Valuation allowance	(8,651,232)	(7,975,752)
Net deferred tax asset after valuation allowance	$—	$—

A valuation allowance has been provided to reduce the net deferred tax asset, as management determined that it is more likely than not that the deferred tax assets will not be realized.

At September 30, 2015, the Company has net operating loss carry forwards for financial statement purposes for Federal income tax approximating $22,925,000. These losses expire in varying amounts between September 30, 2022 and September 30, 2035.

At September 30, 2015, the Company has net operating loss carry forwards for financial statement purposes for State income tax approximating $9,000,574. These losses expire in varying amounts between September 30, 2016 and September 30, 2020.

NOTE 10 – 2005 STOCK INCENTIVE PLAN

On June 2, 2005, the Board of Directors adopted the Company’s 2005 Stock Incentive Plan (the “2005 Plan”) and reserved 8,000,000 shares for issuance under the 2005 Plan out of the authorized and unissued shares of par value $0.001 common stock of the Company. On July 8, 2005, the Board of Directors authorized the Company to take the steps necessary to register the 2005 Plan shares under a registration statement on Form S-8. On July 19, 2005, the Form S-8 was filed with the SEC for 5,000,000 shares. On October 18, 2007, a Form S-8 was filed with the SEC for registering the remaining 3,000,000 shares.  On July 30, 2008, the Board of Directors increased the number of shares of the Company’s common stock authorized for issuance under the 2005 Plan to 16,000,000 shares. On August 21, 2009, a Form S-8 was filed with the SEC to register the remaining 8,000,000 shares authorized under the 2005 Plan. On July 7, 2011, the Board of Directors increased the number of shares of the Company’s common stock authorized for issuance under the 2005 Plan to 30,000,000 shares. On October 20, 2011, a Form S-8 was filed with the SEC to register the 14,000,000 share increase authorized under the 2005 Plan. The 2005 Plan expired in our fiscal year 2015. See Note 12.

F-20

EL CAPITAN PRECIOUS METALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 – STOCKHOLDERS’ EQUITY

Authorized Common Shares

At the Company’s annual meeting of stockholders held September 25, 2014, the Company’s stockholders approved an amendment (the “Amendment”) to the Company’s Articles of Incorporation to increase the number of authorized shares of the Company’s common stock from 300,000,000 to 400,000,000 shares. The change in the authorized number of shares of common stock was effected pursuant to an Certificate of Amendment (the “Certificate of Amendment”) filed with the Secretary of State of the State of Nevada on October 1, 2014 and was effective as of such date.

Series B Preferred Stock

Pursuant to resolutions adopted by the Board, on August 1, 2014, the Company filed a Certificate of Designation (the “Certificate of Designation”) with the Nevada Secretary of State creating a series of Preferred Stock by and designating fifty-one (51) shares of previously undesignated preferred stock as Series B Convertible Preferred Stock (the “Series B Preferred Stock”).

Liquidation. The Series B Preferred Stock, with respect to rights on liquidation, dissolution and winding-up of the Corporation, ranks on parity with each other class or series of capital stock of the Company the terms of which do not expressly provide that such class or series shall rank senior or junior to the Series B Preferred Stock. Except for distributions in the event of a liquidation, dissolution or winding-up of the Company (whether voluntary or involuntary), or a merger or consolidation by the Corporation with another corporation or other entity (in each case, other than where the Company is the surviving entity) (a “Liquidation”), holders of Series B Preferred Stock are not be entitled to receive dividends on the Series B Preferred Stock. In the event of a Liquidation, the holders of Series B Preferred Stock are be entitled to receive out of the assets of the Company, an amount equal to the $1.00 per share of Series B Preferred Stock (subject to adjustment), after any distribution or payment with respect to such Liquidation is made to the holders of any senior securities and prior to any distribution or payment with respect to such Liquidation shall be made to the holders of any junior securities.

Voting Rights. Solely with respect to matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent and relate to Company capitalization (including, without limitation, increasing and/or decreasing the number of authorized shares of common stock and/or preferred stock, and implementing forward and/or reverse stock splits) and changes in the Company’s name, the holders of the outstanding shares of Series B Preferred Stock vote together with the holders of common stock without regard to class, except as to those matters on which separate class voting is required by applicable law or the Company’s articles of incorporation or bylaws. The holders of the outstanding shares of Series B Preferred Stock do not otherwise have the right to vote on matters brought before the Company’s stockholders. In matters on which holders of shares of Series B Preferred Stock are entitled to vote, each share of the Series B Preferred Stock has voting rights equal to (x) (i) 0.019607 multiplied by the total of (A) the issued and outstanding shares of Common Stock eligible to vote at the time of the respective vote, plus (B) the number of votes which all other series or classes of securities other than this Series B Preferred Stock are entitled to cast together with the holders of the Company’s common stock at the time of the relevant vote (the amount determined by this clause (i), the “Numerator”), divided by (ii) 0.49, minus (y) the Numerator.

Conversion. Shares of Series B Preferred Stock may, at the option of the holder, be converted into one share of common stock (subject to adjustment, the “Conversion Ratio”). In the event of any Transfer (as defined in the Certificate of Designation) of any share of Series B Preferred Stock, such share will automatically convert into common stock based upon the Conversion Ratio applicable at the time of such Transfer. If, at any time while any shares of Series B Preferred Stock remain outstanding, the Company effectuates a stock split or reverse stock split of its common stock or issues a dividend on its common stock consisting of shares of common stock, the Conversion Ratio and any other amounts calculated as contemplated by the Certificate of Designation shall be equitably adjusted to reflect such action.

F-21

EL CAPITAN PRECIOUS METALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Equity Purchase Agreement

On July 11, 2011, the Company entered into an Equity Purchase Agreement (the “2011 Agreement”) with Southridge Partners II, LP (“Southridge”). Under the 2011 Agreement, we had the right, but not an obligation, to sell newly-issued shares of our common stock to Southridge. Southridge had no obligation to purchase shares under the 2011 Agreement to the extent that such purchase would cause Southridge to own more than 9.99% of the Company’s common stock. The original term of the 2011 Agreement was two years, subject to the Company’s right to terminate at any time.  The purchase commitment of Southridge under the 2011 Agreement was scheduled to expire on the earlier of July 11, 2013, or the date on which aggregate purchases by Southridge under the 2011 Agreement totaled $5,000,000. On April 3, 2013, we entered into an amendment (the “Amendment”) to the 2011 Agreement pursuant to which the parties agreed to extend the purchase commitment of Southridge under the 2011 Agreement for an additional year, expiring July 11, 2014. The maximum amount of the aggregate purchase commitment of Southridge under the 2011 Agreement remained unchanged at $5,000,000. On July 11, 2014, the 2011 Agreement expired.

For each share of the Company’s common stock purchased under the 2011 Agreement, Southridge paid 94.0% of the Market Price, which is defined as the average of the two lowest closing bid prices on the Over-the-Counter Bulletin Board, as reported by Bloomberg Finance L.P., during the five trading days following the date on which the Company notified Southridge of a pending sale (the “Valuation Period”).  After the expiration of the Valuation Period, Southridge purchased the applicable number of shares subject to customary closing conditions.

The offering of shares under the 2011 Agreement were made pursuant to a registration statement on Form S-3 (Registration Statement No. 333-175038) previously filed by the Company with the Securities and Exchange Commission, and prospectus supplements thereto. The S-3 registration statement utilized a “shelf” registration process. Under this shelf registration process, from time to time, the Company sold any combination of the securities described in a prospectus supplement in one or more offerings, up to a total dollar amount of $5,000,000.

On July 30, 2014, we entered into a new Equity Purchase Agreement (the “2014 Agreement”) with Southridge, pursuant to which the Company may from time to time, in its discretion, sell newly-issued shares of its common stock to Southridge for aggregate gross proceeds of up to $1,900,000. Southridge will have no obligation to purchase shares under the 2014 Agreement to the extent that such purchase would cause Southridge to own more than 9.99% of the Company’s common stock. Unless terminated earlier, the purchase commitment of Southridge will automatically terminate on the earlier of July 30, 2016, or the date on which aggregate purchases by Southridge under the 2014 Agreement total $1,900,000. The Company has no obligation to sell any shares under the 2014 Agreement.

As provided in the 2014 Agreement, the Company may require Southridge to purchase shares of our common stock from time to time by delivering a put notice to Southridge specifying the total purchase price for the shares to be purchased (the “Investment Amount”). The Company may determine the Investment Amount, provided that such amount may not be more than the lesser of (a) $500,000, or (b) 250% of the average daily trading dollar volume of the Company’s common stock for the 20 trading days preceding the date on which the Company delivers the applicable put notice. For this purpose, the trading dollar volume for each day is determined by multiplying the closing bid price of the Company’s common stock on the Over-the-Counter Bulletin Board (or such other principal market on which the Company’s stock trades) on such date by the trading volume of the Company’s common stock on the Over-the-Counter Bulletin Board (or such other principal market on which the Company’s stock trades) on such date. The number of shares issuable in connection with each put notice will be computed by dividing the applicable Investment Amount by the purchase price for such common stock.

For each share of our common stock purchased under the 2014 Agreement, Southridge will pay a purchase price equal to 94.0% of the Market Price, which is defined as the average of the two lowest closing bid prices on the Over-the-Counter Bulletin Board, as reported by Bloomberg Finance L.P., during the five trading days following delivery of the put notice (the “Valuation Period”). After the expiration of the Valuation Period, Southridge will purchase the applicable number of shares subject to customary closing conditions.

The 2014 Agreement contains covenants, representations and warranties of the Company and Southridge that are typical for transactions of this type. In addition, the Company and Southridge have granted each other customary indemnification rights in connection with the 2014 Agreement. The 2014 Agreement may be terminated by the Company at any time.

F-22

EL CAPITAN PRECIOUS METALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The offering of shares under the 2014 Agreement has been made pursuant to a registration statement on Form S-3 (Registration Statement No. 333-193208) previously filed by the Company with the Securities and Exchange Commission, and prospectus supplements thereto. The benefits and representations and warranties set forth in the 2014 Agreement are not intended to and do not constitute continuing representations and warranties of the Company or any other party to persons not a party thereto, including without limitation, any future or other investor.

As of September 30, 2015, we have sold shares of common stock to Southridge under the 2011 and 2014 Agreements for aggregate proceeds of $4,300,000, and have the right, subject to certain conditions, to sell to Southridge $1,600,000 of newly-issued shares of the Company common stock pursuant to the 2014 Agreement, subject to the satisfaction of applicable closing conditions. However, because the Company’s public float was less than $75 million upon the December 29, 2014 filing of its Annual Report on Form 10-K, the Company is no longer eligible to utilize Form S-3 registration statements on a primary basis. As a result, the Company will be required to amend the structure of the 2014 Agreement in order to continue to obtain financing from Southridge.

Preferred Stock Issuances

On August 1, 2014, the Company issued fifty-one (51) shares of Series B Preferred Stock to John F. Stapleton (the “Series B Stockholder”) for a purchase price equal to $1.00 per share. The offer and sale of such shares were not registered under the Securities Act of 1933, as amended (the “Securities Act”) at the time of sale, and therefore may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. For this issuance, the Company relied on the exemption from federal registration under Section 4(2) of the Securities Act and/or Rule 506 promulgated thereunder, based on the Company’s belief that the offer and sale of the shares has not and will not involve a public offering as the Series B Stockholder is an “accredited investor” as defined under Section 501 promulgated under the Securities Act and no general solicitation has been involved in the offering.

As a result of the voting rights of the Series B Preferred Stock, the Series B Stockholder holds in the aggregate approximately 51% of the total voting power of all issued and outstanding voting capital of the Company solely with respect to matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent and relate to the Company’s capitalization (including, without limitation, increasing and/or decreasing the number of authorized shares of common stock and/or preferred stock, and implementing forward and/or reverse stock splits) and changes in the Company’s name. The Series B Stockholder does not otherwise have the right under the Certificate of Designation to vote on matters brought before the Company’s stockholders. The Company’s Board of Directors believes that the issuance of the Series B Preferred Stock to the Series B Stockholder will facilitate the Company’s ability to manage its affairs with respect to the limited matters on which the Series B Stockholder is entitled to vote.

During the fiscal year ended September 30, 2015, the Company did not issue any shares of preferred stock.

Common Stock Issuances

During the fiscal year ended September 30, 2015, the Company:

(i)	Issued 400,000 shares of restricted common stock, as provided for in two loan agreements entered into in February 2015. The relative fair value of the stock was determined to be $21,211 and was accounted for as a discount to the loans and will be amortized over the life of the loans;

(ii)	Issued 3,000,000 shares of restricted common stock, as provided for in a working capital loan entered into in April 2015. The relative fair value of the stock was determined to be $98,349 and was accounted for as a discount to the loans and will be amortized over the life of the loans;

(iii)	Issued 500,000 shares of restricted common stock to a creditor for carrying a significant balance. The market value of the shares issued was $67,550 and was classified as non-cash financing costs in the fiscal year ended September 30, 2015;

F-23

EL CAPITAN PRECIOUS METALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(iv)	Issued 2,000,000 shares of S-8 common stock as consideration for a commitment consulting fee to a six month mining agreement. The market value of the shares issued was $170,000;

(v)	Issued 849,805 shares of restricted common stock in connection with a conversion accrued compensation valued at $53,534; and

(vi)	Issued 594,318 shares of common stock under the 2014 Agreement with Southridge for cash proceeds of $50,000.

During the fiscal year ended September 30, 2014, the Company:

(i)	Issued 6,544,987 shares of common stock under the 2011 and 2014 Agreements with Southridge and received cash proceeds of $750,000;

(ii)	Issued 350,000 shares of common stock for non-employee consulting services valued at $49,625;

(iii)	Issued 100,000 shares of common stock upon the exercise of non-statutory stock options and the Company received cash proceeds of $21,500;

(iv)	Issued 1,954,545 shares of common stock to four accredited investors and the Company received cash proceeds of $215,000;

(v)	issued 2,500,000 shares of common stock in connection with financing the acquisition of heavy mining equipment valued at $222,222; and

(vi)	Issued 4,000,000 shares of common stock under the processing agreement valued at $800,000 which is included as stock issued for services in the statements of stockholders’ equity. See Note 6.

Warrants

During the fiscal year ended September 30, 2015, the Company:

(i)	Issued to an investor 735,294 three-year fully vested warrants at an exercise price of $0.17 per share as related to the $500,000 2014 Note. The relative fair value of the warrants was determined to be $73,053 using the Black-Scholes option pricing model and was recorded as a discount to the 2014 Note and is being amortized to interest expense over the expected life of the note through July 17, 2015. During the fiscal year ended September 30, 2015, amortization expense of $73,053 was recognized and the unamortized discount was $0 as of September 30, 2015.

(ii)	Issued 147,058 three-year fully vested warrants at an exercise price of $0.17 per share as placement fees related to the $500,000 2014 Note. The fair value of the warrants was determined to be $17,111 using the Black-Scholes option pricing model and was recorded as deferred financing costs to be amortized over the expected life of the note through July 17, 2015. During the fiscal year ended September 30, 2015, amortization expense of $17,111 was recognized and the unamortized deferred financing costs balance was $0 as of September 30, 2015.

(iii)	Issued to an investor 4,714,286 three-year fully vested warrants at an exercise price of $0.07 per share as related to the amended $500,000 2014 Note on August 18, 2015. The prior issued warrants aggregating 735,294 were cancelled under the terms of the amendment. The relative fair value of the amended warrants was determined to be $220,703 using the Black-Scholes option pricing model and was recorded as loss on debt extinguishment.

During the fiscal ended September 30, 2014, the Company did not issue any warrants and as of September 30, 2014, there were no warrants outstanding.

F-24

EL CAPITAN PRECIOUS METALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Options

Aggregate options expense recognized was $525,703 and $509,604 for the fiscal years ended September 30, 2015 and 2014, respectively related to the option grants described below. As of September 30, 2015 there was no unamortized option expense.

During the fiscal year ended September 30, 2015, the Company:

(i)	Granted, pursuant to the 2005 Stock Incentive Plan, (a) to two directors of the Company each a ten-year stock option to purchase 500,000 shares of the Company’s common stock, (b) to two directors of the Company each a ten-year stock option to purchase 250,000 shares of the Company’s common stock, and (c) to the controller a ten-year stock option to purchase 250,000 shares of the Company’s common stock, all of which vested immediately, at an exercise price of $0.15 per share. The fair value of the options was determined to be $218,471 using the Black-Scholes option pricing model and was expensed as warrant and option costs during the fiscal year ended September 30, 2015.

(ii)	Granted to a consultant a ten-year stock option to purchase an aggregate of 500,000 shares of the Company’s common stock at an exercise price of $0.15 per share with the options vesting on the date of grant. The fair value of the options was determined to be $73,158 using the Black-Scholes option pricing model and was expensed as warrant and option costs during the fiscal year ended September 30, 2015.

(iii)	Granted to a consultant a ten-year stock option to purchase an aggregate of 1,500,000 shares of the Company’s common stock at an exercise price of $0.15 per share with the options vesting equally over a nine-month period from the date of the grant. The fair value of the options was determined to be $219,473 using the Black-Scholes option pricing model and $219,473 was expensed as warrant and option costs during the fiscal year ended September 30, 2015.

During the fiscal year ended September 30, 2014, the Company:

(i)	Granted, pursuant to the 2005 Stock Incentive Plan, to each of two new directors of the Company five-year options to purchase 500,000 shares of the Company’s common stock at an exercise price of $0.3452 per share which will vest in equal monthly installments over two years, commencing on April 17, 2014. The fair value of the options was determined to be $233,638 using the Black-Scholes option pricing model and will be expensed as warrant and option costs over the vesting period. One of the new directors left the board without notice and without any options vesting. During the fiscal years ended September 30, 2015 and 2014, $14,601 and $38,940, respectively, was expensed as warrant and option costs.

(ii)	Granted, pursuant to the 2005 Stock Incentive Plan, to each of two existing directors of the Company a five-year stock option to purchase 500,000 shares of the Company’s common stock at an exercise price of $0.31 per share, all of which vested immediately. The fair value of the options was determined to be $209,896 using the Black-Scholes option pricing model and was expensed as warrant and option costs during the fiscal year ended September 30, 2014.

(iii)	Granted, pursuant to the 2005 Stock Incentive Plan, to a consultant five-year stock options to purchase an aggregate of 100,000 shares of the Company’s common stock at an exercise price of $0.31 per share with the options vesting on the date of grant. The fair value of the options was determined to be $26,505 using the Black-Scholes option pricing model and was expensed as warrant and option costs during the fiscal year ended September 30, 2014.

F-25

EL CAPITAN PRECIOUS METALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(iv)	Amended the expiration date of an aggregate of 500,000 outstanding common stock options. The options were originally scheduled to expire on January 31, 2014. The expiration date of the 500,000 options was extended to January 31, 2019. The incremental increase in the fair value of the options was determined to be $27,718 using the Black-Scholes option pricing model and was expensed as warrant and option costs during the fiscal year ended September 30, 2014.

(v)	Granted, pursuant to the 2005 Stock Incentive Plan, to each of three directors of the Company a five-year stock option to purchase 500,000 of the Company’s common stock at an exercise price of $0.16 per share, all of which vested immediately. The fair value of the options was determined to be $159,456 using the Black-Scholes option pricing model and was expensed as warrant and option costs during the during the fiscal year ended September 30, 2014.

(vi)	Granted, pursuant to the 2005 Stock Incentive Plan, to a consultant five-year stock options to purchase an aggregate of 100,000 shares of the Company’s common stock at an exercise price of $0.14 per share with the options vesting on the date of grant. The fair value of the options was determined to be $12,423 using the Black-Scholes option pricing model and was expensed as warrant and option costs during the fiscal year ended September 30, 2014.

(vii)	Granted, pursuant to the 2005 Stock Incentive Plan, to a consultant five-year stock options to purchase an aggregate of 300,000 shares of the Company’s common stock at an exercise price of $0.13 per share with the options vesting on the date of grant. The fair value of the options was determined to be $34,666 using the Black-Scholes option pricing model and was expensed as warrant and option costs during the fiscal year ended September 30, 2014.

The Company utilizes the Black-Scholes option pricing model to estimate the fair value of its option awards and warrants. The following table summarizes the significant assumptions used in the model during the years ended September 30, 2015 and 2014:

Year Ended September 30, 2015:
Exercise prices	$0.07 - $0.17
Expected volatilities	115.01% - 139.28%
Risk free interest rates	0.79% - 2.36%
Expected terms	3.0 - 10.0 years
Expected dividends	—

Year Ended September 30, 2014:
Exercise prices	$0.14 - $0.38
Expected volatilities	120.72% - 140.83%
Risk free interest rates	0.51% - 1.55%
Expected terms	2.5 - 5.0 years
Expected dividends	—

F-26

EL CAPITAN PRECIOUS METALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Stock option activity, both within and outside the 2005 Stock Incentive Plan and warrant activity, for the fiscal years ended September 30, 2015 and 2014, are as follows:

	Stock Options		Stock Warrants
		Weighted		Weighted
		Average		Exercise
	Shares	Price	Shares	Price

Outstanding at September 30, 2013	6,100,000	$0.42	—	$—
Granted	4,000,000	0.24	—	—
Canceled	(2,100,000)	0.23	—	—
Expired	—	—	—	—
Exercised	(100,000)	.22	—	—

Outstanding at September 30, 2014	7,900,000	$0.38	—	$—
Granted	3,750,000	0.15	5,596,638	0.09
Canceled	(312,500)	0.35	(735,294)	0.17
Expired	(950,000)	0.56	—	—
Exercised	—	—	—	—

Outstanding at September 30, 2015	10,387,500	$0.3	4,861,344	$0.07

Exercisable at September 30, 2015	10,387,500	$0.3	4,861,344	$0.07

The range of exercise prices and remaining weighted average life of the options outstanding at September 30, 2015 were $0.13 to $1.02 and 5.55 years, respectively. The aggregate intrinsic value of the outstanding options at September 30, 2015 was $0.

The range of exercise prices and remaining weighted average life of the warrants outstanding at September 30, 2015 were $0.07 to $0.17and 2.77 years, respectively. The aggregate intrinsic value of the outstanding warrants at September 30, 2015 was $0.

During the fiscal year 2015 our 2005 Plan expired. See Note 12.

F-27

EL CAPITAN PRECIOUS METALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 - SUBSEQUENT EVENTS

Our 2005 Stock Incentive Plan expired during our fiscal year ended September 30, 2015. On October 8, 2015, the Board of Directors of the Company approved the El Capitan Precious Metals, Inc. 2015 Equity Incentive Plan (the “2015 Plan”). The 2015 Plan enables the Board of Directors to grant to employees, directors, and consultants of the Company and its subsidiaries a variety of forms of equity-based compensation, including grants of options to purchase shares of common stock, shares of restricted common stock, restricted stock units, stock appreciation rights, other stock-based awards and performance-based awards. The maximum number of shares of common stock of the Company that may be issued or awarded under the 2015 Plan is 15,000,000 shares. On October 14, 2015, the Company filed Form S-8 Registration Statement No. 333-207399 with the SEC registering the 15,000,000 shares of common stock authorized for issuance pursuant to the 2015 Plan. On December 15, 2015, the Board of Directors of the Company adopted Amendment No. 1 to the Company’s 2015 Equity Incentive Plan (the “2015 Plan”) pursuant to which the number of shares of common stock issuable under the 2015 Plan was increased from 15,000,000 to 23,000,000.

Effective November 23, 2015, the Board elected Dr. Clyde L. Smith to serve as a director of the Company, filling an existing vacancy on the Board. Upon his election to the Board, the Company granted Dr. Smith an option to purchase up to 250,000 shares of the Company’s common stock with an exercise price equal to $0.05 per share, the closing price of the Company’s common stock on the grant date. The option was vested in its entirety upon grant and has a ten year term.

On December 2, 2015 (the “Effective Date”), the Company entered into a Securities Purchase Agreement (the “SPA”) for two $114,400 Convertible Notes with an accredited investor for an aggregate principal amount of $228,800 with an annual interest rate of 9%. Each Note contains an Original Issuance Discount (“OID”) of $10,400 and related legal and due diligence costs of $12,000. The net proceeds to be received by the Company will be $92,000. The Maturity Date on the first Note is December 2, 2017. The Company may prepay in full the unpaid principal and interest on the Note, upon notice, any time prior to 180 days after the Effective Date. Any prepayment is at140% face amount outstanding and accrued interest. The redemption must be must be closed and paid for within three business days of the Company sending the redemption demand. The Note may not be prepaid after the 180th day. The Note is convertible into shares of our Common Stock at any time beginning on the date which is 181 day following the Effective Date. The conversion price is equal to 55% of the lowest trading price of our Common Stock as reported on the QTCQB for the ten prior trading days and may include the include the day of the Notice of Conversion under certain circumstances. We agreed to reserve an initial 5,033,000 shares of Common Stock for conversions under the Note (the "Share Reserve"). We also agreed to adjust the Share Reserve to ensure that it always equals at least four times the total number of Common Stock that is actually issuable if the entire Note would be converted. The Note has an embedded conversion option qualifies for derivative accounting and bifurcation under ASC 815-15 Derivatives and Hedging. Pursuant to ASC 815, “Derivatives and Hedging”, the Company will recognize the fair value of the embedded conversion features as a derivative liability when the Note becomes convertible on May 29, 2016.

Effective December 4, 2015, the Board elected Timothy J. Gay to serve as a director of the Company, filling an existing vacancy on the Board. Upon his election to the Board, the Company granted Mr. Gay a ten year option to purchase up to 250,000 shares of the Company’s common stock with an exercise price equal to $0.062 per share, the closing price of the Company’s common stock on the grant date. The option was vested in its entirety upon grant and has a ten year term.

Subsequent to our year end the Company issued 22,283,187 shares of Common Stock as follows:

Accrued compensation	1,663,186
Accrued liability for legal services	2,147,273
Compensation for mining services	11,200,000
Notes payable conversion	7,272,728
22,283,187

F-28

EL CAPITAN PRECIOUS METALS, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	December 31,	September 30,
	2015	2015
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$34,223	$71,393
Prepaid expense and other current assets	212,007	61,654
Inventory	502,276	52,279
Total Current Assets	748,506	185,326

Property and equipment, net of accumulated depreciation of $79,940 and $63,470, respectively	572,384	588,067
Exploration property	1,864,608	1,864,608
Restricted cash	74,500	74,499
Deposits	22,440	22,440
Total Assets	$3,282,438	$2,734,940

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$269,103	$251,834
Notes payable, net of unamortized discounts of $1,369 and $77,157, respectively	971,534	1,168,187
Note payable, related party net of unamortized discounts of $1,354 and $4,438, respectively	28,646	25,562
Derivative instrument liability	293,833	—
Accrued compensation - related parties	230,000	228,975
Accrued liabilities	434,352	592,764
Total Current Liabilities	2,227,468	2,267,322

LONG-TERM DEBT:
Convertible note payable, net of unamortized discounts of $113,018 and $0, respectively	1,382	—
Total Liabilities	2,228,850	2,267,322

STOCKHOLDERS’ EQUITY:
Preferred stock, $0.001 par value; 5,000,000 shares authorized; 51 and 51 shares issued and outstanding, respectively	—	—
Common stock, $0.001 par value; 400,000,000 shares authorized; 307,681,187 and 285,398,000 shares issued and outstanding, respectively	307,681	285,398
Additional paid-in capital	208,819,576	207,701,091
Accumulated deficit	(208,073,669)	(207,518,871)
Total Stockholders’ Equity	1,053,588	467,618
Total Liabilities and Stockholders’ Equity	$3,282,438	$2,734,940

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-29

EL CAPITAN PRECIOUS METALS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended December 31,
	2015	2014

REVENUES	$2,950	$—

COSTS ASSOCIATED WITH REVENUES	3,300	—
Gross Loss	(350)	—

OPERATING EXPENSES:
Mine and exploration costs	102,513	105,317
Professional fees	49,504	51,393
Administrative consulting fees	65,000	65,000
Legal and accounting fees	78,348	28,241
Other general and administrative	75,193	459,978
Total Operating Expenses	370,558	706,929

LOSS FROM OPERATIONS	(370,908)	(706,929)

OTHER INCOME (EXPENSE):
Interest income	2	15
Gain on derivative instrument	3,693	—
Loss on debt extinguishment	(84,270)	—
Interest expense – related party	(2,456)	—
Interest expense	(100,859)	(73,831)
Total Other Income (Expense)	(183,890)	(73,816)

LOSS BEFORE PROVISION FOR INCOME TAXES	(554,798)	(780,745)

PROVISION FOR INCOME TAXES	—	—

NET LOSS	$(554,798)	$(780,745)

Basic and Diluted Per Share Data:
Net Loss Per Share - basic and diluted	$(0.00)	$(0.00)

Weighted Average Common Shares Outstanding:
Basic and diluted	296,586,821	278,053,877

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-30

EL CAPITAN PRECIOUS METALS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended December 31,
	2015	2014

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(554,798)	$(780,745)
Adjustments to reconcile net loss to net cash used in operating activities:
Warrant and option expense	22,367	377,379
Stock-based compensation	102,207	—
Amortization of debt discounts	80,254	55,216
Amortization of deferred financing costs	—	4,701
Depreciation	16,470	10,627
Loss on debt extinguishment	84,270	—
Gain on derivative instrument	(3,693)	—
Net change in operating assets and liabilities:
Prepaid expenses and other current assets	(30,016)	(24,176)
Inventory	(71,567)	(33,254)
Deposits	—	(19,149)
Accounts payable	135,369	12,446
Accrued compensation – related parties	110,000	—
Accrued liabilities	(59,547)	(3,664)
Interest payable	12,743	25,556
Net Cash Used in Operating Activities	(155,941)	(375,063)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of furniture and equipment	(787)	(40,225)
Restricted cash	(1)	—
Net Cash Used in Investing Activities	(788)	(40,225)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable	92,000	250,000
Increase in finance contracts	32,773	22,968
Payments on finance contracts	(5,214)	(2,221)
Net Cash Provided by Financing Activities	119,559	270,747

NET DECREASE IN CASH AND CASH EQUIVALENTS	(37,170)	(144,541)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	71,393	218,513

CASH AND CASH EQUIVALENTS, END OF PERIOD	$34,223	$73,972

(Continued)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-31

EL CAPITAN PRECIOUS METALS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)

(Unaudited)

	Three Months Ended December 31,
	2015	2014

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$10,315	$172
Cash paid for income taxes	—	—

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Common stock issued for third party payables	217,431	—
Common stock issued for related party payables	102,849	—
Common stock issued on settlement of debt and accrued interest	307,982	—
Common stock issued for inventory	378,430	—
Common stock issued for prepayment of services	120,337	—
Debt discount from derivative liabilities	92,000	—
Reclassification of warrants from equity to derivative liabilities	205,526	—
Warrants issued with debt	—	73,053
Warrants issued for deferred financing costs	—	17,111

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-32

EL CAPITAN PRECIOUS METALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 1 – BASIS OF PRESENTATION

Business, Operations and Organization

The accompanying unaudited interim financial statements of El Capitan Precious Metals, Inc. (“El Capitan” or the “Company”) have been prepared in accordance with accounting principles generally accepted in the United States of America, pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”) for interim financial information. Accordingly, the financial statements do not include all information and footnotes required by generally accepted accounting principles in the United States (“GAAP”) for complete annual financial statements. In the opinion of management, the accompanying unaudited condensed interim financial statements reflect all adjustments, consisting of normal recurring adjustments, considered necessary for a fair presentation. Interim operating results are not necessarily indicative of results that may be expected for the fiscal year ending September 30, 2016, or for any subsequent period. These interim financial statements should be read in conjunction with the Company’s audited financial statements and notes thereto for the fiscal year ended September 30, 2015, included in the Company’s Annual Report on Form 10-K, filed with the SEC on January 11, 2016 (the “2015 Form 10-K”). The consolidated balance sheet at September 30, 2015, has been derived from the audited financial statements included in the 2015 Form 10-K.

Notes to the financial statements which would substantially duplicate the disclosure contained in the audited financial statements for fiscal 2015 as reported in the 2015 Form 10-K have been omitted. Certain prior year amounts have been reclassified to conform to the current year presentation.

El Capitan Precious Metals, Inc., a Nevada corporation, together with its consolidated subsidiaries are collectively hereinafter referred to as the “Company,” “our” or “we.”

The Company is an exploration stage company as defined by the SEC Industry Guide 7 as the Company has no established reserves as required under the Industry Guide 7. We are principally engaged in the exploration of precious metals and other minerals on the El Capitan property located near Capitan, New Mexico (the “El Capitan Property”). The Company is in mineral exploration state activities and has obtained permitting from the State of New Mexico Minerals and Mining Division to expand the Company’s mineral exploration activities and the process of entering into the production stage of operations.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries El Capitan Precious Metals, Inc., a Delaware corporation; Gold and Minerals Company, Inc., a Nevada corporation; and El Capitan, Ltd., an Arizona corporation. All significant inter-company accounts and transactions have been eliminated in consolidation.

Reclassifications

Certain prior year amounts have been reclassified to conform to the current year presentation.

Basis of Presentation and Going Concern

The Company's consolidated financial statements are prepared using the accrual method of accounting in accordance with accounting principles generally accepted in the United States of America ("GAAP"), and have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities in the normal course of business. The Company currently has a minimum source of revenue to cover its costs.  The Company has incurred a loss of $554,798 for the three months ended December 31, 2015 and has a working capital deficit of $1,478,962 as of December 31, 2015. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

F-33

EL CAPITAN PRECIOUS METALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

To continue as a going concern, the Company is dependent on achievement of cash flow and profits from entering the production stage of operations. The Company does not have adequate liquidity to fund its current operations, meet its obligations and continue as a going concern. The Company secured working capital loans with net proceeds of $92,000 in December 2015 and $156,000 in January 2016 to assist in financing its activities in the near term. The Company is also pursuing other financing alternatives, including short-term operational strategic financing or equity financing, to fund its activities until it can achieve cash flow and profits from its operations.

The Company’s consolidated financial statements do not include any adjustment relating to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

Fair Value of Financial Instruments

The fair values of the Company’s financial instruments, which include cash, investments, accounts payable, accrued expenses and notes payable, approximate their carrying amounts because of the short maturities of these instruments or because of restrictions.

Management Estimates and Assumptions

The preparation of the Company’s consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made; however, actual results could differ materially from these estimates.

Cash and Cash Equivalents

The Company considers those short-term, highly liquid investments with maturities of three months or less as cash and cash equivalents. At times, cash in banks may be in excess of the FDIC limits. The Company has no cash equivalents.

Inventory

Inventories include mineralized material stockpile, concentrate and iron ore inventories, as described below. Inventories are carried at the lower of average cost or net realizable value, in the case of mineralized material stockpile and concentrate inventories and minimal cost is attributable to the iron ore inventories. The net realizable value of mineralized material stockpile inventories represents the estimated future sales price of the product based on current and long-term metals prices, less the estimated costs to complete production and bring the product to sale. Concentrate inventories are carried at the lower of full cost of production or net realizable value based on current metals prices. Write-downs of inventory will be reported as a component of production costs applicable to sales.

Ore Stockpile Inventory

Ore stockpile inventory represents mineralized materials that have been mined and are available for further processing. Costs are allocated to mineralized material stockpile inventories based on relative values of material stockpiled and processed using current mining costs incurred up to the point of stockpiling the mineralized material.

Concentrates

Concentrates inventory include metal concentrates located either at the Company’s El Capitan Property mine site or in transit to a customer’s site for additional processing and/or refining. Inventories consist of mineralized material that contains mainly gold and silver mineralization. Concentrate inventories are carried at the lower of full cost of production or market based on current metals prices.

F-34

EL CAPITAN PRECIOUS METALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Iron Ore

The high grade iron ore material is inventoried and valued at the lower of cost or market. Any proceeds from the sale of iron ore will offset the cost of mining the mineralized ore.

Restricted Cash

Restricted cash consists of two certificates of deposits in favor of the New Mexico Minerals and Mining Division for a total of $74,500. The amount was increased $59,495 during the fiscal year ended September 30, 2015 with the issuance of the Company’s expanded mining permit and is posted as a financial assurance for required reclamation work to be completed on mined acreage.

Exploration Property Costs

Exploration property costs are expensed as incurred until such time as economic reserves are quantified. To date the Company has not established any proven or probable reserves on the El Capitan Property. The Company has capitalized $1,864,608 of exploration property acquisition costs reflecting its investment in the El Capitan Property.

Derivative Financial Instruments

The Company does not use derivative instruments to hedge exposures to cash flow or, market risks.

The Company reviews the terms of convertible debt, equity instruments and other financing arrangements to determine whether there are embedded derivative instruments, including embedded conversion options that are required to be bifurcated and accounted for separately as a derivative financial instrument. Also, in connection with the issuance of financing instruments, the Company may issue freestanding options or warrants that may, depending on their terms, be accounted for as derivative instrument liabilities, rather than as equity. The Company may also issue options or warrants to non-employees in connection with consulting or other services.

Derivative financial instruments are initially measured at their fair value. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported as charges or credits to income. For warrant-based derivative financial instruments, the Company uses the Black-Scholes option pricing model to value the derivative instruments. To the extent that the initial fair values of the freestanding and/or bifurcated derivative instrument liabilities exceed the total proceeds received, an immediate charge to income is recognized, in order to initially record the derivative instrument liabilities at their fair value.

The discount from the face value of the convertible debt or equity instruments resulting from allocating some or all of the proceeds to the derivative instruments, together with the stated interest on the instrument, is amortized over the life of the instrument through periodic charges to income, using the effective interest method.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is reassessed at the end of each reporting period. If reclassification is required, the fair value of the derivative instrument, as of the determination date, is reclassified. Any previous charges or credits to income for changes in the fair value of the derivative instrument are not reversed. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within twelve months of the balance sheet date.

F-35

EL CAPITAN PRECIOUS METALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Stock-Based Compensation

El Capitan recognized stock-based administrative compensation aggregating $124,574 and $377,379 for common stock options and common stock issued to administrative personnel and consultants during the three months ended December 31, 2015 and 2014, respectively.

Revenue Recognition

When revenue is generated from operations, it will be recognized in accordance with FASB ASC 605. In general, the Company will recognize revenue when (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the fee is fixed or determinable, and (iv) collectability is reasonably assured. Revenue generated and costs incurred under this agreement will be reported on a net basis in accordance with FASB ASC 605-45. There was nominal revenue generated for the Company’s quarter ended December 31, 2015 from test loads of iron ore to the construction contractor.

Recently Issued Accounting Pronouncements

Other than as set forth below, management does not believe that any recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

In April 2015, the FASB issued ASU No. 2015-03 “Interest – Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs.” ASU No. 2015-03 provides that an entity: (1) present debt issuance costs in the balance sheet as a direct deduction from the carrying value of the associated debt liability rather than as an asset; and (2) report amortization of debt issuance costs as interest expense. Company has elected to adopt ASU No. 2015-03 has of December 31, 2015 and has no material impact on the financial statements.

In July 2015, the FASB has issued Accounting Standards Update (ASU) No. 2015-11, “Inventory (Topic 330): Simplifying the Measurement of Inventory.” Topic 330, “Inventory,” currently requires an entity to measure inventory at the lower of cost or market. Market could be replacement cost, net realizable value, or net realizable value less an approximately normal profit margin. The amendments do not apply to inventory that is measured using last-in, first-out (LIFO) or the retail inventory method. The amendments apply to all other inventory, which includes inventory that is measured using first-in, first-out (FIFO) or average cost. An entity should measure in scope inventory at the lower of cost and net realizable value. Net realizable value is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. Subsequent measurement is unchanged for inventory measured using LIFO or the retail inventory method. The amendments in this Update more closely align the measurement of inventory in GAAP with the measurement of inventory in International Financial Reporting Standards. For public business entities, the amendments are effective for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2016, and interim periods within fiscal years beginning after December 15, 2017. The Company adopted of ASU 2015-11 as of December 31, 2015, and has no material impact on the consolidated financial statements.

In November 2015 the FASB issued Accounting Standards Update (ASU) 2015-17, Income Taxes (Topic 740) Related to the Balance Sheet Classification of Deferred Taxes which will require entities to present deferred tax assets (DTAs) and deferred tax liabilities (DTLs) as noncurrent in a classified balance sheet.  The ASU simplifies the current guidance (ASC 740-10-45-4), which requires entities to separately present DTAs and DTLs as current and noncurrent in a classified balance sheet.  The ASU is effective for annual reporting periods beginning on or after December 15, 2016, and interim periods within those annual periods.  The Board decided to allow all entities to early adopt the ASU for financial statements that had not been issued.  The Company has adopted this ASU at December 31, 2015, which has no material impact on the consolidated financial statements.

F-36

EL CAPITAN PRECIOUS METALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

In January 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”)  2016-01, “Financial Instruments - Recognition and Measurement of Financial Assets and Financial Liabilities (Subtopic 825-10).” The amendments require all equity investments to be measured at fair value with changes in the fair value recognized through net income (other than those accounted for under the equity method of accounting or those that result in consolidation of the investee). The amendments also require an entity to present separately in other comprehensive income the portion of the total change in the fair value of a liability resulting from a change in the instrument-specific credit risk when the entity has elected to measure the liability at fair value in accordance with the fair value option for financial instruments. In addition, the amendments eliminate the requirement to disclose the fair value of financial instruments measured at amortized cost for entities that are not public business entities and the requirement to disclose the method(s) and significant assumptions used to estimate the fair value that is required to be disclosed for financial instruments measured at amortized cost on the balance sheet for public business entities. This guidance is effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. The Company does not expect to early adopt this guidance and does not believe that the adoption of this guidance will have a material impact on its consolidated financial statements.

NOTE 2 – RELATED PARTY TRANSACTIONS

Consulting Agreements

Effective May 1, 2009, El Capitan has informal arrangements with two individuals, one of whom is an officer and is also director of El Capitan, pursuant to which such individuals serve as support staff for the functioning of the home office and all related corporate activities and projects. Effective June 1, 2010, El Capitan amended the aggregate monthly payments with these two individuals under the arrangements to $16,667. Effective August 1, 2013, the monthly compensation was increased to $21,667. There are no written agreements with these individuals. Total administrative consulting fees expensed under these informal agreements for the three months ended December 31, 2015 and 2014 was $65,000. Accrued and unpaid compensation under these arrangements of $50,000 was recorded in accrued compensation – related parties at September 30, 2015. During the three months ended December 31, 2015, the Company issued 1,663,186 common shares to the president of the Company as payment of accrued compensation of $108,975. The fair value of the stock was $102,849 and the Company recorded a gain on the debt conversion of $6,126.

In January 2012, the Company retained Management Resource Initiatives, Inc., a company controlled by the Chief Financial Officer and a Director of the Company, for services with a monthly consulting fee of $10,000, which monthly fee was increased to $15,000 effective August 1, 2013. Total consulting fees expensed to Management Resource Initiatives, Inc. for the three months ended December, 2015 and 2014 was $45,000. MRI had accrued and unpaid compensation of $180,000 recorded in accrued compensation – related parties at December 31, 2015.

On February 4, 2015, the Company signed a note payable with Management Resource Initiatives, Inc. for $30,000 at 18% interest per annum and due February 4, 2016. The Company issued 200,000 shares of restricted common stock of the Company to Management Resource Initiatives, Inc. as incentive for the loan (see Note 5).

NOTE 3 – INVENTORY

The following table provides the components of inventory as of December 31, 2015 and September 30, 2015:

	December 31,	September 30,
	2015	2015

Ore stockpiles	$502,276	$52,279

F-37

EL CAPITAN PRECIOUS METALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 4 – ACCRUED LIABILITIES

Accrued liabilities consisted of the following as of December 31, 2015 and September 30, 2015:

	December 31,	September 30,
	2015	2015

Compensation and consulting	$74,000	$62,000
Mining costs	100,000	203,626
Accounting and legal	205,450	277,000
Interest	54,902	50,138
	$434,352	$592,764

During the three months ended December 31, 2015, the Company issued 2,147,273 common shares as payment of accrued legal fees of $118,100. The fair value of the stock was $113,805 and the Company recorded a gain on the debt conversion of $4,295. The Company issued shares as payment of accrued mining cost of $103,626.

Note 5 - Derivative Instrument Liabilities

The fair market value of the derivative instruments liabilities at December 31, 2015, was determined to be $293,833 using the Black-Scholes Option Pricing Model with the following assumptions: (1) risk free interest rate of 0.977% to 1.219%, (2) remaining contractual life of 1.8 to 2.64 years, (3) expected stock price volatility of 106.443% to 122.915%, and (4) expected dividend yield of zero. Based upon the change in fair value, the Company has recorded a gain on derivative instruments for the three months ended December 31, 2015, of $3,693 and a corresponding decrease in the derivative instruments liability.

	Derivative	Derivative	Gain for three
	Liability as of	Liability as of	months ended
	September 30, 2015	December 31, 2015	December 31, 2015

Warrants	$—	$157,743	$(157,743)
Convertible notes	—	136,090	(136,090)

Total	$—	$293,833	(293,833)

Amount allocated to note discount at inception			92,000
Amount allocated to equity at inception			205,526
Gain on derivatives			$3,693

The entire amount of derivative instrument liabilities are classified as current due to the fact that settlement of the derivative instruments could be required within twelve months of the balance sheet date.

F-38

EL CAPITAN PRECIOUS METALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Warrants

During the three months ended December 31, 2015, the Company did not issue any warrants. A total of 4,861,344 warrants are tainted due to the convertible note issued in December, 2015 and were reclassified from equity to derivative liabilities.

NOTE 6 – NOTES PAYABLE

Under an agreement with Logistica U.S. Terminals, LLC (“Logistica”) dated February 28, 2014, Logistica agreed to remit a $400,000 payment on the Company’s behalf that represented the remaining balance of the Company’s purchase price for a heavy ore trailing separation line to be used for processing of mineralized material at the El Capitan Property mine site. The Company previously remitted $100,000 toward the purchase of such equipment. In consideration for Logistica remitting such payment, the Company agreed to deliver a $400,000 promissory note to Logistica and issued 2,500,000 shares of common stock to a designee of Logistica under the Company’s 2005 Stock Incentive Plan. The promissory note accrues interest at 4.5%, with principal and accrued interest payments to be made out of the Company’s proceeds from sale of iron extracted from mineralized material as part of the Company’s exploration activities. The relative fair value of the common stock was determined to be $222,222 and was recorded as a discount to the promissory note that was amortized to interest expense over the expected life of the note through August 31, 2015. During the fiscal years ended September 30, 2015 and 2014, amortization expense of $158,559 and $63,663 was recognized, respectively. The outstanding balance under this note payable was $400,000 and the unamortized discount on the note payable was $0 as of December 31, 2015. Accrued interest on the note at December 31, 2015 was $33,090.

On September 8, 2014, the Company received an advance of $250,000 under a $500,000 Note and Warrant Purchase Agreement entered into on October 17, 2014 (the “2014 Note”). The 2014 Note is secured by the net proceeds received by the Company from its sale of tailings separated from iron recovered by the Company at the El Capitan Property, carries an interest rate of 8% per annum, and matured on July 17, 2015. The remaining $250,000 was advanced to the Company on October 17, 2014. On October 17, 2014, the Company also issued warrants to purchase an aggregate of 882,352 shares of common stock in connection with the 2014 Note, of which 735,294 were issued to the lender and 147,058 were issued to a third party, at a purchase price equal to $0.17 per share. The relative fair value of the 735,294 warrants was determined to be $73,053 and was recorded as a discount to the promissory note and amortized to interest expense over the life of the note through July 17, 2015. During the fiscal year ended September 30, 2015, amortization expense of $73,053 was recognized. The fair value of the 147,058 warrants was determined to be $17,111 and was recorded as deferred financing costs and amortized to interest expense over the life of the note through July 17, 2015. During the fiscal year ended September 30, 2015, amortized expense of $17,111 was recognized.

On August 24, 2015, the 2014 Note was amended to extend the maturity date from July 17, 2015 to January 17, 2016 (the “Amended 2014 Note”). In consideration of the extension, the Company cancelled the original warrant issued October 17, 2014 and issued a new common stock purchase warrant to purchase 4,714,286 shares (subject to adjustment) at an exercise price of $0.07 per share. Under the amended arrangement, if the loan should be paid in full prior to the amended maturity date, the number of shares issuable upon exercise of the common stock purchase warrants will be reduced to an amount equal to 4,714,286 multiplied by the number of days that the principal balance was outstanding during the extension period expressed as a percentage of the total days in the extension period. The Company evaluated the modification under ASC 470-50 and determined that it was a substantial modification that qualified as an extinguishment of debt. The fair value of the 4,714,286 amended warrants was determined to be $220,703 and was expensed as a loss on debt extinguishment in the year ended September 30, 2015. The outstanding balance under the Amended 2014 Note is $500,000. Accrued interest on Amended 2014 Note at December 31, 2015 was $8,219. The Company is currently in negotiations to further extend the maturity date of the Amended 2014 Note.

On December 2, 2015, the warrants issued under note and to a third party, became tainted with the issuance of a convertible note to an accredited investor and were required to be fair valued. The fair value of the warrants on December 2, 2015 using the Black-Scholes option pricing model was determined to be $205,526.

F-39

EL CAPITAN PRECIOUS METALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

On February 4, 2015, the Company signed two notes with different investors for $63,000 at 18% interest per annum and due February 4, 2016. The Company issued 200,000 shares of restricted common stock of the Company to each investor as incentive for the loan. One of these investors is affiliated with the Company and provided $30,000 of the $63,000 loaned funds. See Note 2. Accrued interest on the notes at December 31, 2015 was $10,253. The relative fair value of the common stock was determined to be $21,211 and was recorded as discounts to the promissory notes that are being amortized to interest expense over the life of the notes. During the three months ended December 31, 2015, amortization expense of $6,253 was recognized. The outstanding balance under these notes payable was $63,000 and the unamortized discounts on the notes payable was $2,723 as of December 31, 2015.

On April 16, 2015, the Company entered into an agreement with a third party financing source pursuant to which the lender has committed to loan the Company a total of $200,000 in installments. Installments on this loan have been advanced as follows:

Installment Date	Amount

April 17, 2015	$50,000
May 15, 2015	$50,000
June 16, 2015	$25,000
July 20, 2015	$25,000
August 18, 2015	$25,000
September 18, 2015	$25,000

The loan accrues interest at 10% per year, with all principal and accrued interest being due and payable on April 17, 2016. To secure the loan, the Company has granted the lender a security interest in the AuraSource Heavy Metals Separation System located on the El Capitan Property. As additional consideration for the loan, the Company issued 3,000,000 shares of restricted common stock of the Company to the note holder. The relative fair value of the common stock was determined to be $98,349 and was recorded as discounts to the promissory note tranches as of the date received and are being amortized to interest expense over the life of the note tranches. During the three months ended December 31, 2015, amortization expense of $72,619 was recognized as the note obligation and a portion of accrued interest was retired with the issuance of 3,772,728 restricted shares of the Company’s common stock. The note and accrued interest retired aggregated $207,500 and the fair value of the stock was $215,423. The Company recorded a loss on the debt conversion of $7,923. Remaining accrued interest on the retired note tranches at December 31, 2015 was $2,466.

On July 14, 2015, the Company entered into an agreement to finance a portion of its insurance premiums in the amount of $15,116 at an interest rate of 8.76% with equal payments of $1,573 including interest, due monthly beginning July 14, 2015 and continuing through April 14, 2016. In August 2015, an increase in premium of $1,876 occurred due an increase in coverage and the remaining payments increased to $1,815. As of December 31, 2015, the outstanding balance under this note payable was $7,130.

On August 31, 2015, the Company entered into an agreement with a third party financing source pursuant to which the lender has committed to loan the Company $100,000 for working capital. As an incentive for the financing, the Company issued 2,000,000 shares of restricted common stock of the Company; however the investor decided not to accept the shares and they were returned to the Company’s transfer agent and returned to the treasury. The loan had an annual interest rate of 2%, required that one-half (1/2) of the gross revenues which the Company may receive from its mining activities be used to repay the principal and accrued interest, and was due November 15, 2015. Repayment of principal and accrued interest was satisfied in full in December 2015 in exchange for 3,500,000 restricted shares of the Company’s common stock. The principal and accrued interest retired aggregated $100,482 and the fair value of the stock was $187,250. The Company recorded a loss on the debt conversion of $86,768.

F-40

EL CAPITAN PRECIOUS METALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

On December 2, 2015 (the “Effective Date”), the Company entered into a Securities Purchase Agreement (the “SPA”) for two $114,400 convertible notes with an accredited investor for an aggregate principal amount of $228,800, with an annual interest rate of 9%. Each note contains an original issuance discount (“OID”) of $10,400 and related legal and due diligence costs of $12,000. The net proceeds received by the Company was $92,000. The maturity date on the first note is December 2, 2017. The note is convertible into shares of the Company’s common stock at any time beginning on the date which is 181 days following the Effective Date. The conversion price is equal to 55% of the lowest trading price of the Company’s common stock as reported on the QTCQB for the ten prior trading days and may include the day of the Notice of Conversion under certain circumstances. The Company agreed to reserve an initial 5,033,000 shares of common stock for conversions under the note (the “Share Reserve”). We also agreed to adjust the Share Reserve to ensure that it always equals at least four times the total number of shares of common stock that is actually issuable if the entire note were to be converted. The note has an embedded conversion option that qualifies for derivative accounting and bifurcation under ASC 815-15 Derivatives and Hedging as originally drafted. The fair value of the embedded conversion features as a derivative liability was determined using the Black-Scholes option pricing model and was determined to be $224,068 and a one day derivative loss was recognized of $132.068. The OID interest of $10,400 and related loan costs of $12,000 was recorded as a discount to the note and is being amortized over the life of the loan as interest expense. For the three months ended December 31, 2015, the discount amortization was $1,382 and the loan discount balance at December 31, 2015 was $113,018. The note balance at December 31, 2015 was $114,400 and accrued interest was $874.

The note was subsequently amended on January 12, 2016. The Company may redeem the note by prepaying in full the unpaid principal and interest on the note, upon notice, any time prior to 180 days after the Effective Date. Any prepayment is at 140% face amount outstanding and accrued interest. The redemption must be closed and paid for within three business days of the Company sending the redemption demand. The note may not be prepaid and redeemed after the 180th day.

On November 19, 2015, the Company entered into an agreement to finance insurance premiums in the amount of $26,031 at an interest rate of 7.05% with equal payments of $2,687 including interest, due monthly beginning December 21, 2015 and continuing through September 21, 2016. As of December 31, 2015, the outstanding balance under this note payable was $26,031.

On December 31, 2015, the Company entered into an agreement to finance additional insurance premiums in the amount of $6,741.70 at an interest rate of 8.752% with equal payments of $2,283 including interest, due monthly beginning February14, 2016 and continuing through April 14, 2016. As of December 31, 2015, the outstanding balance under this note payable was $6,741.70

The components of the notes payable, including the note payable to a related party, at December 31, 2015 are as follows:

	Principal	Unamortized
	Amount	Discount	Net
CURRENT NOTES PAYABLE:
Notes payable	972,903	(1,369)	971,534
Notes payable – related party	30,000	(1,354)	28,646
	$1,002,903	$(2,723)	$1,000,180

LONG-TERM CONVERTIBLE NOTE PAYABLE:
Note payable	$114,400	$(113,018)	$1,382

F-41

EL CAPITAN PRECIOUS METALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

The components of the notes payable, including the note payable to a related party, at September 30, 2015 are as follows:

	Principal	Unamortized
	Amount	Discount	Net
CURRENT NOTES PAYABLE:
Notes payable	1,245,344	(77,157)	1,168,187
Notes payable – related party	30,000	(4,438)	25,562
	$1,275,344	$(81,595)	$1,193,749

NOTE 7 – FAIR VALUE MEASUREMENTS

U.S. accounting standards require disclosure of a fair-value hierarchy of inputs the Company uses to value an asset or a liability. In September 2006, the FASB issued new accounting guidance, which establishes a framework for measuring fair value under generally accepted accounting principles (“GAAP”) and expands disclosures about fair value measurements. The Company previously partially adopted this guidance for all instruments recorded at fair value on a recurring basis. In the second quarter of fiscal 2010, the Company adopted the remaining provisions of the guidance for all non-financial assets and liabilities that are not re-measured at fair value on a recurring basis. The adoption of these provisions did not have an impact on the Company’s consolidated financial statements.

Fair value standards define fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, the standards establish a three-level fair value hierarchy that prioritizes the inputs used to measure fair value. This hierarchy requires that the Company maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of the fair-value hierarchy are described as follows:

Level 1 – Quoted prices are available in active markets for identical assets or liabilities as of the reporting date. Active markets are those in which transactions for the asset or liability occur in sufficient frequency and volume to provide pricing information on an ongoing basis. Level 1 primarily consists of financial instruments such as exchange-traded derivatives, marketable securities and listed equities.

Level 2 – Pricing inputs are other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reported date.

Level 3 – Pricing inputs include significant inputs that are generally less observable from objective sources. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value.

The following table sets forth by level with the fair value hierarchy the Company’s assets and liabilities measured at fair value as of:

December 31, 2015:	Level 1	Level 2	Level 3	Total

Assets
None	$—	$—	$—	$—
Liabilities
Derivative liabilities	$—	$—	$293,833	$293,833

F-42

EL CAPITAN PRECIOUS METALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 8 – COMMITMENTS AND CONTINGENCIES

Related Party

In January 2012, the Company retained Management Resource Initiatives, Inc. (“MRI”) for managing and overseeing the process of marketing and selling the El Capitan Property and performing other services aimed at furthering the Company's strategic goals pursuant to an unwritten consulting arrangement. Under this arrangement, the Company pays MRI a current monthly consulting fee of $15,000. MRI is a related party because it is a corporation that is wholly-owned by John F. Stapleton, who is the Company’s Chief Financial Officer and a Director. MRI had accrued and unpaid compensation of $180,000 recorded in accrued compensation – related parties at December 31, 2015.

Purchase Contract with Glencore AG

On March 10, 2014, the Company entered into a life-of-mine off take agreement with Glencore AG (“Glencore”) for the sale of iron extracted from mineralized material at the El Capitan Property (such agreement is referred to herein as the “Glencore Purchase Contract”). Under the terms of the Glencore Purchase Contract, the Company agreed to sell to Glencore, and Glencore agreed to purchase from the Company, iron that meets the applicable specifications from the El Capitan Property mine. Payment for the iron is to be made pursuant an irrevocable letter of credit in favor of the Company. The purchase price is based on an index price less an applicable discount. Either party may terminate the Glencore Purchase Contract following a breach by the other party that remains uncured for a specified period after receipt of written notice. Because of current market iron ore prices, the contract has not been implemented or terminated.

Agreements with Logistica U.S. Terminals, LLC

In anticipation of, and in conjunction with, the Glencore Purchase Contract, the Company entered into a Master Services Agreement (the “Master Agreement”) and corresponding Iron Ore Processing Agreement (the “Processing Agreement”) with Logistica U.S. Terminals, LLC (“Logistica”), each effective as of February 28, 2014. Pursuant to these agreements, Logistica agreed to, among other things, provide the logistics required for the Company to fulfill its obligations under the Glencore Purchase Contract, to assist the Company in financing the costs of processing and delivering iron under the Glencore Purchase Contract, and to provide and/or manage the processing that iron. Because of current market iron ore prices, the contract has not been implemented and has not been terminated.

The contracts with Logistica were superseded by a new agreement entered into on January 5, 2016. See Note 11.

F-43

EL CAPITAN PRECIOUS METALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Master Agreement with Logistica

Under the Master Agreement, the Company agreed that Logistica will be the exclusive logistics agent for the purpose of moving iron extracted from mineralized material at the El Capitan Property from the El Capitan Property to Glencore’s designated exporting port or final destination. Logistics services include operational supplement chain management and supervision of all logistics providers and operations from the El Capitan Property mine to the vessel loading port. Logistics services do not include obtaining and maintaining operating, environmental and mining permits, and land and mineral rights, which are the responsibility of the Company. Also under the Master Agreement, Logistica is required to use its best efforts to establish an operating credit line capable of funding all processing and delivery costs and, upon opening and funding such a credit line, will disburse as needed all operating costs contemplated under the Glencore Purchase Contract. The Company is required to reimburse Logistica for all such amounts, without interest, out of payments received from Glencore in respect of the purchase of the iron.

In consideration for Logistica’s funding and logistic services, the Company will pay Logistica a percentage of the Company’s profits from the sale of iron under the Glencore Purchase Contract. If any sale of iron under the Glencore Purchase Contract results in a loss instead of a profit, as a result of a decrease in index pricing of iron or otherwise, then the Company is required to make up the shortfall out of profits from any precious metals processing and refining business, to the extent of available profits there from, or otherwise. If iron index prices drop below the price in place at inception of the Glencore Purchase Contract by more than 5%, then the Company will be required to provide Logistica with a greater percentage of profits commensurate with and equivalent to Logistica’s loss of profit share due to the reduction in iron index prices. At inception of the Glencore Purchase Contract, the Platts 62% FE CFR China iron index price was $121.24 and at December 31, 2015 was $39.60. In the event of a future sale of the El Capitan Property, the Company must either ensure that its agreements with Logistica are assumed by the purchaser or pay Logistica a termination fee.

Either party may terminate the Master Agreement following a breach by the other party that remains uncured for 60 days after receipt of written notice. The Master Agreement will otherwise continue indefinitely.

Because of current market iron ore prices, the contract has not been implemented and has not been terminated.

The contracts with Logistica were superseded by a new agreement entered into on January 5, 2016. See Note 11.

Processing Agreement with Logistica

Under the Processing Agreement, Logistica has agreed to deliver iron processing equipment to the El Capitan Property and to use it best efforts to process, to contract specification, stock pile and load for delivery iron that the Company has contracted to sell to Glencore under the Glencore Purchase Contract. In order to do so, Logistica will act as the Company’s turn-key contractor for all of the Company’s iron processing and delivery activities at the El Capitan Property. In consideration for such services, the Company will pay Logistica a set price per metric ton of iron that is processed in accordance with the Glencore Purchase Contract specifications and purchased by Glencore. As additional compensation for entering into the Processing Agreement, the Company issued 4,000,000 shares of common stock to a designee of Logistica under the Company’s 2005 Stock Incentive Plan valued at $800,000. The shares vested immediately upon grant and the $800,000 was expensed in full during the fiscal year ended September 30, 2014.

Either party may terminate the Processing Agreement following a breach by the other party that remains uncured for 60 days after receipt of written notice. The Processing Agreement will otherwise continue indefinitely.

Because of the drop in the market iron ore prices under the contract price, the contract has not been implemented during the current fiscal year and has not been terminated as of December 31, 2015.

F-44

EL CAPITAN PRECIOUS METALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

The contracts with Logistica were superseded by a new agreement entered into on January 5, 2016. See Note 11.

NOTE 9 – 2015 EQUITY INCENTIVE PLAN

On October 8, 2015, the Board of Directors of the Company approved the El Capitan Precious Metals, Inc. 2015 Equity Incentive Plan (the “2015 Plan”). The 2015 Plan enables the Board of Directors to grant to employees, directors, and consultants of the Company and its subsidiaries a variety of forms of equity-based compensation, including grants of options to purchase shares of common stock, shares of restricted common stock, restricted stock units, stock appreciation rights, other stock-based awards and performance-based awards. At the time it was adopted, the maximum number of shares of common stock of the Company that could be issued or awarded under the 2015 Plan was 15,000,000 shares. On October 14, 2015, the Company filed Form S-8 Registration Statement No. 333-207399 with the SEC registering the 15,000,000 shares of common stock authorized for issuance pursuant to the 2015 Plan. On December 15, 2015, the Board of Directors of the Company adopted Amendment No. 1 to the 2015 Plan, pursuant to which the number of shares of common stock issuable under the 2015 Plan was increased from 15,000,000 to 23,000,000. On January 14, 2016, the Company filed Form S-8 Registration Statement No. 333-208991 with the SEC registering the additional 8,000,000 shares of common stock authorized for issuance pursuant to the 2015 Plan.

NOTE 10 – STOCKHOLDERS’ EQUITY

Preferred Stock Issuances

During the three months ended December 31, 2015, the Company did not issue any shares of preferred stock.

Common Stock Issuances

During the three months ended December 31, 2015, the Company:

(i)	Issued 700,000 shares of restricted common stock and 963,186 shares of S-8 common stock for accrued compensation payable to an officer valued at $102,849 on the date of issuances;

(ii)	Issued 2,147,273 shares of S-8 common stock for accrued legal services at a market value of $113,805;

(iii)	Issued 11,200,000 shares of S-8 common stock to our contract miners at a market value of $704,600, including payment of $103,626 for accrued mining cost, payment of $102,208 for services, payment of $378,430 for inventory, and a prepayment of $120,337 for services; and

(iv)	Issued 7,272,728 shares of restricted common stock to two investors for the retirement of notes payable at a market value of $402,673.

Options

Aggregate options expense recognized was $22,367 for the three months ended December 31 2015.

During the three months ended December 31, 2015, the Company:

(i)	Granted to two directors of the Company, pursuant to the 2015 Plan, each a ten-year stock option to purchase 250,000 shares of the Company’s common stock, all of which vested immediately, at an exercise price of $0.05 per share for 250,000 options and the other 250,000 options at $0.062 per share. The fair value of the options was determined to be $22,367 using the Black-Scholes option pricing model and was expensed as warrant and option costs during the three months ended December 31, 2015.

F-45

EL CAPITAN PRECIOUS METALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Warrants

During the three months ended December 31, 2015, the Company did not issue any warrants.

The Company utilizes the Black-Scholes option pricing model to estimate the fair value of its warrant and option awards. The following table summarizes the significant assumptions used in the model during the three months ended December 31, 2015:

Exercise prices	$0.02475 - $0.17
Expected volatilities	106.443% - 122.915%
Risk free interest rates	0.888% - 1.68%
Expected terms	1.8 - 10.0 years
Expected dividends	—

Stock option activity, both within and outside the 2015 Plan, and warrant activity for the three months ended December 31, 2015, are as follows:

	Stock Options		Stock Warrants
		Weighted		Weighted
		Average		Exercise
	Shares	Price	Shares	Price

Outstanding at September 30, 2015	10,387,500	$0.28	4,861,344	$0.07
Granted	500,000	0.056	—	—
Canceled	—	—	—	—
Expired	—	—	—	—
Exercised	—	—	—	—

Outstanding at December 31, 2015	10,887,500	$0.27	4,861,344	$0.07

Exercisable at December 31, 2015	10,887,500	$0.27	4,861,344	$0.07

The range of exercise prices and remaining weighted average life of the options outstanding at December 31, 2015 were $0.05 to $1.02 and 5.51 years, respectively. The aggregate intrinsic value of the outstanding options at December 31, 2015 was $450.

 The range of exercise prices and remaining weighted average life of the warrants outstanding at December 31, 2015 were $0.07 to $0.17 and 2.61 years, respectively. The aggregate intrinsic value of the outstanding warrants at December 31, 2015 was $0.

The Company adopted its 2015 Incentive Equity Plan (the “2015 Plan”) pursuant to which the Company reserved and registered 23,000,000 shares for stock and option grants. As of December 31, 2015, there were 8,689,541 shares available for grant under the 2015 Plan, excluding the 10,887,500 options outstanding.

F-46

EL CAPITAN PRECIOUS METALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 11 – SUBSEQUENT EVENTS

On December 15, 2015, the Board of Directors of the Company adopted Amendment No. 1 to the 2015 Plan, pursuant to which the number of shares of common stock issuable under the 2015 Plan was increased from 15,000,000 to 23,000,000. On January 14, 2016, the Company filed Form S-8 Registration Statement No. 333-208991 with the SEC registering the additional 8,000,000 shares of common stock authorized for issuance pursuant to the 2015 Plan.

The Securities Purchase Agreement dated December 2, 2015, was subsequently amended during January 2016. The Company may redeem the note by prepaying in full the unpaid principal and interest on the note, upon notice, any time prior to 180 days after the Effective Date. Any prepayment is at 140% face amount outstanding and accrued interest. The redemption must be closed and paid for within three business days of the Company sending the redemption demand. The note may not be prepaid and redeemed after the 180th day.

On January 5, 2016, the Company entered into a new agreement with Logistica U.S. Terminals, LLC (“Logistica”). Under the agreement the Company will provide to Logistica concentrated ore to their specifications at the mine site. Logistica will transport, process, and refine the precious metals concentrates to sell to precious metals buyers. This agreement is in addition to and complements the previously announced agreement for the sale of iron ore for use in construction. The terms of the new agreement provide for the recovery of hard costs related to the concentrates by both parties prior to the distribution of profits. The agreement also provides for the future issuance of 10,000,000 shares of the Company’s restricted common stock and the elimination of a $100,000 accrued liability to Logistica for prior services rendered. The issuance date of the restricted shares is undetermined at this time. The new agreement supersedes the previous agreements with Logistica.

On January 20, 2016 (the “Effective Date”), the Company extended a promissory note from January 17, 2016 to September 19, 2016. In consideration for the extension, the Company granted a three year fully vested warrant to purchase 471,429 shares of Common Stock at the exercise price of $0.051, the closing price on the date of the agreed extension agreement.

On January 26, 2016 (the “Effective Date”), the Company entered into a Securities Purchase Agreement (the “SPA”) for a $180,000 convertible note with an accredited investor, with an annual interest rate of 7%. The note contains an original issuance discount (“OID”) of $18,000 and related legal costs of $6,000. The net proceeds received by the Company was $156,000. The maturity date of the note is January 26, 2017. Interest is due on or before the maturity date. The Company may redeem the note by prepaying the unpaid principal and interest on the note, upon notice, any time prior to 180 days after the Effective Date. If redemption is (i) prior to the 30th day the note is in effect (including the 30th day), the redemption will be 105% of the unpaid principal amount and accrued interest; (ii) if the redemption is on the 31st day up to and including the 60th day the note is in effect, the redemption price will be 115% of the unpaid principle amount of the note along with any accrued interest; (iii) if the redemption is on the 61st day up to and including the 120th day the note is in effect, the redemption price will be 135% of the unpaid principle amount of the note along with any accrued interest; if the redemption is on the 121st day up to and including the 180th day the note is in effect, the redemption price will be 150% of the unpaid principle amount of the note along with any accrued interest. The redemption must be closed and paid for within three business days of the Company sending the redemption demand. The note may not be prepaid and redeemed after the 180th day. The note is convertible into shares of the Company’s common stock at any time beginning on the date which is 181 days following the Effective Date. The conversion price is equal to 55% of the lowest trading price of the Company’s common stock as reported on the QTCQB for the ten prior trading days and may include the day of the Notice of Conversion under certain circumstances. The Company agreed to reserve an initial 10,800,000 shares of common stock for conversions under the note (the “Share Reserve”). We also agreed to adjust the Share Reserve to ensure that it always equals at least three times the total number of shares of common stock that is actually issuable if the entire note were to be converted. The note has an embedded conversion option which qualifies for derivative accounting and bifurcation under ASC 815-15 Derivatives and Hedging. Pursuant to ASC 815, the Company will recognize the fair value of the embedded conversion feature as a derivative liability when the Note becomes convertible on July 24, 2016.The OID interest of $18,000 and related loan costs of $6,000 was recorded as a discount to the note and is being amortized over the life of the loan as interest expense.

F-47

EL CAPITAN PRECIOUS METALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

On March 1, 2016, the Company issued 3,500,000 shares of S-8 common stock to our contract miners at a market value of $148,750 based on an estimated budget for March 2016 of $127,000.

On March 16, 2016, El Capitan Precious Metals, Inc. (the “Company”) entered into an Equity Purchase Agreement (the “Purchase Agreement”) with River North Equity, LLC (“River North”), pursuant to which the Company may from time to time, in its discretion, sell shares of its common stock to River North for aggregate gross proceeds of up to $5,000,000. Unless terminated earlier, River North’s purchase commitment will automatically terminate on the earlier of the date on which River North shall have purchased Company shares pursuant to the Purchase Agreement for an aggregate purchase price of $5,000,000 or March 16, 2018. The Company has no obligation to sell any shares under the Purchase Agreement.

As provided in the Purchase Agreement, the Company may require River North to purchase shares of common stock from time to time by delivering a put notice to River North specifying the total purchase price for the shares to be purchased (the “Investment Amount”); provided there must be a minimum of ten trading days between delivery of each put notice. The Company may determine the Investment Amount, provided that such amount may not be more than the average daily trading volume in dollar amount for the Company’s common stock during the 10 trading days preceding the date on which the Company delivers the applicable put notice. Additionally, such amount may not be lower than $5,000 or higher than $150,000 without prior approval of River North. The number of shares issuable in connection with each put notice will be computed by dividing the applicable Investment Amount by the purchase price for such common stock. River North will have no obligation to purchase shares under the Purchase Agreement to the extent that such purchase would cause River North to own more than 9.99% of the Company’s common stock.

For each share of the Company’s common stock purchased under the Purchase Agreement, River North will pay a purchase price equal to 85% of the Market Price, which is defined as the average of the two lowest closing bid prices on the OTCQB Marketplace, as reported by Bloomberg Finance L.P., during the five consecutive Trading Days including and immediately prior to the date on which the applicable put notice is delivered to River North (the “Pricing Period”). If the Company is not deposit/withdrawal at custodian (“DWAC”) eligible, River North will pay a purchase price equal to 80% of the Market Price, and if the Company is under Depository Trust Company (“DTC”) “chill” status, River North will pay a purchase price equal to 75% of the Market Price. On the first trading day after the Pricing Period, River North will purchase the applicable number of shares subject to customary closing conditions, including without limitation a requirement that a registration statement remain effective registering the resale by River North of the shares to issued pursuant to the Purchase Agreement as contemplated by the Registration Rights Agreement described below.

The Purchase Agreement contains covenants, representations and warranties of the Company and River North that are typical for transactions of this type. In addition, the Company and River North have granted each other customary indemnification rights in connection with the Purchase Agreement. The Purchase Agreement may be terminated by the Company at any time.

Also on March 16, 2016, the Company entered into a Registration Rights Agreement with River North requiring the Company to prepare and file, within 45 days of the effective date of the Registration Rights Agreement, a registration statement registering the resale by River North of the shares to be issued under the Purchase Agreement for the shares, to use commercially reasonable efforts to cause such registration statement to become effective, and to keep such registration statement effective until (i) three months after the last closing of a sale of shares under the Purchase Agreement, (ii) the date when River North may sell all the shares under Rule 144 without volume limitations, or (iii) the date River North no longer owns any of the shares.

As partial consideration for the above-mentioned agreements, on March 16, 2016, the Company issued to River North a “commitment” convertible promissory note (the “Commitment Note”) in the principal amount of $35,000. The Commitment Note accrues interest at a rate of 10% per annum and matures on March 16, 2017. Upon the registration statement contemplated by the Registration Rights Agreement being declared effective, $10,000 of the principle balance of the Commitment Note and accrued interest thereon will be extinguished and deemed to have been repaid.

F-48

EL CAPITAN PRECIOUS METALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

After 180 days following the date of the Commitment Note, or earlier upon the occurrence of an event of default that remains uncured, the Commitment Note may be converted into shares of the Company’s common stock at the election of River North at a conversion price per share equal 60% of the Current Market Price, which is defined as the lowest closing bid price for the common stock as reported by Bloomberg, LP for the 10 trading days ending on the trading day immediately before the conversion. Among other things, a failure by the Company to file the registration statement contemplated by the Registration Rights Agreement with 45 days following the issuance of the Commitment Note will constitute an event of default thereunder.

On March 16, 2016, the Company entered into a Securities Purchase Agreement with River North pursuant to which the Company issued a convertible promissory note (the “Bridge Note”) to River North, in the original principal amount of $90,000, in consideration of the payment by River North of a purchase price equal to $81,000, with $9,000 retained by River North as original issue discount. The Company issued the Bridge Note on March 16, 2016. The Bridge Note accrues interest at a rate of 10% per annum and matures on March 16, 2017.

The Bridge Note provides for conversion rights and events of default on substantially the same terms and conditions as the Commitment Note; provided however that an event of default under the Bridge Note will also be triggered if the Company fails to use at least 15% of the proceeds from each sale of shares under the Purchase Agreement to prepay a portion of the Bridge Note.

F-49

25,000,000 Shares

Common Stock

_________________________________

PROSPECTUS

_________________________________

April 20, 2016